UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Career Education Corporation

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CAREER EDUCATION CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 24, 2016

NOTICE AND PROXY STATEMENT

April 8, 2016

Dear Stockholder:

I cordially invite you to attend our 2016 Annual Meeting of Stockholders on May 24, 2016. The Annual Meeting will start promptly at 9:00 a.m., Central Daylight Saving Time, at our campus support center at Career Education Corporation, 231 North Martingale Road, Schaumburg, Illinois 60173.

The attached Notice of Annual Meeting and Proxy Statement describes how our Board of Directors operates, provides biographical information on our director nominees, gives information for the voting matters to be acted upon at the Annual Meeting and explains the proxy voting process.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please take a moment now to vote your shares by Internet or by toll-free telephone call. If you received a paper copy of the Notice of Annual Meeting and Proxy Statement, you may also vote your shares by signing, dating and returning the enclosed proxy card or voting instruction form.

We look forward to seeing you on May 24, 2016 and urge you to vote as soon as possible.

Sincerely,

Todd S. Nelson President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF CAREER EDUCATION CORPORATION

TO BE HELD ON MAY 24, 2016

Time: Registration begins: 8:30 a.m., Central Daylight Saving Time

Admission to the meeting: 8:45 a.m.    Meeting begins: 9:00 a.m.

Date:	May 24, 2016

Place:	Career Education Corporation
231 North Martingale Road
Schaumburg, Illinois 60173

To the Stockholders of Career Education Corporation:

We will hold our 2016 Annual Meeting of Stockholders at the time, date and location specified above, to act and vote on the following matters:

(1)	To elect seven directors of Career Education Corporation;

(2)	To approve, by a nonbinding advisory vote, executive compensation paid by Career Education Corporation to its named executive officers, commonly referred to as a “Say-on-Pay” proposal;

(3)	To approve the Career Education Corporation 2016 Incentive Compensation Plan;

(4)	To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2016; and

(5)	To consider any other business or matter that is properly raised at the meeting or at any adjournments or postponements of the meeting.

Only stockholders of record at the close of business on March 28, 2016, the record date, are entitled to notice of and to vote at the meeting. Please contact Georgeson Inc., our proxy solicitation firm, toll-free at (866) 431-2094 if you have any questions regarding voting.

By order of the Board of Directors,

Jeffrey D. Ayers

Corporate Secretary

Schaumburg, Illinois

April 8, 2016

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 24, 2016

The Proxy Statement and Annual Report on Form 10-K and the means to vote by Internet are available at www.ProxyVote.com.

Your Vote is Important

Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the proxy card mailed to those who receive paper copies of the Notice of Annual Meeting and Proxy Statement.

PROXY STATEMENT

PROXY STATEMENT

Career Education Corporation

231 North Martingale Road

Schaumburg, Illinois 60173

(847) 781-3600

INFORMATION ABOUT VOTING AND THE MEETING

Why did I receive these proxy materials?

Career Education Corporation (“CEC,” the “Company,” “we,” “us” or “our”) is holding its 2016 Annual Meeting of Stockholders on May 24, 2016. You have received these materials in connection with the 2016 Annual Meeting.

You are invited to attend the 2016 Annual Meeting of Stockholders on May 24, 2016, beginning at 9:00 a.m., Central Daylight Saving Time. The Annual Meeting will be held at our campus support center at Career Education Corporation, 231 North Martingale Road, Schaumburg, Illinois 60173. To obtain directions to attend the 2016 Annual Meeting and vote in person, please call our Investor Relations support team at the Alpha IR Group at (312) 445-2870.

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we provide our stockholders with the choice of accessing the 2016 Annual Meeting proxy materials over the Internet, rather than receiving printed copies of those materials through the mail. In connection with this process, a Notice Regarding the Availability of Proxy Materials is being mailed to our stockholders who have not previously requested electronic access to our proxy materials or paper proxy materials. The notice contains instructions on how you may access and review our proxy materials on the Internet and how you may vote your shares. The notice will also tell you how to request our proxy materials in printed form or by email, at no charge. The Company believes this process provides its stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and delivering the proxy materials.

We anticipate that the Notice Regarding the Availability of Proxy Materials will be mailed to stockholders beginning on or about April 8, 2016.

Who is entitled to vote at the Annual Meeting?

Stockholders of CEC, as recorded in our stock transfer records as of the close of business on March 28, 2016 (the “Record Date”), are entitled to vote at the 2016 Annual Meeting.

Outstanding Shares

As of the Record Date, the Company had 68,314,040 outstanding shares of common stock. Each outstanding share of common stock is entitled to one vote on each voting matter at the Annual Meeting.

Who can attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the 2016 Annual Meeting. Stockholders will be admitted to the meeting beginning at 8:45 a.m., Central Daylight Saving Time. Seating will be limited.

What do I need to present for admission to the Annual Meeting?

You will need to present proof of your ownership of the Company’s common stock, such as a bank or brokerage account statement, and a form of personal identification, to be admitted to the Annual Meeting. No cameras, recording equipment, large bags, briefcases or packages will be permitted at the 2016 Annual Meeting. All electronic devices will need to be turned off during the 2016 Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

You hold shares as a stockholder of record if your shares are registered directly in your name in our stock transfer records, which are managed by Computershare Trust Company, N.A., our transfer agent. The Company provides the proxy materials directly to you as a stockholder of record.

You hold shares as a beneficial owner if your shares are held in a stock brokerage account or by a bank or other holder of record. This form of ownership is commonly referred to as holding shares in “street name.” Your broker, bank or other stockholder of record forwards the proxy materials and that stockholder of record’s voting instructions to you. As the beneficial owner, you direct your broker, bank or other stockholder of record how to vote your shares by following the instructions provided.

How do proxies work?

Our Board of Directors is asking you to appoint Jeffrey D. Ayers and Gail B. Rago as your proxy holders to vote your shares at the 2016 Annual Meeting. Mr. Ayers is our Senior Vice President, General Counsel and Corporate Secretary, and Ms. Rago is our Senior Vice President, Deputy General Counsel—Corporate and Assistant Corporate Secretary.

You may appoint these individuals by voting your shares by Internet or by toll-free telephone call, as described below. If you receive a paper copy of the Notice of Annual Meeting and Proxy Statement, you may also vote your shares by signing, dating and returning the enclosed proxy card or voting instruction form.

Giving us your Internet or telephone vote (or signed proxy card or voting instruction form) means that you authorize Mr. Ayers and Ms. Rago to vote your shares at the 2016 Annual Meeting according to the voting directions you provide through the Internet or telephone voting procedures (or on the proxy card or voting instruction form).

You may vote for or against all, some or none of our director candidates. You may also provide your (a) advisory vote for or against approval of compensation paid by us to our named executive officers, commonly referred to as a “Say-on-Pay” proposal, (b) vote for or against the approval of the Career Education Corporation 2016 Incentive Compensation Plan, and (c) vote for or against the ratification of the selection of our independent registered public accounting firm. You may also choose to abstain from voting on any of these matters.

Unless you indicate otherwise through the Internet or telephone voting procedures (or on your proxy card or voting instruction form), you also authorize your proxy holders, to the extent permitted under securities regulations, to vote your shares on any matters not known by the Board of Directors at the time this Proxy Statement was printed and that, under our By-Laws, may be properly presented for action at the 2016 Annual Meeting.

How do I vote if I am the stockholder of record?

You can vote in person at the meeting by completing a ballot at the meeting or you can vote by proxy as follows:

By Internet:    The website for Internet voting is listed in the Notice Regarding the Availability of Proxy Materials (or on the proxy card if you receive a paper copy of the Proxy Statement). Internet voting allows you to confirm that your instructions have been followed.

By telephone:    Use the toll-free number listed in the Notice Regarding the Availability of Proxy Materials (or on the proxy card if you receive a paper copy of the Proxy Statement). Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly received.

By mail (if you receive a paper copy of the Proxy Statement):    Complete, sign, date and return your proxy card in the enclosed pre-addressed, postage-paid envelope.

Internet and telephone voting procedures use a control number that appears on your Notice Regarding the Availability of Proxy Materials (or on your proxy card if you receive a paper copy of the Proxy Statement) to authenticate you as a stockholder of record and to allow you to confirm that your voting instructions have been properly recorded.

If you vote by Internet or telephone, you do not need to sign and return the proxy card.

Each Internet or telephone vote and each executed and returned proxy card will be voted as directed. If you do not provide voting directions, the proxy will be voted in accordance with the Board’s voting recommendations contained in this Proxy Statement.

Please contact our proxy solicitation firm, Georgeson Inc., toll-free at (866) 431-2094 if you have any questions regarding voting.

How do I vote if I am a beneficial owner through a stock brokerage account, a bank or other holder of record?

You will receive materials and instructions from your stockbroker, bank or other firm that you must follow in order to have your shares voted.

You will not be able to vote in person at the 2016 Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other firm and present it at the 2016 Annual Meeting.

Stockholders are advised to provide their voting instructions promptly to allow brokers sufficient time to process the voting instructions. Broker non-votes will be included for purposes of determining whether a quorum is present at the 2016 Annual Meeting. Broker non-votes are proxies received by CEC from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

What is a quorum?

A quorum is the number of shares that must be present at a meeting to have a valid meeting and valid vote. The required quorum to transact business at the 2016 Annual Meeting is a majority of the voting power of shares of CEC common stock issued and outstanding and entitled to vote as of the Record Date.

The inspector of elections appointed for the 2016 Annual Meeting will tabulate the votes cast by proxy and in person at the 2016 Annual Meeting to determine whether or not a quorum is present. For purposes of determining whether a quorum is present, the inspector of elections will count abstentions and broker non-votes as shares that are present and entitled to vote.

Who will count the vote?

At the 2016 Annual Meeting, the inspector of elections appointed by the Board of Directors will tabulate the voting results.

What are the Board of Directors’ recommendations on each proposal?

The Board of Directors recommends that you:

•	Vote FOR all of the Board of Directors’ nominees for election as directors.

•	Vote FOR the nonbinding stockholder advisory vote to approve executive compensation paid by the Company to its named executive officers.

•	Vote FOR the approval of the Career Education Corporation 2016 Incentive Compensation Plan.

•	Vote FOR the ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm to audit our financial statements for the year ended December 31, 2016.

What vote is required to approve each proposal?

•

Election of Directors:    Each outstanding share of our common stock is entitled to one vote for as many separate nominees as there are directors to be elected. If none of our stockholders provides the Company with notice of an intention to nominate one or more candidates to compete with the Board’s nominees in a director election, or if our stockholders have withdrawn all such nominations by the tenth day before the Company mails its notice of meeting to our stockholders, a nominee for director will be elected to the Board of Directors if the votes cast “FOR” the nominee exceed the votes cast “AGAINST” the nominee. If the number of director nominees exceeds the number of directors to be elected, the directors will be elected by the vote of a plurality of the shares of common stock represented in person or by proxy at the 2016 Annual Meeting. If directors are to be elected by a plurality of the votes cast, stockholders are not permitted to vote against a nominee. Abstentions and broker non-votes have no effect on the election of directors, because directors receiving a majority of votes cast will be elected.

•

Advisory Vote on Executive Compensation:    Approval, by a nonbinding advisory vote, of the compensation paid by the Company to its named executive officers requires the favorable vote of a majority of the shares of common stock present in person or by proxy at the 2016 Annual Meeting. Abstentions are treated as shares present and not voting, so abstaining has the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the vote.

•

Approval of 2016 Incentive Compensation Plan:    Approval of the Career Education Corporation 2016 Incentive Compensation Plan requires the favorable vote of a majority of the shares of common stock present in person or by proxy at the 2016 Annual Meeting. Abstentions are treated as shares present and not voting, so abstaining has the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the vote.

•

Ratification of Independent Registered Public Accounting Firm:    Ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm to audit our financial statements for 2016 requires the favorable vote of a majority of the shares of common stock present in person or by proxy at the 2016 Annual Meeting. Abstentions are treated as shares present and not voting, so abstaining has the same effect as a vote “AGAINST” this proposal. This proposal to ratify the appointment of Grant Thornton LLP will be considered a “routine” matter, and accordingly, brokers and other nominees will have discretionary authority to vote on this proposal.

As provided by law, the advisory vote to approve executive compensation is nonbinding. The Board will review and consider the results of the vote when determining executive compensation.

What happens if a director nominee does not receive sufficient votes to be elected to the Board of Directors?

Under Delaware law, an incumbent director who fails to receive the required vote “holds over,” or continues to serve as a director, until his or her successor is elected and qualified. The Company’s Corporate Governance Guidelines provide that the Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election and that if an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. If the failure of a nominee to be elected at the 2016 Annual Meeting results in a vacancy on the Board, the Board may act to fill that vacancy.

Can I change my vote or revoke my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time before it is voted at the 2016 Annual Meeting. To change your vote for shares you own directly as a stockholder of record, you may:

•	vote again at a later date by Internet or telephone; or

•	deliver a signed and dated proxy card that is dated later than your prior executed proxy card; or

•	submit a revocation letter with a later date than your proxy card to CEC’s Corporate Secretary; or

•	attend the 2016 Annual Meeting and vote in person.

To revoke your proxy or instructions for shares you hold beneficially in “street name,” you can revoke your voting instructions by informing the holder of record in accordance with that holder’s procedures.

Could other matters be decided at the Annual Meeting?

Yes. At the date of this Proxy Statement, we did not know of any other matters to be presented for consideration at the 2016 Annual Meeting. If any other item or matter does properly come before the 2016 Annual Meeting, your proxy holders will vote in their discretion on that item or matter, to the extent permitted under the regulations of the SEC.

Is there a list of stockholders entitled to vote at the Annual Meeting?

Yes. An alphabetical list of stockholders of record entitled to vote at the 2016 Annual Meeting, showing the address of and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder for any purpose germane to the 2016 Annual Meeting during ordinary business hours commencing May 13, 2016, and continuing through the date of the 2016 Annual Meeting at our principal offices, 231 North Martingale Road, Schaumburg, Illinois 60173.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record sharing a single address can choose to receive only one annual report to stockholders, proxy statement or notice of Internet availability of proxy materials, as applicable. This “householding” practice reduces our printing and postage costs. However, if you or another stockholder of record at a single address wish to receive a separate Annual Report or Proxy Statement this year or in the future, you, he or she may contact our Investor Relations support team at the Alpha IR Group at (312) 445-2870 or may write to us at Investor Relations, Career Education Corporation, 231 North Martingale Road, Schaumburg, Illinois 60173.

If you are a “street name” holder, you can request householding by contacting your bank or broker.

Can I access the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K on the Internet?

CEC’s Annual Report on Form 10-K for the year ended December 31, 2015, containing financial and other information pertaining to CEC, is being made available to stockholders with this Notice of Annual Meeting and Proxy Statement. The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K are available at www.ProxyVote.com.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors

The current members of the Board of Directors are:

Dennis H. Chookaszian	Patrick W. Gross	Gregory L. Jackson
Thomas B. Lally	Ronald D. McCray	Todd S. Nelson
Leslie T. Thornton	Richard D. Wang

The Board of Directors met 24 times in 2015. Each incumbent director attended at least 75% of the total number of Board meetings and at least 75% of the total number of meetings of the Committees on which he or she served during the period he or she served as a director or Committee member. Mr. Wang was appointed to the Board on March 10, 2015.

Directors are expected to attend annual meetings of the Company’s stockholders, including the 2016 Annual Meeting, absent unusual circumstances. Each member of the Board of Directors who served as a director at the time of the 2015 Annual Meeting of the Company’s stockholders attended that meeting. David Devonshire resigned from the Board effective immediately prior to the 2015 Annual Meeting and did not attend the 2015 Annual Meeting.

Corporate Governance Guidelines and Ethics Codes

The Board of Directors has adopted Corporate Governance Guidelines to assist it in fulfilling its responsibility to exercise its business judgment to act in what it believes to be the best interest of our stockholders. The Corporate Governance Guidelines, as amended, are posted on the Company’s website, www.careered.com, under the caption “Investor Relations.”

The Board of Directors has adopted a Code of Ethics for Executive Officers specifically applicable to our executive officers and senior financial officers, including our principal executive officer and principal financial and accounting officers.

We have also adopted a Code of Business Conduct and Ethics to promote honest and ethical conduct and compliance with the laws and governmental rules and regulations to which we are subject. The Code of Business Conduct and Ethics is applicable to all of our employees, officers and directors. The Code of Business Conduct and Ethics also includes the Company’s Conflicts of Interest Policy, among other policies. Directors are expected to read this Code and adhere to its provisions to the extent applicable in carrying out their duties and responsibilities as directors. The Conflicts of Interest Policy provides, among other things, that it is improper for employees to do business with an individual that is not at “arm’s length” even if the employee has no financial interest in the transaction or arrangement; that employees shall not directly or indirectly have any interest in or have any personal contract, agreement or understanding of any nature whatsoever with suppliers, customers or other persons or entities doing business or negotiating to do business with the Company; and that employees must bring any business opportunity encompassed under the Conflicts of Interest Policy to the attention of the appropriate Company official. Employees are also prohibited under the Conflicts of Interest Policy from engaging or participating, directly or indirectly, either as a principal, agent, employee, employer, consultant, stockholder, copartner, board member or in any other individual or representative capacity, in the conduct or management of, or owning any stock or other proprietary interest in, any business that is or may be competitive or seeks to do business with the Company, unless the employee has obtained the prior written consent of the Company’s General Counsel (or the Chairperson of the Audit Committee, in the case of directors serving on the Board of Directors). However, this prohibition does not apply to ownership of (1) up to 1% of the equity interests of any privately or publicly held company, or (2) any publicly traded mutual fund or similar investment in which the covered person does not have direct control over the companies included in the fund.

These Codes are available on our website at www.careered.com under the caption “Investor Relations.” Any amendments of these Codes will be promptly posted on our website. The Audit Committee is responsible for our compliance with these Codes and reviews issues arising under the Codes relating to any director, executive officer or senior financial officer. Only the Audit Committee or the Board of Directors can approve a waiver from these Codes for these individuals. Any waiver approved by the Audit Committee or the Board will be disclosed promptly on our Internet site and as otherwise required by the rules of the SEC and NASDAQ.

Board Leadership Structure and Role in Risk Oversight

The Board believes that separating the Chairman of the Board and the President and Chief Executive Officer positions serves the best interests of the Company and its stockholders because it enhances communication among the Board and members of the senior executive team and enables the Board to more effectively oversee the Company’s strategy and strategy implementation. Thomas Lally has served as Chairman of the Board since October 26, 2015. In 2015 and 2016, the Board affirmatively determined that Mr. Lally was an “independent director” under the NASDAQ listing standards.

When Scott Steffey resigned from his positions as President and Chief Executive Officer of the Company and as a member of the Board on February 11, 2015, the Board appointed Ronald McCray, who was then serving as independent Chairman of the Board since June 2014, as Interim President and Chief Executive Officer of the Company. Mr. McCray continued to serve as Interim President and Chief Executive Officer while a search for a new President and Chief Executive Officer was conducted. Upon Todd Nelson’s appointment as the Company’s new President and Chief Executive Officer effective August 12, 2015, Mr. McCray resigned from such positions and continued to serve as Chairman of the Board until Mr. Lally’s appointment as Chairman on October 26, 2015.

The Corporate Governance Guidelines provide that in the event the same individual serves as both the Chairman of the Board and Chief Executive Officer, the non-employee directors of the Board of Directors will designate a non-employee director to serve as the Lead Director. Accordingly, during Mr. McCray’s tenure as both Chairman of the Board and Interim President and Chief Executive Officer, the Board appointed Mr. Lally to serve as Lead Director of the Board from February 11, 2015 until August 12, 2015. The responsibilities of a Lead Director are to preside at all meetings of the Board at which the Chairman of the Board is not present, including serving as the chairperson of the Board’s executive sessions of non-employee directors; serve as liaison between the Chief Executive Officer and non-employee directors; consult with, and provide input to, the Chairman of the Board regarding the agenda for Board meetings and meeting schedules; and otherwise performed duties as may be delegated by the Board to assist the Board in fulfilling its responsibilities. In addition, the Lead Director has the authority to call meetings of the non-employee directors and is responsible for conducting exit interviews with resigning executive officers and such other persons as the Board deems necessary or appropriate.

The Board oversees risk management both through the Company’s enterprise risk management process and the internal audit function. In 2007, the Company’s Risk Committee was established. Currently, the Chief Executive Officer serves as the Chair of the Company’s Risk Committee, and the other members of the Company’s Risk Committee include the following Company officers: Chief Financial Officer, General Counsel, Chief Compliance Officer, Chief Internal Auditor, Senior Vice President—Tax, Risk and Real Estate, Senior Vice President—American InterContinental University, Senior Vice President—Colorado Technical University, Senior Vice President—Transitional Group, Chief Information Officer and Chief Human Resources Officer. The Risk Committee is intended to meet quarterly to review enterprise-wide, business-unit specific and other discrete topic risk surveys and assessments. The Committee then utilizes the survey results to identify and prioritize the Company’s top risks, and develop implementation plans to manage the risks. The Risk Committee reports quarterly to the Audit Committee regarding identified enterprise risks, risk assessment and mitigation, effectiveness of risk management and related matters.

The Chief Internal Auditor reports directly to the Audit Committee of the Board. The Company’s Internal Audit function prepares both annual and three-year audit plans identifying specific audit activities, scope and prioritization. These audit plans are developed utilizing the enterprise risk management survey results, the COSO framework for internal controls and the IT Governance Institute’s COBIT framework and are linked to the Company’s annual business plan.

Committees of the Board of Directors

The Board of Directors has established a standing Audit Committee, Compensation Committee, Compliance Committee and Nominating and Governance Committee, each composed entirely of directors who are “independent,” as defined in the NASDAQ listing standards. Each Committee has a written charter that is posted on our website, www.careered.com, under the caption “Investor Relations.” Each Committee reports to the full Board of Directors regarding carrying out the Committee responsibilities set forth in its charter. In 2015, the Audit Committee held eight meetings, the Compensation Committee held 16 meetings, the Compliance Committee held six meetings, and the Nominating and Governance Committee held six meetings.

The Board determines the Committee assignments annually following the election of directors at the Annual Meeting of Stockholders and at other times as circumstances warrant, in each case upon the recommendation of the Nominating and Governance Committee. The current Committee assignments of the non-employee directors are shown in the following table:

Director	Audit	Compensation	Compliance	Nominating and Governance
Dennis H. Chookaszian	X (Chairperson)			X
Patrick W. Gross		X (Chairperson)	X
Gregory L. Jackson		X	X	X (Chairperson)
Thomas B. Lally (1)
Ronald D. McCray (2)
Leslie T. Thornton	X		X (Chairperson)
Richard D. Wang	X	X		X

(1)	Mr. Lally was appointed Chairman of the Board on October 26, 2015.

(2)	Mr. McCray served as Interim President and Chief Executive officer from February 11, 2015 to August 12, 2015 and as Chairman of the Board until October 26, 2015. Mr. McCray did not return to any Committee assignments following these appointments.

Audit Committee

The Audit Committee, among other of its responsibilities:

•

Oversees our accounting and financial reporting processes, audits of our financial statements, the internal audit department, qualitative aspects of financial reporting to stockholders, related-party transactions and the Company’s processes to manage business and financial risk.

•	Retains and oversees our independent registered public accounting firm, including reviewing its independence.

•	Pre-approves all audit services and permissible non-audit services.

The Audit Committee is composed solely of directors who meet all of the independence standards for audit committee members as set forth in the Sarbanes-Oxley Act of 2002, the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and NASDAQ listing standards. After reviewing the qualifications of the Audit Committee’s members, and any relationships they have with CEC that might affect their independence from CEC, the Board of Directors determined that (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the Exchange Act and as defined in the NASDAQ listing standards, (2) all current members of the Audit Committee are financially literate, and (3) Mr. Chookaszian qualifies as an audit committee financial expert under the applicable rules promulgated under the Exchange Act.

Compensation Committee

The Compensation Committee, among other of its responsibilities:

•	Establishes and reviews the overall compensation philosophy of the Company.

•

Reviews the corporate goals and objectives relevant to Chief Executive Officer compensation; evaluates the Chief Executive Officer’s performance in light of those goals and objectives; and recommends to the full Board the Chief Executive Officer’s compensation level based on this evaluation.

•	Reviews and approves the compensation of each of our other executive officers, based, in part, upon recommendations from the President and Chief Executive Officer.

•	Administers the Company’s incentive compensation plans.

•

Approves and evaluates all compensation plans, policies and programs as they affect the executive officers, except for broad-based welfare, retirement and other benefit plans, policies and programs applicable to employees generally (the responsibility for which has been delegated to the Company’s Employee Benefits Committee).

See “Executive Officers and Executive Compensation—Compensation Discussion and Analysis” and “—Report of the Compensation Committee of the Board of Directors” below.

The Compensation Committee is composed solely of directors who meet all of the independence standards for compensation committee members as set forth in the Exchange Act and NASDAQ listing standards. After reviewing any relationships the Compensation Committee members have with CEC that might affect their independence from CEC, the Board of Directors has determined that all current members of the Compensation Committee are “independent” as that concept is defined by Rule 10C-1 under the Exchange Act and as defined in the NASDAQ listing standards.

Delegation of Authority.    The Compensation Committee Charter specifies that the President and Chief Executive Officer establishes incentive awards, termination arrangements and salary levels for officers other than our executive officers; the President and Chief Executive Officer provides periodic reports to the Compensation Committee on these matters.

The Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”) authorizes the Compensation Committee to delegate authority to our President and Chief Executive Officer or Chief Financial Officer to grant equity awards within certain limitations. The Compensation Committee cannot delegate its authority for grants to our executive officers, to covered employees (generally the most highly compensated employees of the Company) within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to persons subject to Section 16 of the Exchange Act, and for awards intended to qualify as performance-based compensation under Section 162(m). The Compensation Committee has delegated authority to our President and Chief Executive Officer to make equity awards to new employees and existing employees (except those who are executive officers under Section 16 of the Exchange Act) of up to 100,000 shares of restricted stock or restricted stock units and up to 100,000 shares in the form of stock options during any 12-month period, with no individual award to exceed 50,000 shares or a total value of $100,000.

The Compensation Committee and the Board also have established the Career Education Corporation Employee Benefits Committee to administer our health and welfare plans, our Employee Stock Purchase Plan (a Section 423 plan under the Code), our 401(k) plan and general employee benefits plans and programs (but excluding any plans or programs affecting solely our executive officer group). The Employee Benefits Committee is composed of four senior executives who fulfill the roles of Chief Financial Officer, Chief Human Resources Officer, General Counsel and Senior Vice President of Tax and Risk Management. This Committee reports its activities and actions to the Compensation Committee on a quarterly basis.

Role of Executive Officers.    The Chief Human Resources Officer, Chief Financial Officer and General Counsel generally attend each meeting of the Compensation Committee (except for its executive sessions without management present) to provide input regarding senior management’s view on our overall compensation programs, to provide feedback from key management on the forms of compensation and whether specific forms of compensation and specific performance measures and targets provide appropriate incentives for desired goals and objectives, and to provide the Compensation Committee with data concerning each executive’s experience, compensation and promotion history, development and other materials necessary or useful to the Compensation Committee’s deliberations. The President and Chief Executive Officer generally attends the meetings of the Compensation Committee (except for its executive sessions without management present) and submits recommendations to the Compensation Committee concerning performance and pay for the executive officers, excluding himself. As noted above, the President and Chief Executive Officer establishes incentive awards, termination arrangements and compensation levels for Company officers other than the executive officers.

Role of Compensation Consultants and Compensation Consultant Conflicts of Interest.    As further described below in “Compensation Discussion and Analysis,” the Compensation Committee has retained Frederic W. Cook & Company, Inc. (“Cook”), an independent compensation and benefits consulting firm, to assist the Compensation Committee on executive compensation matters. Cook representatives attend most meetings of the Compensation Committee, including certain executive sessions without management present; advise the Compensation Committee on compensation trends and practices; prepare competitive market reviews on executive compensation levels; provide analyses and data compilations regarding executive compensation; and advise on executive pay recommendations for our executive officers.

The Compensation Committee has adopted a policy requiring its compensation consultant to be independent of Company management. The policy requires that the independent consultant:

•	Be retained and terminated by the Compensation Committee.

•	Report solely to the Compensation Committee.

•	Be independent of the Company.

•

Not provide any service or undertake any work for the Company other than that performed for the Compensation Committee, and as may from time to time be authorized by the Compensation Committee at the request of the Nominating and Governance Committee of the Board of Directors.

•

Not provide any unrelated services or products to the Company and its affiliates or management, except as allowed under the rules and regulations of the SEC and of any national stock exchange on which securities of the Company are listed.

The Compensation Committee performs a periodic assessment of its consultant’s independence in which it considers the nature and amount of work performed during the year, the nature of any unrelated services performed for the Company, the amount of fees paid for those services in relation to the firm’s total revenues, the consultant’s policies and procedures designed to prevent conflicts of interest, any business or personal relationships between the consultant and any Compensation Committee member or executive officer, and the amount of Company stock owned by the consultants working for the Company. The consultant also periodically prepares a letter for the Compensation Committee providing appropriate assurances and confirmation of the consultant’s independent status. In 2015, Cook did not provide any services to the Company beyond its role as independent consultant to the Committee. The Compensation Committee determined that the work of Cook as compensation consultant to the Committee does not raise any conflict of interest.

Compliance Committee

The Compliance Committee oversees our policies, programs and procedures to ensure compliance with applicable laws, regulations and the Company’s policies and advises the Board on the status of our compliance programs and ongoing developments relating to compliance matters, including education regulatory matters. In particular, the Compliance Committee is responsible for reviewing significant compliance risk areas and the steps the Company’s corporate compliance department has taken to monitor, control and report compliance risk exposures. The Compliance Committee’s area of responsibility also includes monitoring the effectiveness of, and recommending improvements to, the Company’s compliance program and reviewing the effectiveness of the Company’s system for monitoring compliance with laws and regulations relating to the administration of student financial aid and related matters. Further, the Compliance Committee is responsible for monitoring compliance with the Company’s codes of conduct and ethics, reporting compliance issues that may have significant financial implications for the Company that may be relevant to matters which the Audit Committee considers under its purview and monitoring procedures for the receipt, retention and treatment of complaints received by the Company regarding compliance matters.

Nominating and Governance Committee

The Nominating and Governance Committee identifies candidates who are eligible to serve as directors under the qualification standards set forth in our Corporate Governance Guidelines; reviews the size and structure of the Board, including the independence of the directors; recommends the structure and membership of other Board Committees to the Board of Directors; and monitors and identifies best practices in corporate governance and recommends, as may be required or otherwise appropriate, corporate governance principles to the Board. The Nominating and Governance Committee also reviews potential conflicts of interest of prospective Board members, reviews and recommends to the Board the compensation and benefits of directors, in consideration of the director compensation goals included in the Corporate Governance Guidelines, and oversees the evaluation of the Board and each Board Committee, including through coordinating annual Board self-assessments and evaluations. In the fourth quarter of 2014, the Board, at the recommendation of the Nominating and Governance Committee, engaged an independent consultant to conduct a Board self-evaluation. The independent consultant customized the evaluation criteria and process in consultation with the Nominating and Governance Committee, and presented the results to the Chairman of the Board, who discussed with each director the results of such director’s evaluation in early 2015.

Director Selection Process

Director Independence

Our Corporate Governance Guidelines and Nominating and Governance charter require that at least two-thirds of the Board consist of non-employee independent directors as defined under NASDAQ’s listing standards and any other applicable laws or regulations.

Nominating Procedures and Director Qualifications

Our Sixth Amended and Restated By-Laws address the director nominee selection process and our Corporate Governance Guidelines address director qualifications.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including stockholder and Board recommendations. The Nominating and Governance Committee does not evaluate candidates differently based on who has proposed the candidate. The Nominating and Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating director candidates. The Nominating and Governance Committee used the services of search firms in 2015 in connection with the search for future director candidates as well as our search for a permanent President and Chief Executive Officer, who became a member of the Board. The Nominating and Governance Committee recommends candidates for nomination to the Board of Directors.

Stockholders who wish to suggest qualified director candidates for consideration by the Nominating and Governance Committee should write to the Corporate Secretary, Career Education Corporation, 231 North Martingale Road, Schaumburg, Illinois 60173 specifying the name of the candidate and stating in detail the person’s qualifications. A written statement from the candidate, consenting to be named as a candidate and to serve as a director if nominated and elected, should accompany the recommendation. Stockholders who wish to nominate a director for election at an annual meeting of the stockholders of the Company must comply with the Company’s By-Laws regarding stockholder proposals and nominations. See “Other Information—Proposals of Stockholders” contained in this Proxy Statement.

The Nominating and Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee recommended by the Nominating and Governance Committee or by a stockholder. The Nominating and Governance Committee believes that each member of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with his or her performance as a director. In evaluating and selecting new directors, the Nominating and Governance Committee considers whether the candidate meets the definition of independent director as specified in NASDAQ’s listing standards, as well as such candidate’s strength of character, mature judgment, career specialization, relevant technical skills and the extent to which the candidate would fill a present need for the Board. In addition, while the Nominating and Governance Committee does not have a formal policy mandating the consideration of diversity in identifying or evaluating director nominees or directors, the Nominating and Governance Committee considers factors such as diversity when evaluating directors and director candidates, with diversity being broadly understood by the Nominating and Governance Committee to mean a variety of backgrounds, qualifications and personal characteristics. The Nominating and Governance Committee has sought candidates with diverse backgrounds and experience in academia, government regulation of postsecondary education, investing, internet and digital media, accounting, finance and public companies to provide the Board with informed perspectives on the complex business and regulatory environment in which the Company operates, and has established both race and gender diversity on the Board. In the case of a current director being considered for re-nomination, the Nominating and Governance Committee also takes into consideration the director’s history of meeting attendance, tenure and preparation for and participation at Board and Board Committee meetings.

Specific Qualifications, Attributes and Skills Our Directors Bring to the Board

We operate in a highly regulated industry, which has significant impacts on our business and creates risks and uncertainties. In recent years, there has been substantial and increasing focus by various members of the U.S. Congress and federal agencies, including the Department of Education, the Consumer Financial Protection Bureau and the Federal Trade Commission, on the role that for-profit educational institutions play in higher education. Over the course of 2015, we made consistent progress to position the Company for long-term financial stability and success amidst some difficult challenges facing the for-profit postsecondary education industry. We have made strategic decisions during 2015 to address the changing industry dynamics and the regulatory challenges, including decisions made to teach-out and sell campuses and to focus our resources on our University Group. The attributes, skills and experience that our Board members bring to the Company must support the Company’s strategies and actions necessary in dealing with these regulatory and economic uncertainties.

The discussion below describes the key experiences, qualifications, attributes and skills that led the Nominating and Governance Committee to the conclusion that the director nominees are qualified to serve as directors of the Company at this time. However, this summary is not meant to be a complete description of all of the skills and attributes of the director nominees. Additional details on our individual director nominees are presented in their biographies in “Items to be Voted On—Proposal 1: Election of Directors” below.

Educational Services and Related Legal and Regulatory Experience.    The Company offers a comprehensive array of educational programs and operates in a highly regulated environment. Directors with experience in education and its regulation bring vital experience in understanding regulatory oversight and how it affects academics and operations. They can assist the Board (a) in identifying trends that may impact the Company’s operations, services or business model, (b) in developing compliance models and (c) in delivering academic services.

Strategic Planning and Growth Initiatives.    The Company has a diversified mix of educational offerings. The institutions that are part of the Company provide a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. We serve students from campuses throughout the United States, offering doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs. Directors with experience in strategic planning for large organizations help the Board to oversee the Company’s strategic planning process through identifying growth and other objectives; defining imperatives in compliance, service delivery and other areas; assessing the appropriate business models for our institutions; and analyzing other critical strategic issues for the Company.

Investment Management and Other Financial Expertise.    The Board’s strategic planning oversight extends to reviewing and providing input on the Company’s annual and multi-year business plans. Those directors with experience in analyzing businesses and developing investment strategies from the investors’ perspective assist the Board in evaluating and establishing the Company’s business plans with the objective of creating value for stockholders.

Directors with experience in financial accounting and reporting, particularly for public companies, bring to the Board the financial expertise and financial literacy required to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, financial reporting and internal control practices of the Company.

Marketing.    The Company’s business model has historically been highly dependent on brand management and direct marketing, much in the manner that consumer companies market goods and services. Like other companies in the postsecondary education sector, the Company’s marketing programs are subject to extensive federal, state and local legislation, regulation and scrutiny. Directors with marketing expertise assist the Board in evaluating the Company’s marketing and brand management programs, in assessing alternative marketing approaches, in reviewing the impacts of regulatory requirements on our marketing efforts and approach, and applying similar considerations critical to the business models utilized to create organic growth of the Company.

Governance.    In discharging its duties, the Board is cognizant of its corporate governance responsibilities across numerous areas from its self-organization, director nomination process, executive compensation, stockholders and other matters. Directors who gain expertise in corporate governance trends from their other public company boards or other activities assist the Board in early identification of and decision-making on corporate governance matters.

Digital Business and Information Technology.    The Company delivers online education through its online programs and campuses and has implemented, across many of its institutions, the use of sophisticated adaptive learning technologies. The Company continues to invest in its methods for delivering online education, as it seeks to differentiate its institutions and brands through its information technology architecture. Directors with experience working with information technology-intensive businesses assist the Board in overseeing the Company’s information system initiatives, including the development of online programs, and understanding the strengths and risks related to the Company’s online programs and technology infrastructure.

Cyber Security.    In the course of its business, the Company collects and stores sensitive data, including proprietary information and personally identifiable information of our students, employees, and business partners in our data centers and on our networks. The continued occurrence of high-profile data breaches generally provides evidence of the serious threats to information security and, in this regard, the Company’s networks are vulnerable to unauthorized access and security threats. Directors with experience in cyber security assist the Board in developing strategies and processes for protecting against and, in the event our networks become compromised, responding to and remediating information security breaches.

Board Skills Matrix.    The table below summarizes the specific qualifications, attributes and skills that led the Nominating and Governance Committee to the conclusion that the director nominees are qualified to serve as directors of the Company at this time. This summary, however, is not meant to be a complete description of all of the skills and attributes of the director nominees. Additional details on our individual director nominees are presented in their biographies; see “Items to be Voted On—Proposal 1: Election of Directors” below. An “X” indicates that the required expertise is a specific factor considered in nominating the individual to serve on the Board and, for incumbent Board members, is a specific area of focus or expertise on which the Board relies. Lack of an “X” does not mean that the director nominee does not possess the identified expertise.

Board of Directors
Required Expertise	Dennis Chookaszian	Patrick Gross	Gregory Jackson	Thomas Lally	Todd Nelson	Leslie Thornton	Richard Wang
Educational Services and Related Legal and Regulatory Experience			x		x	x
Strategic Planning and Growth Initiatives	x	x	x	x	x		x
Investment Management and Other Financial Expertise	x	x	x	x			x
Marketing	x	x
Governance	x	x		x		x
Digital Business and Information Technology	x	x
Cyber Security	x	x				x

Transactions with Related Persons

The Board of Directors and the Company have established certain policies and procedures regarding review and approval of activities involving related-person transactions as defined under applicable SEC regulations. Related persons include anyone who is, or has been since the beginning of the last fiscal year, a director or director nominee, an executive officer, a stockholder owning 5% or more of our outstanding common stock, and any immediate family member or associate of any of these persons. A person’s “immediate family” includes his or her spouse, parents, step-parents, children, step-children, brothers and sisters, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than a tenant or employee) sharing the person’s home. A person’s “associates” include (a) any corporation or organization (other than the Company or its subsidiaries) of which the person is an officer or partner, or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (b) any trust or other estate in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and (c) any member of the person’s immediate family who has the same home as the person or who is a director or officer of the Company or any of its subsidiaries.

As stated in the Audit Committee charter, the Board has delegated to the Audit Committee the responsibility to review, approve or ratify any transactions with related persons required to be reported in the Company’s periodic reports with the SEC to determine if each transaction is in the best interests of the Company and its stockholders and is consistent with applicable legal or regulatory requirements. The Audit Committee meets quarterly with our internal audit department members to review the results of their monitoring of compliance with the Company’s Code of Business Conduct and Ethics (which applies to directors as well as all employees) and the Code of Ethics for Executive Officers. Monitoring procedures include the Company’s EthicsMatters Hotline for anonymous reporting of suspected violations of those Codes and entity level testing of key controls in connection with internal control over financial reporting and disclosure controls and procedures.

As discussed above, the Company’s Conflicts of Interest Policy, which is included in the Company’s Code of Business Conduct and Ethics, sets forth what business conduct, interests or arrangements of its employees may be improper, and what employees must do to bring any opportunity covered by the Conflicts of Interest Policy to the attention of the Company. See “Corporate Governance Guidelines and Ethics Codes” above for further description of this policy.

In accordance with the Nominating and Governance Committee charter, the Board’s Nominating and Governance Committee reviews the independence of and any possible conflicts of interest of directors and director nominees. The Nominating and Governance Committee performs this review at least annually in connection with information gathered from Directors’ and Officers’ Questionnaires and the director nominee selection process. Directors are required to disclose potential and existing related-party transactions in completing the questionnaire. Directors are also expected to disclose all potential related-party transactions to the Audit Committee and to the Board of Directors in compliance with the Audit Committee’s responsibilities regarding review of related-person transactions. Corporate legal and accounting staff also review all purchases, sales or other financial transactions between CEC and each outside director or nominee, and between CEC and any entity and affiliates of which a director or nominee is an employee, director, or trustee. Based on these reviews, there have been no related-party transactions which would require disclosure in this Proxy Statement, nor are we aware of any business or other relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company did, however, engage AlixPartners, a business advisory firm which specializes in turnarounds and restructurings, to perform consulting services in 2015. These services were in addition to the agreement for the provision of interim management services entered into with AP Services, LLC, an affiliate of AlixPartners, pursuant to which David Rawden served as the Company’s Interim Chief Financial Officer from April 1, 2015 to March 31, 2016. Mr.  Rawden was not an executive officer of the Company at the time these additional consulting services were being arranged.

Communications with the Board of Directors

Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to the Board of Directors, c/o Corporate Secretary, Career Education Corporation, 231 North Martingale Road, Schaumburg, Illinois 60173. The Corporate Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed. From time to time, the Board of Directors may change the process by which stockholders may communicate with the Board or its members. Please refer to our website, www.careered.com, under the captions “Investor Relations-Corporate Governance” for any changes in this process.

DIRECTOR COMPENSATION

In 2015, the Board, upon the recommendation of the Nominating and Governance Committee, approved a revised director compensation program, effective May 19, 2015, which replaced our prior compensation program in effect for the beginning of 2015. Accordingly, non-employee directors received compensation from the beginning of 2015 through the date of the 2015 Annual Meeting of Stockholders in accordance with the prior director compensation program, and compensation following the 2015 Annual Meeting of Stockholders in accordance with the revised compensation program. For 2015, each non-employee director other than the Chairman of the Board received an annual retainer of $75,000, payable in quarterly installments. A non-employee Chairman of the Board receives an annual retainer of $125,000 under the revised director compensation program, a decrease from the $175,000 annual retainer under the prior compensation program, payable in quarterly installments. Further, each non-employee director who serves as a Board Committee chairperson also receives an additional annual retainer of $15,000, payable in quarterly installments, which is consistent with the prior compensation program except that the Audit Committee chairperson receives the same additional annual retainer amount rather than the higher amount that had been provided for under the prior compensation program. An individual meeting fee of $1,500 is paid to the non-employee directors, including a non-employee Chairman of the Board with respect to meetings of the full Board, for each Board and Committee meeting commencing with the 18th such Board or 18th such Committee meeting in the 12-month period following the annual meeting of the Company’s stockholders, which is an increase in the number of meetings before a fee would be due from the prior compensation program where the meeting fee commenced with the 13th meeting. The final quarterly payment with respect to a calendar year is contingent on the director having attended at least 75% of the aggregate of the total number of Board meetings (held during the portion of the year for which such individual has been a director) plus the total number of meetings held by all Committees of the Board on which such person served (during the portion of the year that the person served on such Committee). In the event the director has not achieved such attendance level, the director will forfeit the entire amount of the final quarterly retainer payment. This forfeiture provision does not apply to (1) Board or Committee meeting fees payable when the Board or Committee holds 18 or more meetings during the calendar year, or (2) equity awards (described below).

All non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending Board of Directors and Committee meetings and associated with Board or Committee responsibilities, including attendance at one director education program each year. We do not believe the reimbursement of expenses related to attendance at such director education programs to be perquisites as directors are expected to attend such programs, which are integrally and directly related to their service as directors.

In addition, under the director compensation program adopted effective May 2015, each non-employee director received an annual grant of stock options under the 2008 Plan on the date of our 2015 Annual Meeting of Stockholders, and new directors who join the Board during the year receive a pro rata equity award for their partial year of service. For the 2015-2016 director term, each non-employee director was granted options to purchase 26,664 shares of common stock at an exercise price equal to the closing price of the common stock on NASDAQ on the date of the 2015 Annual Meeting of Stockholders. The stock options granted to each non-employee director vest on June 14, 2016, subject to continued Board service through the 2016 Annual Meeting of Stockholders. For the 2014-2015 director term, directors received an annual grant of deferred stock units. Therefore, when Richard Wang joined the Board in March 2015, he received a pro rata award of deferred stock units for his partial year of service, which vest over three years subject to continued service to the Company. Vested deferred stock units are settled in shares of common stock upon termination of Board service, and deferred stock units that are unvested at the time of termination of service are forfeited.

The Nominating and Governance Committee has the responsibility to review non-employee director compensation on a periodic basis and to recommend changes to the Board of Directors.

Scott Steffey, who served as our President and Chief Executive Officer during a portion of 2015, was an employee director and therefore did not receive any additional compensation as a member of the Board. The compensation of Mr. Steffey as President and Chief Executive Officer for 2015 and prior periods is addressed under the headings “Compensation Discussion and Analysis” and “Compensation Tables.” Mr. McCray, who served as a member of the Board since November 2012 and as Chairman of the Board from June 2014 until October 2015, also served as Interim President and Chief Executive Officer from February 11, 2015 until August 12, 2015. During the period Mr. McCray was an employee of the Company he did not receive any additional compensation as a member or Chairman of the Board. The compensation of Mr. McCray as Interim President and Chief Executive Officer is described under the headings “Compensation Discussion and Analysis” and “Compensation Tables.” Mr. Lally served as Lead Director from February 11, 2015 until his appointment as Chairman of the Board on October 26, 2015, and received an additional cash retainer at an annual rate of $20,000 during the period he served as Lead Director.

Commencing January 1, 2010, in accordance with the Non-employee Director Share Accumulation Program, non-employee directors could elect to utilize all or a portion of their annual retainer fee and quarterly meeting fees to acquire shares of Company stock from the Company. These shares are acquired quarterly in arrears. No directors participated in the program in 2015.

Each director is covered by our directors’ and officers’ insurance policy and also has an indemnification agreement providing indemnification and advancement of expenses to the fullest extent permitted by Delaware law.

The total compensation of our non-employee directors, other than Mr. McCray, for the year ended December 31, 2015, is shown in the table below. Mr. McCray served as a non-employee director and as our Interim President and Chief Executive Officer during portions of 2015; his compensation in both capacities is included below under the heading “Compensation Tables—2015 Summary Compensation Table.”

2015 Director Compensation

Name	Fees Earned in Cash	Stock Awards(1)	Option Awards(1)	Total
Louis E. Caldera (2)	$70,731	$—	$71,334	$142,065
Dennis H. Chookaszian (3)	$100,909	$—	$71,334	$172,243
David W. Devonshire (4)	$18,750	$57,453	$8,760	$84,963
Patrick W. Gross (5)	$97,500	$—	$71,334	$168,834
Gregory L. Jackson (6)	$86,731	$—	$71,334	$158,065
Thomas B. Lally (7)	$108,518	$—	$71,334	$179,852
Leslie T. Thornton (8)	$99,000	$—	$71,334	$170,334
Richard D. Wang (9)	$60,771	$16,280	$71,334	$148,385

(1)	Amounts were calculated as the aggregate grant date fair value, excluding the effect of estimated forfeitures and utilizing the provisions of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718—Compensation—Stock Compensation. See Note 15 of the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for information regarding the assumptions used in the valuation of our equity awards. Amounts for Mr. Devonshire represent the incremental fair value, calculated in accordance with FASB ASC Topic 718, of awards modified in May 2015 to permit vesting of options to purchase 4,000 shares of common stock and 14,619 deferred stock units in connection with Mr. Devonshire’s departure from the Board after seven years of service.

(2)	Mr. Caldera resigned from the Board effective October 2, 2015. As of December 31, 2015, Mr. Caldera had no outstanding stock options or deferred stock units.

(3)	Chairperson of the Audit Committee. As of December 31, 2015, Mr. Chookaszian held options to purchase 194,664 shares of Company common stock and 14,619 deferred stock units.

(4)	Mr. Devonshire resigned from the Board effective immediately prior to the 2015 Annual Meeting of Stockholders on May 19, 2015. As of December 31, 2015, Mr. Devonshire’s estate held options to purchase 138,000 shares of Company common stock.

(5)	Chairperson of the Compensation Committee. As of December 31, 2015, Mr. Gross held options to purchase 194,664 shares of Company common stock and 14,619 deferred stock units.

(6)	Chairperson of the Nominating and Governance Committee since October 26, 2015. As of December 31, 2015, Mr. Jackson held options to purchase 146,664 shares of Company common stock and 14,619 deferred stock units.

(7)	Chairman of the Board since October 26, 2015, Lead Director from February 11, 2015 until October 26, 2015 and Chairperson of the Nominating and Governance Committee until October 25, 2015. The fees earned by Mr. Lally include $200 for his service on the board of trustees of Briarcliffe College, one of the Company’s institutions. As of December 31, 2015, Mr. Lally held options to purchase 194,664 shares of Company common stock and 14,619 deferred stock units.

(8)	Chairperson of the Compliance Committee. As of December 31, 2015, Ms. Thornton held options to purchase 194,664 shares of Company common stock and 14,619 deferred stock units.

(9)	Mr. Wang was appointed to the Board on March 10, 2015. As of December 31, 2015, Mr. Wang held options to purchase 26,664 shares of Company common stock and 2,928 deferred stock units.

Stock Ownership Guidelines

The Board of Directors expects non-employee directors to be active participants in improving stockholder value by maintaining a predetermined level of ownership of Company common stock. The Board adopted new stock ownership guidelines, effective as of June 2, 2014, that apply to our executive officers and non-employee directors. Under the stock ownership guidelines adopted in 2014, the non-employee director ownership target is set at five times the base cash annual retainer for non-employee directors (excluding any additional retainer amounts for Committee or Chairperson service). There is no specific period of time under the guidelines by which non-employee directors are required to achieve their ownership target; however, the Board expects each non-employee director to make continuous progress toward his or her ownership target and retain at least 75% of the “net shares” from equity awards received until such director’s ownership target has been achieved. As of the date of this Proxy Statement, each of the non-employee directors has complied with the terms of the Stock Ownership Guidelines adopted in 2014; however, none of such directors has achieved such director’s applicable stock ownership target. See “Compensation Discussion and Analysis—VIII. Corporate Governance—Stock Ownership Guidelines” for further information regarding these stock ownership guidelines.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

Set forth below is a table identifying our executive officers at March 28, 2016 and their biographies are provided below, except for Todd S. Nelson, our President and Chief Executive Officer, whose biography can be found in “Matters to be Voted On—Proposal 1: Election of Directors.”

Name	Age	Position
Jeffrey D. Ayers	55	Senior Vice President, General Counsel and Corporate Secretary

Jeffrey R. Cooper	64	Senior Vice President and Chief Compliance Officer

Andrew H. Hurst	53	Senior Vice President—Colorado Technical University

John R. Kline	53	Senior Vice President—American InterContinental University

Michele A. Peppers	40	Vice President, Accounting and Reporting

David A. Rawden	58	Interim Chief Financial Officer

The Board of Directors elects our executive officers annually. The executive officers serve at the discretion of the Board of Directors. There are no family relationships among any of the directors or officers of CEC.

Jeffrey D. Ayers has served as Senior Vice President, General Counsel and Corporate Secretary since December 2007. Mr. Ayers has extensive experience as a senior legal officer for public companies operating in complex regulatory and financial environments, with a focus on compliance and transactional matters. From 2005 until joining the Company, Mr. Ayers was the Senior Vice President, General Counsel and Corporate Secretary of NovaStar Financial, Inc., a NYSE-listed mortgage originator, servicer and securitizor, where he had responsibility for all legal, regulatory, compliance and corporate governance issues. From 2003 to 2005, Mr. Ayers was Vice President and Associate General Counsel with General Electric’s insurance subsidiary, where he managed and negotiated domestic and international transactions and corporate financings, and advised on securities law matters, among other responsibilities. From 1999 to 2002, Mr. Ayers was Senior Vice President, General Counsel and Corporate Secretary of Aquila Merchant Services, Inc., an NYSE-listed multinational risk merchant, commodity trader and energy infrastructure developer and manager. From 1996 to 1999, Mr. Ayers was managing partner of the London, England office of Husch Blackwell LLP. Mr. Ayers received a Bachelor of Science degree in computer science and mathematics from Graceland University and a law degree and Master of Business Administration from the University of Iowa.

Jeffrey R. Cooper joined the Company as Senior Vice President and Chief Compliance Officer in February 2014. Prior to joining the Company, Mr. Cooper was Senior Vice President and Chief Compliance Officer at ITT Educational Services, Inc., a provider of accredited, technology-oriented undergraduate and graduate degree programs, a position he held since November 2004 and where he was responsible for overseeing all compliance programs and enterprise risk management for the company and its institutions. Mr. Cooper served as vice president of Great American Financial Resources, Inc. (“GAFRI”), the annuity and life insurance operations of American Financial Group, from June 1999 through October 2004, and as its Chief Compliance Officer from June 1997 through October 2004. Mr. Cooper received a Bachelor of Arts degree from Boston University and a law degree from the University of Miami School of Law.

Andrew H. Hurst joined the Company in April 2014 as President of Colorado Technical University, and became Senior Vice President—Colorado Technical University in October 2015. Prior to joining the Company, Mr. Hurst held various positions at Education Management Corporation (EDMC), where he most recently served as Vice Chancellor for Online and Strategic Operations for South University from March 2013 to March 2014, overseeing all online operational aspects of the university, including marketing and admissions, student retention, faculty recruitment, student affairs, new program development, academic technology, program portfolio and assessment, academic strategy as well as research and development. Prior to his Vice Chancellor position at South University, Mr. Hurst served from July 2011 to March 2013 as Vice President of Academic Operations for EDMC’s Online Higher Education division, supporting all of EDMC’s online programs offered by Argosy University, South University and the Art Institutes. In addition, he served as Chair of EDMC’s Education Innovation Council, leading the development and implementation of several key strategic initiatives, including EDMC’s “classroom of the future,” its mobile application platform and Argosy University’s competency-based program. Mr. Hurst first joined EDMC in 2004 as Vice President of Online for South University, responsible for implementation, development and growth of the university’s online programs. He later served in a similar role for Argosy University. Mr. Hurst began his higher education career in the early 1980s and held a variety of cross-functional leadership roles within his family’s educational business. His company developed and supported distance education programs for traditional not-for-profit universities, such as Saint Joseph’s College, Upper Iowa University and Indiana Institute of Technology, as well as founded Virginia College in 1983. Mr. Hurst received a Bachelor of Science degree from the McIntire School of Commerce at the University of Virginia.

John R. Kline joined the Company in October 2015 as Senior Vice President—American InterContinental University. Prior to joining the Company, Mr. Kline served in executive leadership roles at several large education companies in the U.S. He served as Senior Vice President of Operations of Education Management Corporation (“EDMC”) from July 2011 to December 2013, where he also served as President of EDMC’s Online Higher Education Division from July 2009 to January 2013 and as Senior Vice President of Student Acquisition and Retention from April 2009 to July 2009. Prior to his service at EDMC, from October 2007 to April 2009 Mr. Kline was the Chief Executive Officer of Nelnet Enrollment Solutions, which provided solutions to higher education institutions in the area of marketing, recruiting and retention of high quality students. Prior to his service at Nelnet, Mr. Kline held several roles of increasing responsibility at the University of Phoenix and Apollo Group Inc. (now known as Apollo Education Group, Inc.) from 1996 to 2007, including serving as the Chief Administrative Officer from February 2006 to October 2007. Mr. Kline received a Bachelor of Science degree in accounting from Arizona State University.

Michele A. Peppers has served as the Company’s principal accounting officer since April 2015. Ms. Peppers has served for nearly 12 years in the Company’s finance department in various roles of increasing responsibility. She has served in her current role of Vice President, Accounting and Reporting, since October 2014 and her prior positions with the Company have included Vice President and Assistant Controller from November 2012 to October 2014, Director of Financial Reporting from March 2009 to November 2012, as well as various other roles with increasing responsibility within the Accounting department since joining the Company in April 2004. Prior to joining the Company, she worked as an Accounting Manager for RJ Nelson Enterprises, an owner/operator of restaurants. Ms. Peppers received a Bachelor of Science degree in accounting from the University of Illinois at Chicago and is a certified public accountant.

David A. Rawden, of AlixPartners, a business advisory firm which specializes in turnarounds and restructurings, served as the Company’s Interim Chief Financial Officer from April 1, 2015 until March 31, 2016 pursuant to an agreement for the provision of interim management services with AP Services, LLC, an affiliate of AlixPartners. Mr. Rawden has been a Director at AlixPartners since 2008, and also worked with AlixPartners from 1990 through 2002. His assignments through AlixPartners have included being CFO for a privately held regional specialty trucking company; Executive Vice President of Finance for Savannah College of Art and Design, a non-profit private college that also had some for-profit elements; and CFO for X-Rite, Inc., a $250 million private/public manufacturer of electro/optical color measurement devices. As an employee of AlixPartners, Mr. Rawden has worked on several turnarounds, restructurings and bankruptcies. From 2002 to 2005, Mr. Rawden was CFO for Allied Holdings, Inc., a then $1 billion publicly traded transportation company which filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”) in 2005. From 2006 to 2007, Mr. Rawden was Senior Vice President and Chief Financial Officer for Exopack Holdings SA, a privately held SEC registered $700 million manufacturer of flexible packaging. In 2007, as an independent contractor through AlixPartners, Mr. Rawden was appointed Senior Vice President of Finance at Remy International, a $1.1 billion privately held global Tier One automotive supplier which filed a pre-arranged

Chapter 11 proceeding in 2007. Mr. Rawden has also worked as CFO for several other privately held companies in a wide range of industries. Mr. Rawden earned a Master of Management degree in finance and economics from Northwestern University and a Bachelor of Arts degree in accounting from Michigan State University. He is a certified public accountant.

Chief Financial Officer Appointment Effective April 1, 2016.    In addition to the executive officers at March 28, 2016 identified above, on March 24, 2016 the Board appointed a new Chief Financial Officer, effective April 1, 2016.

Effective April 1, 2016, Andrew J. Cederoth, age 51, joined the Company as Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Cederoth served as Chief Financial Officer and Vice President of New Business Development at Innova UEV, an electric car sharing company based in Burr Ridge, Illinois, from March 2015 until March 2016. Prior to joining Innova, he served as Chief Financial Officer at Clover Technologies Group, a leading provider of electronic asset lifecycle management and environmental solutions, from January 2014 until December 2014. He began his career in finance in 1990 at Navistar International Corporation, a Fortune 500 manufacturer of commercial and defense vehicles and engines. While at Navistar, Mr. Cederoth occupied various financial roles of increasing responsibility, culminating with his tenure as Executive Vice President and Chief Financial Officer from 2009 to 2013. Mr. Cederoth holds a Bachelor of Arts degree in economics from the University of Illinois and a Master of Business Administration in finance from DePaul University.

Compensation Discussion and Analysis

This compensation discussion and analysis describes how the Compensation Committee of our Board of Directors oversees the design and administration of executive compensation programs and how and why the Committee made its compensation decisions relating to 2015 compensation for executive officers, including the named executive officers. For 2015, our named executive officers were:

Name	Current Title	Tenure at Company
Todd S. Nelson	President and Chief Executive Officer	August 12, 2015—Present
David A. Rawden	Interim Chief Financial Officer	April 1, 2015—March 31, 2016
Jeffrey D. Ayers	Senior Vice President, General Counsel and Corporate Secretary	December 31, 2007—Present
Jeffrey R. Cooper	Senior Vice President, Chief Compliance Officer	February 24, 2014—Present
Andrew H. Hurst	Senior Vice President, Colorado Technical University	April 7, 2014—Present
Ronald D. McCray	Former Interim President and Chief Executive Officer	February 11, 2015—August 12, 2015
Scott W. Steffey	Former President and Chief Executive Officer	April 8, 2013—February 11, 2015
Reid E. Simpson	Former Senior Vice President and Chief Financial Officer	May 22, 2014—March 31, 2015
Lysa A. Clemens	Former Senior Vice President, Transitional Operations	June 13, 2013—October 16, 2015
Jason T. Friesen	Former Senior Vice President and Chief University Education Officer	November 1, 2007—October 16, 2015

This discussion is divided into the following sections:

I.	Executive Summary

II.	Compensation Philosophy and Objectives

III.	Setting Executive Compensation Consistent with the Company’s Compensation Philosophy

IV.	Competitive Positioning

V.	2015 Compensation Decisions

VI.	Other Compensation and Benefits

VII.	Regulatory Considerations

VIII.	Corporate Governance

I. Executive Summary

In 2015 the Company experienced transition within our executive leadership team for various reasons, including changes which better support the strategic business objectives. Throughout this discussion we will review the compensation arrangements for our 2015 named executive officers, those who are currently employed with the Company and those who are no longer employed with the Company.

Overall, our compensation package for executive officers has remained consistent for 2015 as compared to 2014, consisting of a base salary, an annual performance-based incentive award payable in cash, and long-term incentive awards granted in the form of equity-based and cash-based awards. There was inducement compensation paid to select new hires, which will be identified as apart and separate from our standard compensation offering.

Executive Leadership Transitions

Todd Nelson is currently the Company’s President and Chief Executive Officer, holding the position since August 2015. Prior to Mr. Nelson’s appointment, Scott Steffey was the Company’s President and Chief Executive Officer for a short time in 2015. Upon Mr. Steffey’s departure, Ronald McCray, the Chairman of the Board at that time, fulfilled the role as Interim President and Chief Executive Officer until Mr. Nelson’s arrival.

The Chief Financial Officer role was held, on an interim basis, by David Rawden, a Director at AlixPartners, a business advisory firm, from April 1, 2015 through March 31, 2016. Reid Simpson served as Senior Vice President and Chief Financial Officer until his resignation effective as of March 31, 2015 to pursue another opportunity.

Due to the shift in business strategy and focus on the Company’s transformation efforts described below in the Business Environment section, Jason Friesen, Senior Vice President and Chief University Education Officer, and Lysa Clemens, Senior Vice President, Transitional Operations, left the Company in October 2015 as part of several leadership changes. The management of the Company’s University business, which was formerly managed collectively by Jason Friesen, was separated. John Kline joined the Company in October 2015 to lead American InterContinental University and Andrew Hurst, an existing CEC employee, was appointed in October 2015 to lead Colorado Technical University.

Business Environment

Career Education Corporation offers a quality education to a diverse student population in a variety of disciplines through online, campus-based and hybrid learning programs. Our two universities—American InterContinental University (“AIU”) and Colorado Technical University (“CTU”)—provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities predominantly serve students online with career-focused degree programs that are designed to meet the educational demands of today’s busy adults.

For-profit postsecondary education is a highly regulated industry, which has significant impacts on the Company’s business and creates risks and uncertainties. In recent years, there has been substantial and increasing focus by various members of the U.S. Congress and federal agencies, including the Department of Education, the Consumer Financial Protection Bureau and the Federal Trade Commission, on the role that for-profit educational institutions play in higher education.

In 2015, we continued making progress on our goal of positioning the Company for long-term financial stability and success despite the continuing challenges facing the industry. We have made strategic decisions to address the changing industry dynamics and the regulatory challenges, including decisions made to teach-out and sell campuses and to focus our resources on our University Group. We believe these actions will position the Company for long-term financial stability, which will enable us to focus on student retention and outcomes.

Below are examples of business highlights from 2015:

•

In May 2015, we made the decision to teach-out the remainder of the Sanford-Brown campuses, and sell or teach-out our Brooks Institute, Missouri College and Briarcliffe College. Additionally, during the fourth quarter of 2015, we made the decision to teach out our Le Cordon Bleu campuses which were previously held for sale. Lastly, we adjusted our staffing and right-sized our corporate structure to be in line with these teach-out decisions. The result of these actions allows us to focus our resources around our CTU and AIU institutions, which comprise our University Group. We believe CTU and AIU serve an important need in education for prospective students looking to increase their skills and expand their opportunities.

•

For 2015, we reported an operating loss from continuing operations of $92.2 million as compared to an operating loss of $139.3 million for the prior year. This improvement in operating loss was primarily due to increased revenue within our University Group, elimination of costs with respect to campuses in teach-out and efficiency initiatives within our University Group and corporate function, partially offset with increased expenses related to restructuring charges.

•

We invested in technology and other program enhancements to help drive improvements in student experience, student retention and outcomes in the future, including the rollout of our mobile application for both CTU and AIU.

•

During 2015, we launched four new degree programs across our AIU and CTU institutions in the areas of education (AIU), business administration (AIU), nursing (CTU) and healthcare management (CTU), as we see strong opportunities for our institutions to provide value to students seeking new career opportunities in these fields.

We are focused on improving the strength and breadth of the faculty, program offerings and resources at CTU and AIU with the goal of producing better student retention and outcomes, with improved financial stability and long-term prospects for growth and success.

2015 Compensation Decision Highlights

When establishing 2015 compensation plan design, the Committee conducted a full review of our base salary, annual short-term incentive program (AIP) and long-term incentive award practices to ensure continued alignment with stockholder interests and to remain competitive with our comparison group.

A summary of decisions made with respect to each 2015 pay component are highlighted in the table below. Please see Section V for more detail. Mr. Nelson joined the Company on August 12, 2015 and therefore his compensation arrangements were established separately from the 2015 compensation arrangements for the other executive officers. Mr. Nelson’s 2015 compensation package is summarized separately after the table below; see Section V for further information. In addition, Section V includes information about the arrangements for our interim CEO and interim CFO and additional compensation matters relating to the named executive officers who are no longer employed by the Company, which are not addressed in the table below.

2015 Pay Component	Compensation Decision
Base Salary	Base salaries were reviewed against market and were determined to be either within or above a competitive range of our comparison group. Recognizing the financial position of the company, base salaries were held constant year-over-year for the named executive officers.
Amended and Restated Annual Incentive Program (AIP)

Design

In June 2015, the 2015 annual incentive program was amended and restated to align with the Company’s transformation strategy announced in May 2015. For executive officers, the 2015 amended program contains (i) an EBITDA performance component (80% weighting) which was revised to reflect the Company’s strategic decision and related actions, and (ii) an individual goals performance component (20% weighting).

Achievement of the target level of performance for the EBITDA performance component results in a payout factor of 100% reflecting expectations for improved consolidated EBITDA performance as a result of the strategic changes to the Company’s business and to provide greater incentive to participants to achieve the anticipated benefits of the business changes. In addition, the funding for the individual goals performance component also varies based on the level of achievement of the EBITDA performance component to further support the achievement of the anticipated benefits of the business changes.

Threshold EBITDA performance levels of at least 60% must be achieved for any payments under the amended and restated program, and payments are capped at 200% of a participant’s AIP target value.

Target Values

2015 AIP target values were held constant year-over-year for participating named executive officers.

Payout Amounts

The performance target for the amended 2015 program was achieved and the payout factor was determined to be 102.48% for the EBITDA performance component.

2015 Pay Component	Compensation Decision
Long-Term Incentive Awards

Design

Consistent with investors’ desire for significant performance-based compensation, the Committee maintained the weighting of performance units which use a three-year relative TSR performance measure to comprise 50% of the overall target value of the long-term incentive awards to the named executive officers.

As a result, the 2015 long-term incentive awards made to executive officers were:

•    Performance units (weighted 50%) which use a relative TSR performance measure over a three-year performance period

•    Stock options (weighted 30%) which become exercisable in four equal annual installments

•    Time-based restricted stock units (weighted 20%), settled half in stock and half in cash, which vest in four equal annual installments

Target Values

Target values for 2015 long-term incentive awards were held constant year-over-year for named executive officers, except for Mr. Cooper. His target value for 2015 increased from 60% to 75%.

2015 Compensation Package for Newly Appointed CEO.    On August 12, 2015, Todd Nelson became President and Chief Executive Officer of the Company. The following outlines Mr. Nelson’s compensation arrangements as well as details around the sign-on award given to induce him to join the Company, with additional detail provided in Section V:

New CEO 2015 Compensation Component	Target Value	Comment
Base Salary	$770,000
Amended and Restated Annual Incentive Program (AIP)	$770,000	Annual target of 100% of base salary; for 2015, Mr. Nelson’s AIP payment will be at least equal to 100% of his AIP target value, prorated based on the portion of the year he is employed with the Company. Beginning in 2016 there is no guarantee of payout percent.
Long-Term Incentive Stock Option Award	$600,000	Becomes exercisable in four equal annual installments
Long-Term Incentive Restricted Stock Unit Awards	$400,000	Settled half in stock and half in cash; vest in four equal annual installments
Long-Term Incentive Performance Unit Award	$1,000,000	Uses a relative TSR performance measure over a three-year performance period
One-Time Cash Sign-on Payment	$1,000,000	Inducement: after tax amount is subject to repayment if his employment is terminated for cause or if he resigns without good reason during the first year of employment; in lieu of reimbursement for any commuting, living or relocation expenses
One-Time Restricted Stock Unit Award	$1,750,000	Inducement: cash-settled; vests 50% on September 14, 2016 and 50% on September 14, 2017

Pay for Performance

The Company has designed our compensation programs so that a significant portion of executive pay is at risk. At risk pay is directly linked to our performance in relation to the performance of our peers, the value we bring to our stockholders, and progress against our annual goals.

Each element of pay other than base salary has a link to company performance and our annual incentive program and long-term incentive performance units use a defined measure that helps determine the percentage of payment, if any, for that element. In addition to company performance, individual performance is also a consideration. We believe aligning pay with company and individual performance encourages the achievement of our strategic and financial goals in a manner that mitigates harmful risk taking.

The Company has experienced transitions in CEO leadership in recent years. This has resulted in the need for interim compensation arrangements as well as the payment of inducement compensation to attract qualified CEO candidates.

Pay Mix.    Excellent performance by our named executive officers is essential to achieving our strategic goals and increasing stockholder value. As such, a significant amount of executive pay is weighted towards at-risk variable compensation (annual and long-term incentives). To maximize alignment with stockholder interests, we tie a significant portion of executive pay to Company performance by delivering it in long-term compensation. Each named executive officer has a target total compensation opportunity that is assessed annually by the Compensation Committee to ensure alignment with the Company’s compensation objectives balanced with the Company’s philosophy of providing a competitive pay package as compared to companies in our comparison group.

Compensation Component	Type	Performance Link and /or Key Feature
Base Salary	Cash	Fixed, based on peer companies
Annual Incentive (AIP)	Cash	80% based on a company-wide EBITDA financial performance measure, 20% based on individual performance
Long-term	Performance Units—50%	Relative total stockholder return (TSR) over a 3 year performance period
Long-term	Restricted Stock Units—20%	Share price
Long-term	Stock Options—30%	Aligns with shareholder interests and requires price appreciation

The following charts show the target total direct compensation mix for the current CEO (excluding inducement compensation) and the other executive officers who were employed by the Company at December 31, 2015 (excluding the interim CFO) as compared to the median of our comparison group which is described in Section IV below and survey data. The competitive median data represents the weighted average of the median of the comparison group (50%) and size-adjusted survey data (50%). Actual amounts earned may differ from targeted amounts based on both Company and individual performance. For 2015, 78% of the current CEO’s target total direct compensation (excluding inducement compensation) was variable based on company and individual performance, versus 76% for the competitive median. 58% of the target total direct compensation for the other executive officers who were employed by the Company at December 31, 2015 (excluding the interim CFO) was variable based on company and individual performance, versus 59% for the competitive median.

Annual Incentive Awards.    Each year, the Company designs its annual incentive award program to focus on performance measures it believes will drive improved performance and align with Company objectives. Company performance has further impacted the design of the annual incentive award program, which caused the Committee in recent years to establish programs that produced a significantly reduced target opportunity for achieving target levels of Company performance. Actual payouts over the last several years have generally been at or below these reduced target opportunities.

In June 2015, the Committee approved an amended and restated 2015 annual incentive program which aligns more closely with the transformation and future direction of the Company and returns to a structure where achievement of the target level of performance for the financial performance component results in a payout factor of 100% to provide greater incentive to participants to achieve the anticipated benefits of the business changes, as mentioned above in the 2015 Compensation Decision Highlights. See “V. 2015 Compensation Decisions—Annual Incentive Award Program” for more information about the 2015 annual incentive program design and performance outcomes.

Long-Term Awards, 2014—Present.    In recent years, the Company has made significant strides to promote alignment of our long-term incentive awards for our named executive officers with the interests of our stockholders. The charts below describe how the organization has generally maintained a larger portion of performance-based long-term incentives for the executive officers (charts exclude the CEO and interim CFO) since 2014.

CEO compensation design includes long-term incentives which are aligned to the other named executive officers, including 50% of long-term incentives in a performance-based award. This design remained consistent from 2014 through 2016, directly linking the largest portion of long-term incentive with a relative total stockholder return (TSR) measure. Exceptions to this design principal have occurred when the need to compensate an interim CEO or pay inducement compensation to attract a qualified CEO candidate have occurred.

Say-on-Pay and Investor Outreach Efforts

At our 2015 Annual Meeting of Stockholders, our “Say-on-Pay” proposal was approved by approximately 63% of stockholders voting on the proposal at the meeting. In response to these voting results, we continued our investor outreach efforts, inviting our 30 largest investors, representing approximately 51% of our outstanding shares, to engage with management to better understand their concerns about our compensation program. From the investors who accepted our invitation, we heard:

•	Positive feedback for the structure of our executive compensation program and its alignment with pay for performance.

•	The investors consider option awards as performance-based and therefore count 80% of the Company’s long-term incentive awards as performance-based compensation.

•

Concern about the changes in the CEO role over the last few years, and several suggested clear identification of new CEO “sign-on” incentives versus elements of the ongoing standard compensation arrangements.

•	A preference to have the structure of CEO compensation consistent with that of other executive officers, with a strong weighting toward performance-based compensation.

•	General satisfaction with the Company’s corporate governance structure and practices, with no major concerns identified.

Feedback from these discussions was shared with the Compensation Committee and the full Board and was considered in making subsequent decisions regarding executive compensation to strengthen pay for performance and stockholder alignment. As mentioned above and further discussed below, we:

•

Maintained the structure of our named executive officer compensation program for 2016, including our long-term incentive awards consisting of 50% performance-based awards with a relative TSR measure, 30% stock options and 20% time-based RSUs.

•	Applied this structure to all named executive officers, including the CEO.

•	Presented compensation information in this CD&A in a manner designed to clearly identify inducement and other non-recurring compensation separately from our ongoing standard compensation arrangements.

•	Remain committed to a strong corporate governance structure.

We are committed to the interests of our stockholders and the delivery of stockholder value through sustainable growth, and we will continue to consider the outcome of the Company’s “Say-on-Pay” proposal and stockholder feedback when making further compensation decisions for our named executive officers.

2016 Compensation Decision Highlights

When establishing 2016 compensation plan design, the Committee conducted a full review of our base salary, AIP and long-term incentive award practices to ensure continued alignment with stockholder interests and to remain competitive with our comparison group. In this regard, the Committee determined to make the following key compensation decisions for the 2016 compensation arrangements for the currently employed named executive officers, except Mr. Rawden whose services were provided pursuant to an agreement with AP Services, LLC, an affiliate of AlixPartners:

2016 Pay Component	Compensation Decision
Base Salary

A review of competitive position of base salaries against the external market, and the Company’s financial position, were considered when determining base salary changes for 2016.

•    Andrew Hurst received a 10% increase to position him competitively within the comparison group given strong student outcomes, retention and enrollment growth at CTU in 2015

•    No changes were made for 2016 for other named executive officers given the external market and the Company’s financial position and results

Annual Incentive Program (AIP)

Design

The design for the 2016 program remained generally consistent with the amended 2015 program.

For executive officers, the program has a financial EBITDA performance component (80% weighting) and an individual goals performance component (20% weighting). Achievement of the target level of performance for the EBITDA performance component results in a payout factor of 100%. Consistent with 2015, the payout opportunity for the individual goals performance component also varies based on the level of achievement of the EBITDA performance component.

Threshold EBITDA performance levels of at least 60% must be achieved for any payments and payments are capped at 200% of a participant’s AIP target value.

Target Values

Jeffrey Ayers received an increase to his AIP target value for 2016, from 60% to 65% of his base salary. This change was in recognition of Mr. Ayers’ key role in the Company’s transformation.

2016 AIP target values were held constant year-over-year for the remaining participating named executive officers.

2016 Pay Component	Compensation Decision
Long-Term Incentive Awards

Design

Consistent with investors’ desire for significant performance-based compensation, the Committee maintained the weighting of performance units which use a three-year relative TSR performance measure to comprise 50% of the overall target value of the long term incentive awards to the named executive officers.

As a result, the 2016 long-term incentive awards made to executive officers were:

•     Performance units (weighted 50%) which use a relative TSR performance measure over a three-year performance period

•     Stock options (weighted 30%) which become exercisable in four equal annual installments

•     Time-based restricted stock units (weighted 20%), settled half in stock and half in cash, which vest in four equal annual installments

Target Values

Target values for 2016 long-term incentive awards were held constant year-over-year for named executive officers, except for Mr. Cooper whose 2015 increase in target value did not apply to future years.

Additional One-time Performance-Based Long-Term Incentive Award to Support Business Transformation

Additional performance-based long-term incentive awards, referred to as Ownership Equity Awards (OEA), were designed to build a culture of ownership, to put focus on achieving the Company’s strategic plan which will support student outcomes and create stockholder value, and to encourage retention of talent.

The OEA awards made to executive officers were performance-based restricted stock units settled in stock which are subject to defined EBITDA performance measures. These performance-based restricted stock units vest 20% on March 14, 2017, 50% on March 14, 2018 and 30% on March 14, 2019, subject in each case to the achievement of the applicable EBITDA performance measure(s).

Compensation Arrangements for Newly Appointed CFO.    Subsequent to the Committee’s determinations regarding the 2016 compensation arrangements for the currently employed named executive officers, on March 24, 2016, the Board appointed Andrew Cederoth as Senior Vice President and Chief Financial Officer effective April 1, 2016. Mr. Cederoth’s employment offer letter provides for the following compensation: an annual base salary of $425,000; participation in the Company’s annual incentive award program with a target opportunity of 75% of base salary for 2016, which will be prorated for the portion of the year he is employed in 2016 and subject to a minimum guaranteed payment of $239,063 for 2016; a cash sign-on bonus of $7,500; long-term incentive awards with an aggregate target value at grant equal to 125% of base salary for 2016 to be delivered 30% in stock options which will vest in four equal annual installments, 20% in restricted stock units to be settled half in stock and half in cash which will vest in four equal annual installments and 50% in a cash-based performance unit award which uses a relative TSR performance measure over a three year period; long-term incentive awards with an aggregate target value at grant of no less than 125% of base salary for 2017; and participation in the Company’s Executive Severance Plan based on no less than 12 months of base salary plus target annual bonus and partial subsidies of COBRA coverage for no less than 12 months. Mr. Cederoth’s initial long-term incentive awards are expected to be made in May 2016.

Compensation Best Practices

The Company’s compensation programs further align with the interests of our stockholders through the following actions and policies:

•	No excessive change in control severance.

•	No tax gross-ups, except in the case of tax reimbursement related to certain relocation expenses.

•	No reload, repricing or options issued at discount. Options issued will not be repriced, replaced or migrated through cancellation or by lowering the option price of a previously granted award.

•	No special benefits or perquisites for executive officers.

•	Ability to claw back certain annual and long-term performance-based incentive compensation from executive officers.

•	Stock options are priced at date of grant.

•	No hedging or pledging of Company stock by executive officers or directors.

•	Double trigger change-in-control provisions for both cash and equity awards under the 2008 Plan and proposed 2016 Plan.

•	Required minimum vesting periods for full value awards under the 2008 Plan with limited exceptions, and required minimum vesting periods for all awards under the 2016 Plan with limited exceptions.

•	Stock ownership guidelines, which include retention ratios and holding periods, for all executive officers and directors.

•	Compensation Committee uses an outside independent compensation consulting firm who does not consult on any other matters for the Company.

•	Annual review of peer group market data by the Compensation Committee when making executive compensation decisions.

•	No liberal share recycling on appreciation or full-value awards.

II. Compensation Philosophy and Objectives

The Company’s philosophy is that compensation should reflect the Company’s and the individual’s performance, be well-aligned with the interests of stockholders, and that upside and downside compensation potential should exist based on the Company’s performance against pre-defined objectives. Accordingly, the Committee has designed the executive compensation program to achieve five principal objectives:

•	To attract and retain talented executives by providing compensation competitive with that of other executives of similarly-sized companies with similar complexity.

•	To reward executives for strong financial and operational performance by linking compensation to actual business results.

•	To differentiate and reward individual performance in the context of Company performance.

•	To align executives with the long-term interests of stockholders by providing a portion of total compensation in the form of stock-based incentives and by setting target levels of stock ownership.

•	To encourage long-term commitment to the Company.

The Committee used these principles to establish the use and purpose of each of the following compensation components:

Base Salary:    Provides a competitive level of fixed compensation needed to attract and retain talented executives; designed to provide a level of financial security.

Annual Incentive Award:    Focuses and rewards executives for achieving key strategic goals, operational metrics, financial results and individual performance.

Stock Option Award:    Aligns executives with the long-term interests of stockholders.

Performance-based Award:    Aligns executives with key long-term performance measures and rewards them for stockholder value creation.

Time-based Award:    Provides for leadership continuity and encourages long-term commitment to the Company.

Other Compensation:    Satisfies employee health, welfare and retirement needs and provides a competitive compensation package needed to attract and retain talented executives.

III. Setting Executive Compensation Consistent with the Company’s Compensation Philosophy

The Committee, with the assistance of F.W. Cook (“Cook”), its independent compensation consultant, annually reviews each component of compensation, including base salary, annual cash incentives and long-term incentives for each executive officer (including the named executive officers), considering the appropriate external benchmarks and internal valuation. As part of its decision-making process, the Committee:

•	Reviews data from market surveys and publicly available information to assess competitiveness and ensure that its compensation actions are appropriate, reasonable and consistent with its philosophy.

•	Targets total compensation to within a competitive range of our comparison group, which generally means paying at the median of the market for similarly situated executives.

•

Ensures that equity compensation comprises a significant portion of total compensation for the executive officers consistent with the Committee’s philosophy of aligning executives’ and stockholders’ interests and to promote retention.

•	Considers the skills, experience and other factors that may impact the competitiveness of compensation for a given executive officer.

•	Considers each executive officer’s contributions to, and overall impact on, the Company’s business objectives and results.

•	Does not consider realizable compensation.

For the President and Chief Executive Officer, the Committee determines compensation and presents its assessment and recommendation to the Board for review and approval. For the other executive officers, including the named executive officers, the Committee considers the recommendations of the President and Chief Executive Officer in making compensation decisions.

IV. Competitive Positioning

For 2015 compensation determinations, assessments were made primarily against a comparison group of 20 companies in private sector higher education services, professional services, diversified consumer services, hospitality/leisure, internet catalog and retail industries and internet software and services as selected by Cook and approved by the Committee. Cook reviews and updates the comparison group for continued appropriateness based on industry and company size, utilizing companies with annual revenues greater than $250 million and within a reasonable size range in various metrics, such as revenues, operating income, total assets, total equity, total employees and market capitalization. The comparison group selection criteria are also based on companies that have similar business characteristics, including competitors in the private sector higher education industry. In selecting peers outside of the education sector, we identified companies with an emphasis on the following characteristics: similar in terms of sourcing talent; customer acquisition and retention; online marketing; and technology-enabled service business models. The comparison group used for compensation determinations is broader than the peer group used for long-term incentive award performance unit TSR measurement. The compensation comparison group includes companies from a broader spectrum of industries from which we may draw talent or which may recruit talent from the Company. The following companies were included in the 2014 comparison group used to assist with setting 2015 target compensation:

	Composite Percentile Rank
Company Name	Size	Profitability	Growth	TSR
American Public Education, Inc.	17%	75%	81%	55%
Apollo Education Group, Inc.	84%	79%	35%	42%
H&R Block, Inc.	88%	86%	73%	82%
Bridgepoint Education, Inc.	36%	56%	36%	68%
Capella Education Corporation	10%	65%	57%	84%
Career Education Corporation	47%	3%	0%	36%
Corinthian Colleges Inc.	57%	13%	22%	11%
DeVry Education Group Inc.	68%	51%	49%	55%
Education Management Corporation	66%	2%	23%	61%
Expedia	89%	51%	62%	66%
Graham Holdings Company Common	84%	48%	52%	82%
Grand Canyon Education, Inc.	30%	76%	84%	87%
ITT Educational Services Inc.	39%	79%	19%	55%
K12, Inc.	42%	31%	84%	34%
Lincoln Educational Services Corporation	13%	6%	4%	18%
Monster Worldwide, Inc.	51%	12%	44%	24%
Regis Corporation	70%	24%	22%	37%
Robert Half International Inc.	83%	70%	85%	66%
Strayer Education Inc.	13%	65%	24%	0%
Universal Technical Institute, Inc.	9%	31%	31%	45%
Weight Watchers International, Inc.	49%	74%	64%	29%

Notes: “Size” in this chart refers to the organization’s average percentile rank relative to the group in revenue, assets, equity and employees for 2013.

2013 data was the latest data available when this analysis was prepared in 2014.

“TSR” in this chart refers to the organization’s total stockholder return. The percentile rank is average rank of a 1 year and 3 year period.

Given the strong correlation between revenue and executive pay, Cook size-adjusts the competitive market by using the median pay of the comparison group, where Career Education is positioned near the median of the group in terms of company size, blended with median third-party survey data, regressed based on Career Education’s corporate and business unit revenue scopes. This data is used to set a targeted range for our pay elements, which is referred to as the market median range. We consider an acceptable variance to the median range as within 10% of median for base salaries, within 15% of median for annual cash incentive targets, and within 20% of median for both long-term incentive targets and for total direct compensation. The third-party survey data used is from the 2014 Aon Hewitt Total Compensation Measurement Survey and the 2014 Towers Watson Executive Compensation Database. The Aon Hewitt Survey includes over 489 organizations and the Towers Watson survey includes 446 organizations, both with companies ranging in size from approximately $100 million to over $100 billion in annual revenue. Data selected from these surveys is scoped based on Company revenue.

Based on Cook’s October 2014 report, the Company ranked in the median range of the comparison companies, on average, in terms of company size. This competitive ranking indicates that the comparison group is a reasonable competitive benchmark and that the median range is an appropriate and fair range to target total direct compensation opportunities for the Company’s officers, with actual pay delivered dependent on Company and individual performance.

On average, total direct compensation opportunities for 2015 for our executive officers at that time, including named executive officers, were positioned within the median range of the competitive consensus. Actual incentive payouts have been below target for the past few years, making the actual total direct compensation lower than the opportunity for the executive officers. Cook also reported that the average mix of base salary, annual cash incentive and long-term incentive opportunity for our executive officers, including the CEO, was generally representative of competitive practices.

Cook reported that the Company’s equity compensation grant practices for fiscal year 2015 ranked below the median of the comparison group in terms of equity compensation cost, primarily due to the implementation of the cash-denominated performance based award, and in the bottom quartile in terms of share usage run rate as the company shifted away from stock options and toward full-value shares. The Company ranked near the median of the comparison group in terms of potential dilution overhang. The Company’s practice of using a portfolio of grant types continues to be consistent with majority comparison company practice.

In looking ahead, the Committee reviewed the peer group of comparison companies that would be used to assist with setting 2016 target compensation. The Committee discussed what actions should be taken relative to the makeup of the comparison peer group given the Company’s transformation which includes an anticipated reduction in overall size. The Committee agreed to remove H&R Block, Corinthian Colleges Inc., Education Management Corporation, Expedia, and Robert Half International Inc. for reasons including peer company divestiture or delisting, no longer being a direct competitor and lack of comparable size due to the peer company’s growth and CEC’s reduction in size. The Committee agreed to add The Advisory Board Company, Kforce Inc., Learning Tree and National American University Holdings, Inc. for reasons including more comparable size and similar business. After this change, Career Education maintains its ranking near the median of the comparison companies in terms of size.

V. 2015 Compensation Decisions

The Committee’s decisions relative to 2015 compensation were primarily focused on aligning pay for performance, although the Committee also had to address compensation arrangements in connection with the transitions in executive leadership.

Each section below provides details on the decisions the Committee made with respect to the various components of named executive officer compensation for 2015 and the rationale for those decisions.

Base Salary

The Committee reviews base salaries annually in the first calendar quarter and determines if changes are needed based on the executive’s competitive position versus executives in similar positions and with similar responsibilities as the organizations in the Company’s comparison group. The Committee believes that this approach to setting base salaries furthers its primary objectives of attracting, retaining and equitably rewarding our executives, providing pay commensurate with responsibilities, experience and areas of expertise.

For 2015 the Committee determined base salaries were either within or above a competitive range of our comparison group and made no increases.

Named Executive Officer	2014 Base Salary (000’s)	2015 Base Salary (000’s)	Increase Percent	Commentary
Todd S. Nelson	NA	$770.0	NA	Mr. Nelson joined the Company on August 12, 2015
David A. Rawden	NA	NA	NA	Mr. Rawden was not directly compensated by the Company; rather, a monthly fee of $130,000, plus (i) a 2% fee to cover indirect administrative costs and (ii) reimbursement of expenses, was paid to AP Services, LLC, an affiliate of AlixPartners
Jeffrey D. Ayers	$380.0	$380.0	0%
Jeffrey R. Cooper	$305.0	$305.0	0%
Andrew H. Hurst	$320.0	$320.0	0%
Ronald D. McCray	NA	$1,500.0	NA	Mr. McCray served as Interim President and CEO from February 12 through August 12, 2015
Scott W. Steffey	$850.0	NA	0%	Mr. Steffey ceased being an executive officer of the Company on February 11, 2015
Reid E. Simpson	$425.0	$425.0	0%	Mr. Simpson ceased being an executive officer of the Company on March 31, 2015
Lysa A. Clemens	$390.5	$390.5	0%	Ms. Clemens ceased being an executive officer of the Company on October 16, 2015
Jason T. Friesen	$400.0	$400.0	0%	Mr. Friesen ceased being an executive officer of the Company on October 16, 2015

Annual Incentive Award Program for Key Executives

The named executive officers were participants in the 2015 Annual Incentive Award Program for Key Executives (“Key Executive AIP”), except for Messrs. Nelson, Rawden, Hurst and McCray who were not executive officers at the time the Key Executive AIP was approved. A participant must be employed by the Company on December 31, 2015 to be eligible to receive a payment under the Key Executive AIP, unless otherwise determined by the Committee. It was the intent of the Company that amounts earned under this program qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. The Key Executive AIP establishes the maximum amount payable to each of the identified participants based on the achievement of at least $600 million in Company revenue from continuing operations in 2015, subject to the Committee’s discretion to reduce the award of each participant. The maximum amount payable is 250% of the participant’s annual incentive target value. The Committee used their discretion to reduce this maximum amount payable to an amount consistent with the payout the participant would have received pursuant to the Amended and Restated 2015 Annual Incentive Award Program. Therefore, the actual payout amounts pursuant to the Key Executive AIP are included in the discussion below.

Annual Incentive Award Program

The Committee uses an annual performance-based incentive award payable in cash to align the compensation of senior management with the Company’s short-term business objectives and financial performance. Target award size for each named executive officer is reviewed for competitiveness versus executives in similar positions and with similar responsibilities as the organizations in the Company’s comparison group. Employees subject to the U.S. Department of Education’s incentive compensation regulations are not eligible to participate in this program. Based on their strategic and policy-making responsibilities, none of the Company’s named executive officers are subject to these regulations.

In June 2015, the Committee approved an Amended and Restated 2015 Annual Incentive Award Program. The amended program aligns the Company’s annual incentive program with the Company’s May 2015 strategic decision to exit the Company’s Career Colleges business, to right-size its corporate overhead and to streamline its University operations in order to focus the Company’s resources and attention on its University business. The Committee believed that it was necessary and important to realign the performance measures and payout opportunities to the Company’s revised operating plan to provide clear incentives and performance expectations.

For 2015, the Committee simplified the AIP performance measures to include an EBITDA performance component (80% weighting) and an individual goals performance component (20% weighting). Under the original 2015 AIP, the EBITDA performance component was based either entirely on a company-wide EBITDA performance measure or on an equal weighting of company-wide and business unit level performance, depending on the functional role of the participant. Achievement of the target level of performance for both the EBITDA and individual goals performance components produced a payout factor of 60% of a participant’s AIP target value to reflect the Company’s financial situation at the time the original program was approved. The original program also included a revenue multiplier for participants in the Company’s University group in order to continue to ensure the quality of earnings as well as growth. Threshold EBITDA performance levels of at least 85% were required for any payments under the AIP, and payments were capped at 200% of a participant’s AIP target value (subject to possible increase for some participants due to the revenue multiplier).

The amended 2015 AIP maintains an EBITDA performance component (80% weighting) and an individual goals performance component (20% weighting) for the most senior level participants; however, the EBITDA performance component is based solely on a company-wide performance measure which was revised to reflect the Company’s strategic decision and related actions. Achievement of the target level of performance for the EBITDA performance component results in a payout factor of 100% reflecting expectations for improved consolidated EBITDA performance as a result of the strategic changes to the Company’s business and to provide greater incentive to participants to achieve the anticipated benefits of the business changes. In addition, the payout opportunity for the individual goals performance component also varies based on the level of achievement of the EBITDA performance component to further support the achievement of the anticipated benefits of the business changes, and is the only component which is able to be impacted by individual performance. Threshold EBITDA performance levels of at least 60% must be achieved for any payments under the amended program, and payments remain capped at 200% of a participant’s AIP target value.

The description of the 2015 AIP design and results below focuses solely on the amended program.

Target Awards.    The Committee reviews the annual incentive target value (expressed as a percent of base salary) established for our executive officers in connection with its annual compensation review in the first quarter of each calendar year. Incentive opportunities for the named executive officers were positioned slightly above the median range of our comparison group. For 2015, the Committee decided to maintain all established annual incentive target values for the named executive officers year-over-year because of the need to retain key leadership in order to operationalize the Company’s strategic plan.

The annual incentive target value established for each of the named executive officers, as well as the 2015 AIP payout opportunity for achievement of the 2015 target operating plan performance, is set forth in the chart below. Actual 2015 AIP payouts are discussed below under the heading “2015 Performance Results and Actual Payouts.”

Named Executive Officer	2014 AIP Target Value as a Percent of Base Salary	2015 AIP Target Value as a Percent of Base Salary	2015 AIP Target $ Value (000’s)	Comments
Todd S. Nelson	NA	100%	$770.0	Mr. Nelson became President and CEO on August 12, 2015. Per the terms of his employment offer, his 2015 AIP payment must be at least equal to 100% of target value, prorated based on the portion of the year he is employed with the Company (a payout of at least $299,562 for 2015).
David A. Rawden	NA	NA	NA	Mr. Rawden was not directly compensated by the Company and did not participate in AIP.
Jeffrey D. Ayers	60%	60%	$228.0
Jeffrey R. Cooper	40%	40%	$122.0
Andrew H. Hurst	45%	45%	$144.0
Ronald D. McCray	NA	NA	NA	Due to the interim nature of his role, Mr. McCray was not a participant in AIP
Scott W. Steffey	110%	NA	NA
Reid E. Simpson	70%	70%	$297.5
Lysa A. Clemens	60%	60%	$234.3
Jason T. Friesen	60%	60%	$240.0

Performance Measures and Payout Scales.    The 2015 AIP uses a single financial performance measure, which is based on EBITDA, weighted at 80%, and an individual goals performance component, weighted at 20%.

Financial Performance—EBITDA (80% Weighting):

The EBITDA performance component is based solely on a company-wide EBITDA performance measure. The performance target was set based on our operating plan, which was revised to take into account organizational changes as a result of the Company’s transformation strategy announced in May 2015.

The Company feels an EBITDA performance measure is a good indicator of a company’s operating performance and focuses participants on key drivers of the organization’s future direction and financial achievement. Participants are able to understand the impact they have on operating performance which impacts their AIP payout.

Individual Goals (20% Weighting):

The individual goals performance component consisted of individual performance goals related to the key strategic objectives for the applicable function/education group and were based on the individual’s job responsibilities. Goals were developed for each participant in partnership with the participant’s manager.

For 2015, these individual performance goals for the participating named executive officers included a focus on growing the University Group, strengthening student support and outcomes, reducing attrition, program review and development of new programs, operation improvements and reducing organizational cost. The payout opportunity for the individual goals performance component also varies based on the level of achievement of the EBITDA performance measure to further support the achievement of the anticipated benefits of the business changes.

Payout for performance above and below target is clearly defined. The chart below contains more information about the payout scale for the 2015 AIP.

Percent of Targeted EBITDA Achieved	Resulting Payout as Percent of Target Value—Financial Performance Component	Payout Opportunity as Percent of Target Value—Individual Goals Performance Component
Less than 60.0%	0.0%	0.0%
60.0%	30.0%	30.0%
100.0%	100.0%	100.0%
150.0%	145.0%	145.0%
200.0 or more%	200.0%	200.0%

General Calculation Methodology.    The annual cash incentive payable to any eligible participant is calculated generally by multiplying (1) eligible earnings by (2) the specified target award percent of the individual’s eligible earnings, by (3) the extent to which the applicable performance measures were met (i.e., the payout percent based on the pre-established payout scale), with the level of achievement of the EBITDA performance component also impacting the individual performance factor based on achievement of individual goals.

Eligible earnings are based on base salary and exclude other payments made during the performance period such as allowances, incentive payments, bonuses, equity grants, reimbursements and similar items.

2015 Performance Results and Actual Payouts.    In the first quarter of 2016, the Committee reviewed and certified the Company’s operating results and performance against the established EBITDA performance measure target and determined payments for each performance component as set forth in the chart below. The Company slightly exceeded its target after the Committee reviewed and approved adjustments which neutralized the impact of legal expenses and legal settlements and removed certain restructuring costs relating to additional campuses that moved into teach-out after the EBITDA performance measure target was established. The amount reported below for 2015 actual EBITDA performance varies from reported financial results due to plan design.

Performance Measure	Targeted EBITDA	2015 Actual	AIP Payout Percent
EBITDA (as calculated for AIP)*	$22.845 million	$23.798 million	102.48%

*	EBITDA for purposes of the 2015 AIP is defined as the consolidated earnings of the Company from both continuing and discontinued operations, determined before interest, taxes, depreciation & amortization (as such amounts are reported on the Company’s Form 10-K for the year ended December 31, 2015 (which is prepared in accordance with the generally accepted accounting principles of the U.S.)), excluding intra-Company management fees and amounts paid pursuant to the AIP and Key Executive AIP, and including such adjustment as may be made by the Committee in its sole discretion.

Named Executive Officer	2015 AIP Target $ Value (000’s)	Financial Performance Payout Percent	Individual Performance Payout Percent*	2015 AIP Payout (000’s)	Commentary
Todd S. Nelson	$770.0	102.48%	100%	$306,991	Although his employment offer provided that Mr. Nelson’s 2015 AIP payment must be at least equal to 100% of target value, prorated based on the portion of the year he is employed with the Company, actual AIP results exceeded that amount.
David A. Rawden	NA	NA	NA	NA	Mr. Rawden was not directly compensated by the Company and did not participate in AIP.
Jeffrey D. Ayers	$228.0	102.48%	140%	$252,347	Individual payout reflects outstanding navigation of the legal and regulatory environment of our industry.
Jeffrey R. Cooper	$122.0	102.48%	100%	$125,026
Andrew H. Hurst	$144.0	102.48%	130%	$156,425	Individual payout reflects strong student outcomes, retention and enrollment growth despite the industry challenges.
Ronald D. McCray	NA	NA	NA	NA	Due to the interim nature of his role, Mr. McCray was not a participant in AIP.
Scott W. Steffey	NA	NA	NA	NA	Mr. Steffey left the Company in February 2015 and therefore did not receive any payment pursuant to the 2015 AIP.
Reid E. Simpson	$297.5	NA	NA	NA	Mr. Simpson left the Company in March 2015 and therefore did not receive any payment pursuant to the 2015 AIP.
Lysa A. Clemens Jason T. Friesen	$234.3 $240.0	NA NA	NA NA	NA NA	See “Compensation Tables—Potential Payments upon Termination or Change in Control” for a description of the separation arrangements with Ms. Clemens and Mr. Friesen.

*	The individual performance payout percent is a factor applied after the financial performance payout percent of 102.48 and is based on the named executive officer’s performance against their goals for 2015.

Long-Term Incentive Compensation Awards

The Committee uses long-term incentive awards to align executives’ interests with the long-term interests of our stockholders and to build an ownership culture among our senior management, including the named executive officers, based on its belief that stock ownership encourages senior management to achieve long-term Company business objectives.

The Committee generally grants long-term incentive awards annually to eligible employees, including our named executive officers, during the first quarter of each calendar year. New hire grants for executive officers and other leadership roles may be made in connection with offers of employment.

The Company’s 2008 Plan permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance units and other awards. The 2008 Plan requires a minimum vesting period of one year for performance-based awards and at least three-year pro rata vesting on “full-value” awards such as restricted stock and restricted stock units, subject to certain exceptions. No dividend equivalents accrue or are paid on stock options and, because the Board has neither declared nor paid dividends, no dividends have been paid on or accrued for restricted stock awards.

The Committee’s guidelines for equity awards specify procedures and timing of granting equity awards relative to publicly available information about the Company, establish the exercise price of stock option awards at the grant date closing price of our common stock as reported on NASDAQ, and, by delegation of authority, allow our President and Chief Executive Officer to make stock grants to new and existing employees (except those who are executive officers under Section 16 of the Exchange Act) of up to the lesser of 50,000 shares or a total value of $100,000 per award with an aggregate limit of 200,000 shares in any 12-month period, of which up to 100,000 shares can be awarded in the form of restricted stock or unit awards and up to 100,000 shares in the form of stock option awards.

2015 Awards.    In March 2015, the Committee awarded annual long-term incentive awards to our named executive officers employed at that time and other eligible employees under the 2008 Plan. The awards to the named executive officers were made in accordance with a target value split between stock options (30%), time-based restricted stock units settled half in stock and half in cash (20%), and a cash-based performance unit (50%), although Mr. McCray’s award was structured differently due to the interim nature of his role. The Committee applied the same target value split between award vehicles when Mr. Nelson joined the Company in August 2015, but also awarded additional restricted stock units to Mr. Nelson as part of his sign-on award.

In setting the target dollar value of these annual awards, the Committee considered long-term award data provided by Cook, the Committee’s philosophy of providing a competitive pay package as compared to our comparison group, the FASB ASC Topic 718 Compensation—Stock Compensation expense to the Company of the awards, the grant date fair value of the awards, and other matters discussed under “VII. Regulatory Considerations.” The Committee’s goal continues to be to balance stockholder interests with the need to retain and attract leadership talent and ensure continuity of Company leadership in order to lead the efforts around the Company transformation.

The following table summarizes the annual long-term incentive awards to our named executive officers in 2015. The additional restricted stock unit award made to Mr. Nelson as part of his sign-on award is not included and is discussed separately below under the heading “Inducement Compensation for Newly Appointed CEO.”

Named Executive Officer	2014 LTI Target Value as a Percent of Base Salary	2015 LTI Target Value as a Percent of Base Salary	2015 LTI $ Target Value (000’s)	2015 Stock Option Grant (# of Shares)	2015 Restricted Stock Unit Grants (# of RSUs)	2015 Performance Unit Grant ($ Target Value of Cash Award 000’s)
Todd S. Nelson (1)	NA	260%	$2,000.0	250,732	119,048	$1,000.0
David A. Rawden	NA	NA	NA	NA	NA	NA
Jeffrey D. Ayers	125%	125%	$475.0	43,980	16,552	$237.5
Jeffrey R. Cooper (2)	60%	75%	$228.8	21,180	7,968	$114.4
Andrew H. Hurst (3)	80%	80%	$256.0	23,704	8,920	$128.0
Ronald D. McCray	NA	100%	$1,500.0	NA	261,324	NA
Scott W. Steffey	350%	NA	NA	NA	NA	NA
Reid E. Simpson (4)(5)	125%	125%	$531.3	49,188	18,512	$265.6
Lysa A. Clemens (5)	125%	125%	$488.1	45,196	17,008	$244.1
Jason T. Friesen (5)	125%	125%	$500.0	46,296	17,424	$250.0

(1)	Mr. Nelson’s 2015 annual long-term incentive awards included in this table contain vesting provisions upon a termination of service which are different from those contained in the awards to other executive officers. See “Inducement Compensation for Newly Appointed CEO” below for more information.
(2)	Mr. Cooper’s target value was increased for 2015 based on manager recommendation. This increase does not apply to future years.
(3)	In addition to the 2015 annual long-term incentive awards included in this table for Mr. Hurst, he received a restricted stock unit award in June 2015 for retention purposes. See “June 2015 Retention Award to Andrew Hurst” below for more information.
(4)	In addition to the 2015 annual long-term incentive awards included in this table for Mr. Simpson, he received additional awards which are discussed below under the heading “Former Named Executive Officers.”
(5)	The 2015 awards were forfeited in connection with the named executive officer’s departure from the Company prior to the vesting of any portion of the awards.

The annual 2015 stock option grants to the named executive officers become exercisable in four equal annual installments provided that the award recipient remains our employee on the date of vesting. Stock option grants have a maximum term of ten years. The exercise price of the annual 2015 grants is $5.90, with the exception of Mr. Nelson’s grant which has an exercise price of $4.15 due to the difference in the closing stock price on the grant dates. The target number of option shares granted is generally derived first by multiplying the grantee’s base salary by the equity target from the table above times the 30% weight noted above to determine the target grant value. This value is then divided by an estimated per-share fair value calculated based on the 30-day average closing stock price as of one calendar week prior to the relevant grant date and the Black Scholes value as of two trading days prior to the relevant grant date to determine the number of option shares. The number of option shares is further adjusted so that fractional amounts are not vested.

The annual 2015 restricted stock units granted to the named executive officers other than Mr. McCray are settled half in stock and half in cash and vest in four equal annual installments provided that the award recipient remains our employee on the date of vesting. Mr. McCray’s interim CEO compensation arrangements are discussed below under the heading “Former Named Executive Officers.” The target number of restricted stock units awarded is generally derived first by multiplying the grantee’s base salary by the equity target from the table above times the 20% weight noted above to determine the target grant value. This value is then divided by the 30-day average closing stock price as of one calendar week prior to the relevant grant date to determine the number of restricted stock units. As restricted stock units are considered “full-value” awards, the Black Scholes adjustment is not applicable. The number of time-based restricted stock units is further adjusted so that fractional units are not vested.

The 2015 cash-based performance units vest on December 31, 2017 and any amounts due thereunder will be paid by March 15, 2018 based on the CEC total stockholder return (TSR) relative to the established peer group. TSR is a concept used to compare the performance of different companies’ stocks over a period of time. TSR is an excellent indicator of company performance and success; it reflects how well a company has created long-term value in highly competitive markets. The payout scale, which includes a minimum performance threshold for payment and a 200% maximum payout, and the company peer group used for the relative TSR measurement are described further under the heading “Outstanding Performance-Based Awards” below.

The Committee determined to use a cash-based performance award and to settle restricted stock units partially in cash in order to manage the Company’s share usage run rate within reasonable competitive norms.

The 2015 long-term incentive awards to named executive officers generally included two-year, post-termination restrictive covenants covering non-solicitation, non-disclosure and non-competition.

June 2015 Retention Award to Andrew Hurst.    Following the Company’s May 2015 strategic restructuring announcement, the Company felt it was important to give retention awards to select non-executive officers who would be critical in the success of ongoing operations. Andrew Hurst, who was not an executive officer at that time, was a recipient of the June 2015 retention award. Mr. Hurst was granted 13,593 restricted stock units, with a target grant value of $56,000, to vest in three equal installments over a three-year period. If Mr. Hurst is involuntarily terminated from the Company, for reasons other than cause, prior to the vesting dates, the unvested restricted stock units will be settled and paid in cash.

If Mr. Hurst remains actively employed and in good standing with the Company, he will also receive a cash payment of $56,000 on June 15, 2016 as part of the retention award.

Inducement Compensation for Newly Appointed CEO

On August 12, 2015, Todd Nelson assumed the position of President and Chief Executive Officer of the Company and in connection therewith the Company and Mr. Nelson entered into a letter agreement dated July 30, 2015 (the “Nelson Letter Agreement”). Given the stage of the Company transformation and in recognition of the leadership needed to complete the transformation, as well as industry challenges, the Nelson Letter Agreement provided for a sign-on award consisting of cash and equity, in addition to the regular annual long-term incentive awards described above, in order to induce him to join the Company. The following outlines the details of this sign-on award:

•

A lump sum cash payment in the amount of $1,000,000. The after tax amount of the cash sign-on award is subject to repayment by Mr. Nelson if his employment is terminated by the Company for Cause or he terminates his employment other than for Good Reason (as such terms are defined in the Nelson Letter Agreement) during the first year of his employment with the Company.

•

An award of 520,834 cash-settled restricted stock units with a target value at grant of $1,750,000, which will vest 50% on September 14, 2016 and 50% on September 14, 2017. Although issued outside of the 2008 Plan, these restricted stock units contain other terms and conditions generally consistent with restricted stock units granted to other executive officers in March 2015 under the 2008 Plan.

As a result of the sign-on award, Mr. Nelson is not entitled to reimbursement of any commuting, living or relocation expenses from the Company.

In the event Mr. Nelson’s employment is terminated by the Company without Cause or by Mr. Nelson for Good Reason, the Nelson Letter Agreement provides for Mr. Nelson’s participation in the Company’s Executive Severance Plan with eligibility for payments thereunder based on the sum of two times Mr. Nelson’s annual base salary and two times his target annual incentive award, subject to satisfaction of the plan’s relevant requirements. In addition, subject to the satisfaction of the requirements of the Executive Severance Plan, in the event Mr. Nelson’s employment is terminated by the Company without Cause or by Mr. Nelson for Good Reason, the

Nelson Letter Agreement provides that Mr. Nelson will receive a prorated annual incentive for the year of termination, paid at the time when payments are made to other executive employees of the Company and based on actual performance.

As described above under the heading “Long-Term Incentive Compensation Awards,” Mr. Nelson received regular annual long-term incentive awards upon the commencement of his employment. Except as set forth below in this paragraph, the terms of those regular long-term incentive awards are materially consistent with similar awards the Company granted to other executives and employees in March 2015. In accordance with the Nelson Letter Agreement, upon termination of Mr. Nelson’s employment by the Company without Cause, or if he terminates his employment for Good Reason and not as a result of his death or Disability (as such terms are defined in the Nelson Letter Agreement), (a) the stock options and restricted stock units granted as part of the regular annual long-term incentive awards become fully vested, the restricted stock units will be paid or settled, as applicable, within 30 days, and the stock options will remain outstanding for three years after such termination, but not beyond the ten-year term of the options, (b) the performance unit will become vested and a prorated amount will be paid to Mr. Nelson following the end of the performance period based on actual performance, and (c) if such termination occurs within 18 months following a Change in Control (as defined in the 2008 Plan), the performance units will become vested and promptly paid based on the greater of target performance or actual performance as of the date of the Change in Control. If Mr. Nelson’s employment is terminated due to his death or Disability, then (i) the stock options and restricted stock units granted as part of the regular annual long-term incentive awards will become fully vested, the restricted stock units will be paid or settled, as applicable, within 30 days, and the stock options will remain outstanding for one year after such termination, but not beyond the ten-year term of the options, and (ii) the performance units will become vested and be paid at the target performance level. In the event of Mr. Nelson’s retirement (as defined in the 2008 Plan), the stock options granted as part of the regular annual long-term incentive awards will remain outstanding for three years following the date of his termination, but not beyond the ten-year term of the options.

Under the Nelson Letter Agreement, Mr. Nelson is subject to confidentiality and non-disparagement covenants during and after his employment with the Company terminates. Mr. Nelson is also subject to non-competition and employee non-solicitation covenants both during and for a period of two years following termination of his employment.

Former Named Executive Officers

Additional information is set forth below about certain compensation matters for the named executive officers who were not employed by the Company at December 31, 2015.

Interim CEO Compensation for Ronald McCray.    On February 11, 2015, the Board of Directors appointed Ronald McCray as Interim President and Chief Executive Officer of the Company, in addition to his role at that time as Chairman of the Board, to lead the Company while a search for a new President and CEO was conducted. Mr. McCray remained Interim President and Chief Executive Officer until August 12, 2015 when Todd Nelson assumed the position. The following compensatory arrangements were established in connection with Mr. McCray’s employment by the Company:

•	As described above, Mr. McCray’s annual base salary was $1.5 million and he did not participate in the annual incentive award program.

•

The 261,324 performance-based restricted stock units awarded to Mr. McCray had a target value at grant of $1.5 million and 250,000 were stock-settled restricted stock units issued under the 2008 Plan and 11,324 were cash-settled restricted stock units issued outside of the 2008 Plan. The restricted stock units were scheduled to vest on March 14, 2016 based on the level of achievement of company-wide EBITDA, as defined for purposes of the 2015 AIP, and the number of restricted stock units eligible for vesting based on the length of Mr. McCray’s tenure in his role as Interim President and Chief Executive Officer, with 25% eligible for vesting as of the grant date and an additional 25% eligible for vesting for each quarter Mr. McCray served as interim CEO. Based on his tenure, 75% of his total restricted stock units were eligible to vest on March 14, 2016. In light of the adoption of the Amended and Restated 2015 Annual Incentive Award Program, the performance vesting criteria of Mr. McCray’s restricted stock units became based on the level of achievement of company-wide EBITDA as defined for purposes of the amended and restated 2015 AIP. The scale for determining the number of restricted stock units eligible for vesting based on achievement of the above-referenced EBITDA performance measure was revised to conform to the payout scale under the amended and restated AIP. As described above under the heading “Annual Incentive Award Program,” the EBITDA performance payout factor for the 2015 AIP was 102.48%, resulting in 100% of Mr. McCray’s eligible stock-settled RSUs and 100% of his eligible cash-settled RSUs vesting on March 14, 2016.

•

Due to the interim nature of Mr. McCray’s appointment, the Company, for up to the first 12 months of employment, agreed to reimburse him for the following costs associated with temporary living near the Company’s corporate offices in Schaumburg, IL: monthly rent and utilities for a furnished apartment, a rental car, health club dues and travel expenses (including one roundtrip coach airfare) to one of his regular residences each month.

•	Mr. McCray was not eligible to participate in the Company’s executive severance plan.

•	Mr. McCray was eligible to participate in the benefit programs available to the Company’s employees subject to the eligibility requirement of each plan.

•	Mr. McCray did not receive any additional compensation in his capacity as a member and Chairman of the Board during his employment with the Company.

Departure of Scott Steffey.    On February 11, 2015, Scott Steffey resigned from his position as President and Chief Executive Officer and as a member of the Board of Directors. In connection with the termination of his employment, Mr. Steffey and the Company entered into a Separation and Release Agreement (the “Steffey Separation Agreement”). Under the terms of the Steffey Separation Agreement, the Company paid Mr. Steffey $2.5 million in consideration for the cancellation of Mr. Steffey’s outstanding or promised equity and incentive awards, vested and unvested. The $2.5 million payment takes into account Mr. Steffey’s vested equity grants, equity grants which were due to vest on March 14, 2015 and the 2014 AIP, offset by Mr. Steffey’s repayment of the portion of the sign-on award provided under the terms of the employment letter agreement entered into between Mr. Steffey and the Company on April 1, 2013 (the “Steffey Employment Agreement”) and Mr. Steffey’s repayment of certain travel and other expenses due the Company. The Steffey Separation Agreement also provides for the continued effectiveness of certain provisions of the Steffey Employment Agreement, including Mr. Steffey’s agreement (a) not to compete with the Company for a period of two years, (b) not to solicit the Company’s employees, students and certain other persons for a period of two years, and (c) not to disclose confidential information relating to the Company. The Steffey Separation Agreement also provides for non-disparagement, continued assistance and cooperation between the parties, a general release of claims between the parties, subject to certain exclusions, as well as other customary provisions.

Additional Awards to, and Departure of, Reid Simpson.    In March 2015, the Committee granted long-term incentive awards to Reid Simpson in addition to the regular annual awards received in accordance with his previously established long-term incentive award target value. These additional awards were designed to provide Mr. Simpson with the full value of the new hire equity awards contemplated by the Company’s May 21, 2014 offer letter to Mr. Simpson. As a result of the Company’s internal practice at that time of using an average stock price over an extended period of time to determine the size of an equity award designed to achieve a desired target value, the awards made when Mr. Simpson joined the Company in 2014 did not achieve the offer letter value as anticipated by Mr. Simpson in accepting his offer. These additional awards consisted of stock options to purchase 17,697 shares and 23,308 stock-settled restricted stock units, which were scheduled to vest in three equal installments on each of March 14, 2016, 2017 and 2018. Other terms of the additional awards to Mr. Simpson were consistent with the March 2015 annual awards made to the executive officers.

Mr. Simpson resigned from his position as Senior Vice President and Chief Financial Officer effective March 31, 2015. In connection with his departure, Mr. Simpson’s long-term incentive awards were forfeited, including the regular annual awards and the additional awards made to him in March 2015. Pursuant to the terms of his May 2014 offer of employment, Mr. Simpson was required to repay his 2014 sign-on bonus and relocation expenses for which the Company reimbursed him.

Departure of Lysa Clemens.    On October 16, 2015, Lysa Clemens, Senior Vice President, Transitional Operations, left the Company as part of several leadership changes implemented in connection with the Company’s transformation strategy. Ms. Clemens received benefits in accordance with the Company’s Executive Severance Plan, except that the Company agreed to waive the requirement for a covenant not to compete as a condition to receiving benefits thereunder. On October 16, 2015, the Committee approved the separation arrangements with Ms. Clemens. All unvested incentive compensation awards held by Ms. Clemens were forfeited. See “Compensation Tables—Potential Payments upon Termination or Change in Control” for more information about the amounts paid to Ms. Clemens in connection with her departure.

Departure of Jason Friesen.    On October 16, 2015, Jason Friesen, Senior Vice President and Chief University Officer, left the Company as part of several leadership changes implemented in connection with the Company’s transformation strategy. Mr. Friesen received benefits in accordance with the Company’s Executive Severance Plan, except that the Company agreed to waive the requirement for a covenant not to compete as a condition to receiving benefits thereunder. On October 16, 2015, the Committee approved the separation arrangements with Mr. Friesen and also took action to waive forfeiture of his previously granted incentive compensation awards which were scheduled to vest during the remainder of 2015, subject to Mr. Friesen’s execution and non-revocation of a separation agreement and release as required under the Company’s Executive Severance Plan. All other unvested incentive compensation awards held by Mr. Friesen were forfeited. See “Compensation Tables—Potential Payments upon Termination or Change in Control” for more information about the amounts paid and awards vested in connection with Mr. Friesen’s departure.

Outstanding Performance-Based Awards

In addition to the performance unit awards granted in 2015 and discussed above, similar performance units were granted in March 2013, 2014 and 2016. These cash-based performance units vest at the end of the respective three-year performance period based on the Company’s TSR relative to an established peer group.

The 2013—2016 performance units contain the same payout scale, which is set forth in the table below.

Performance Percentile	Award Payout Percentage
75 or higher	200%
70	180%
60	140%
50	100%
40	80%
30	60%
25	50%
Lower than 25	0%

To the extent the performance percentile is in between the percentiles listed in the table above, the applicable award payout percentage will be interpolated. For example, if the performance percentile is 55, then the award payout percentage would be 120%. Notwithstanding the foregoing table, if the Company’s TSR is less than zero, then the award payout percentage will be determined pursuant to the table set forth above, but in such case, the award payout percentage shall not exceed 100%.

The company peer group used for the relative TSR measurement under the performance units has varied slightly from year to year. The following companies are included in the 2013 and 2014 performance unit company peer group: American Public Education, Inc., Apollo Group, Inc., Bridgepoint Education, Inc., Capella Education Company, Corinthian Colleges, Inc., DeVry, Inc., Education Management Corporation, ITT Educational Services Inc., Grand Canyon Education Inc., Learning Tree International Inc., Lincoln Education Services Corporation, National American University Holdings Inc., Strayer Education Inc. and Universal Technical Institute Inc. Corinthian Colleges, Inc. and Education Management Corporation were removed from the peer group used for the 2015 performance units due to their delisting from a national securities exchange, and Graham Holding Company was added. For the 2016 peer group for the relative TSR measurement under the performance units, Learning Tree International Inc. was removed due to delisting and K-12 Inc. was added. The performance unit peer groups were established to include publicly traded education industry peers, and are different from the comparison group used for compensation determinations because the compensation comparison group is designed to include companies from a broader spectrum of industries from which we may draw talent or which may recruit talent from the Company.

The 2013 performance units vested on December 31, 2015. The relative TSR was calculated using the following companies: American Public Education, Inc., Apollo Group, Inc., Bridgepoint Education, Inc., Capella Education Company, DeVry, Inc., ITT Educational Services Inc., Grand Canyon Education Inc., Lincoln Education Services Corporation, National American University Holdings Inc., Strayer Education Inc. and Universal Technical Institute Inc. Corinthian Colleges, Inc., Education Management Corporation and Learning Tree International Inc. were removed from the calculation due to their delisting from a national securities exchange. For the three year period ending on December 31, 2015, the performance percentile for CEC is 82%, which results in a 200% payout. The payout amounts to named executive officers for the 2013 performance units are as follows:

Jeffrey Ayers had a target value of $190,000, which resulted in a payment amount of $380,000.

Jason Friesen had a target value of $177,500, which resulted in a payout amount of $355,000 (as part of Mr. Friesen’s separation agreement, this award was allowed to vest).

No other named executive officers received a 2013 performance unit which vested.

VI. Other Compensation and Benefits

Executive officers are entitled to the same employee benefits available to all full-time employees (subject to the satisfaction of minimum service and other eligibility requirements). Such benefits include health and welfare benefits, vacation and other time off, and our 401(k) Plan, including a Company matching contribution.

Certain executive officers, including the named executive officers, also receive additional benefits and perquisites, including an executive severance plan for those executive officers designated by the Committee to participate, which is described below in “Compensation Tables—Potential Payments Upon a Termination or Change in Control—Executive Severance Plan”; an executive relocation plan; coverage under our directors’ and officers’ insurance policy; and indemnification agreements providing indemnification of, and advancing of expenses to, our named executive officers and certain other designated employees to the fullest extent permitted by Delaware law.

When the Committee reviews our executive compensation programs to ensure a competitive position against our comparison group, it generally does not compare and review benefits and perquisites relative to the comparison group, as it considers these benefits and perquisites to be relatively immaterial when compared to the other components of our executive compensation program.

VII. Regulatory Considerations

Federal income tax regulations and U.S. generally accepted accounting principles impact the cost and recognized expense of our executive compensation programs and influence the Committee’s design of our executive compensation strategies.

Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1,000,000 paid to the Company’s Chief Executive Officer and the three other most highly compensated executive officers (other than our principal financial officer) serving on the last day of the year (the “Covered Executives”). Based on the regulations issued by the Internal Revenue Service, we believe we have generally taken the necessary actions to allow the deductibility of payments under the Key Executive AIP and with respect to stock options and performance-based shares or units granted under our programs. We intend to generally continue to take the necessary actions to maintain the deductibility of compensation resulting from these types of awards where appropriate in light of our overall compensation strategy. In contrast, time-based restricted stock or units granted under our plans generally do not qualify as “performance-based compensation” under Section 162(m). Therefore, the vesting of time-based restricted stock or units in some cases may result in a loss of tax deductibility of related compensation. While we view preserving tax deductibility as an important objective, we believe the primary purpose of our compensation program is to support our strategy and the long-term interests of our stockholders. In specific instances we have, and in the future we may, authorize compensation arrangements that are not fully tax deductible but which promote other important objectives of the Company and of our executive compensation program. For example, certain elements of Mr. Nelson’s compensation may not comply with the Section 162(m) requirements for deductibility to the extent overall compensation exceeds $1 million.

A critical Internal Revenue Code requirement for deductibility, in addition to the performance criteria, is that the Committee cannot increase the size of any payout or award, though it may have the discretion to decrease the size of payments and awards. The Company’s annual and long-term incentive programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. For example, under the Key Executive AIP, the Committee established the maximum cash incentive potentially payable to each named executive officer who was an executive officer at the time the Key Executive AIP was approved and specified other executive officers who potentially are subject to the Section 162(m) limits on deductibility. For 2015, the Committee established maximum incentives potentially payable provided the Company achieved $600 million of revenue from continuing operations in 2015. In the first quarter of 2016, the Committee certified that the Company had met this measure. The Committee then determined the amount of the 2015 annual incentives to be paid by applying the 2015 performance metrics as described in “V. 2015 Compensation Decisions—Annual Incentive Award Program.”

From time to time, the Committee has utilized certain types of restricted stock or units as an incentive and retention tool. These awards may utilize time-based vesting; performance-based vesting that is intended to maintain total deductibility for purposes of Section 162(m), as well as performance-based vesting that retains broader discretion and is therefore not intended to maintain deductibility for purposes of Section 162(m). Where deductibility is not completely maintained (i.e., in the case of time-vesting stock and units, as well as certain performance-vesting awards where broader discretion is maintained), such awards may not be deductible as a compensation expense to the extent the compensation is paid to any Covered Executive and amounts attributable to the potentially non-deductible stock or units awarded, plus any other non-performance-based earnings, exceed $1,000,000 for such Covered Executive in the year the shares or units vest. The Committee believes such time-based restricted stock and restricted stock unit awards and the potentially non-deductible performance-based awards further the best interests of the Company and its stockholders as the awards are an inducement to retain talented executives and align their interests with those of our stockholders.

The Committee administers our incentive, equity and severance plans to comply with federal tax rules affecting nonqualified deferred compensation, other tax rules and accounting rules, such as FASB ASC Topic 718 Compensation—Stock Compensation (which specifies the accounting treatment and cost of various equity-based awards).

VIII. Corporate Governance

Compensation Recovery Policy

The Board of Directors adopted a compensation recovery policy in January 2010. The policy requires, in all appropriate circumstances and to the extent permitted by governing law, the reimbursement of any annual or long-term incentive payment to a Company executive officer (for purposes of the Exchange Act) if:

•	The payment was predicated upon achieving certain financial results that were subsequently the subject of a material restatement of Company financial statements filed with the SEC;

•	The Board determines that the executive engaged in intentional misconduct that caused or substantially caused the need for the material restatement; and

•	A lower payment would have been made to the executive based on the restated financial results.

In each such instance, the Company will, to the extent practicable, seek to recover from the individual executive the amount by which that executive’s incentive payments for the relevant periods exceeded the lower payment that would have been made based on the restated financial results.

Risk Assessment and Mitigation

The Committee has defined certain design guidelines for our compensation programs which are intended to mitigate harmful risk taking. As part of the Committee’s review of 2015 executive compensation, the Committee confirmed the effective implementation of these features and, based on the following assessment, concluded that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company:

•	Base salaries are fully competitive and are not subject to performance risk;

•	Incentive programs are carefully balanced between annual and long-term performance and cash and equity compensation;

•	Annual cash incentive and long-term incentive programs are capped;

•

Long-term incentive awards are weighted 30% to stock options that vest in four equal annual installments for alignment with stockholders, 20% to time-based restricted stock units that vest in four equal annual installments for retention incentive, and 50% to performance units that cliff vest after three years subject to a relative TSR goal;

•	Performance cycles for performance units are three years and overlap to reduce incentive to maximize performance in any one period at the expense of another;

•

Performance goals are recalibrated annually to maintain directional alignment with pay and performance relative to the Company’s historical performance and broader market performance and best estimates of future expectations;

•

The determination of incentive program performance results is generally subject to the Committee’s discretionary assessment of the appropriate treatment of unusual, nonoperational or nonrecurring items;

•	Executives and directors are subject to stock ownership guidelines, which include retention ratios and holding periods;

•	Adoption of a policy to recoup improper payments or gains from incentive compensation paid or granted to executives; and

•	Prohibition of executive officers and directors hedging or pledging Company stock.

Stock Ownership Guidelines

Our Board of Directors believes that the executive officers should be active participants in improving stockholder value by maintaining a predetermined level of ownership of our common stock. The Board initially adopted stock ownership guidelines in 2005 that require certain executive officers to own stock equal in value to a multiple of salary based on the officer’s position. In order to better align with market practices, the Board of Directors revised the terms of these stock ownership guidelines effective June 2, 2014. The stock ownership targets are based on the following multiples of base salary:

Designated Offers Subject to Guidelines	Multiple of Base Salary
Chief Executive Officer	6
Chief Financial Officer and Chief Operating Officer	3
Executive Vice Presidents and all other equivalent managerial-level officers directly reporting to the Chief Executive Officer	2
All other Officers subject to the guidelines	1

Although there is no specific period of time by which designated officers are required to achieve the applicable ownership guideline, executive officers are expected to make continuous progress toward their respective ownership guideline and to comply with certain retention ratios until their respective guideline has been achieved. The CEO is to hold 75% of “net shares” received from equity awards until the applicable guideline has been achieved. All other designated officers are to hold 50% of “net shares” received from equity until the applicable guideline has been achieved. Following attainment of the applicable stock ownership guideline, designated officers and directors are required to hold 50% of “net shares” received from equity awards for one year from the later of the date of exercise or vesting.

“Net shares” for purposes of these retention ratios and holding periods are defined as those shares that remain after deducting the exercise price, if applicable in the event of the exercise of options or SARs or similar instruments, and after deducting any shares the Company withheld to satisfy tax withholding obligations.

Once a designated officer has achieved the applicable ownership guideline according to an annual valuation, they will be considered in compliance, regardless of any changes in base salary (except for promotional increases) or the price of the Company’s common stock, so long as the officer continues to own at least the number of shares of CEC common stock owned in order to achieve the applicable guideline. If an officer receives a promotion which involves a change in base salary or if an officer does not continue to own at least the number of shares of CEC common stock owned in order to achieve the applicable guideline, then the applicable retention ratio will apply until the applicable ownership guideline is again achieved.

The Committee has discretion to reduce equity awards or to pay a portion of the annual cash incentive in the form of restricted stock to executive officers who are not in compliance with the retention requirements or ownership targets under the guidelines. All designated officers and directors were in compliance with the retention ratio and holding period requirements as of the 2015 annual valuation.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors is composed solely of independent directors, as that term is defined in NASDAQ’s listing standards, as well as under Rule 16b-3 of the Exchange Act and Section 162(m) of the Internal Revenue Code. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with the Company’s management. Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Patrick W. Gross (Chairperson)

Gregory L. Jackson

Richard D. Wang

Compensation Tables

2015 Summary Compensation Table

The following table shows compensation of our principal executive officer and our principal financial officer as of December 31, 2015 and the three other most highly compensated executive officers who were serving as our executive officers as of December 31, 2015. Information regarding former executive officers who served as our principal executive officer or principal financial officer during 2015 or who would have been one of the three other most highly compensated executive officers had they been an executive officer as of December 31, 2015 is also included. These officers are our 2015 named executive officers. Information regarding amounts in certain columns follows the table.

		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Todd S. Nelson	2015	$298,375	$1,000,000	$2,655,511	$602,283	$306,991	$35,480	$4,898,640
President and Chief Executive Officer (1)

David A. Rawden	2015	$1,395,925	$—	$—	$—	$—	$—	$1,395,925
Interim Chief Financial Officer (2)

Jeffrey D. Ayers	2015	$380,000	$—	$97,656	$147,685	$632,347	$9,500	$1,267,188
Senior Vice President, General Counsel and Corporate Secretary	2014	$383,000	$124,158	$127,777	$196,307	$93,480	$9,400	$934,122
	2013	$382,400	$95,229	$116,046	$109,152	$58,573	$9,600	$771,000

Jeffrey R. Cooper	2015	$305,000	$—	$47,012	$71,122	$125,026	$5,300	$553,460
Senior Vice President, Chief Compliance Officer (3)

Andrew H. Hurst	2015	$320,000	$—	$107,136	$79,816	$156,425	$4,265	$667,642
Senior Vice President—Colorado Technical University (3)

Ronald D. McCray	2015	$825,000	$—	$1,275,261	$—	$—	$96,279	$2,196,540
Former Interim President and Chief Executive Officer (4)

Scott W. Steffey	2015	$99,167	$—	$—	$—	$—	$1,978,883	$2,078,050
Former President and Chief Executive Officer (5)	2014	$835,433	$—	$749,727	$1,151,767	$521,354	$2,767	$3,261,048
	2013	$549,145	$2,500,000	$779,999	$730,750	$274,148	$31,046	$4,865,088

Reid E. Simpson	2015	$114,390	$—	$246,737	$224,600	$—	$5,263	$590,990
Former Senior Vice President and Chief Financial Officer (6)	2014	$260,086	$80,000	$250,123	$110,978	$148,750	$193,868	$1,043,805

Lysa A. Clemens	2015	$316,137	$—	$100,348	$151,768	$—	$776,745	$1,344,998
Former Senior Vice President, Transitional Operations (7)	2014	$377,083	$—	$157,566	$242,076	$102,485	$5,200	$884,410
	2013	$170,500	$50,000	$134,666	$41,867	$155,000	$19,178	$571,211

Jason T. Friesen	2015	$333,059	$—	$161,735	$158,705	$355,000	$688,771	$1,697,270
Former Senior Vice President and Chief University Education Officer (7)	2014	$395,500	$115,988	$201,751	$309,962	$103,031	$5,200	$1,131,432
	2013	$357,400	$88,963	$108,408	$101,970	$126,049	$5,100	$787,890

(1)	Mr. Nelson joined the Company, and first became an executive officer, on August 12, 2015.

(2)	Mr. Rawden is a Director at AlixPartners, a business advisory firm, and provided services as Interim Chief Financial Officer from April 1, 2015 through March 31, 2016 pursuant to an agreement for the provision of interim management services with AP Services, LLC, an affiliate of AlixPartners. Mr. Rawden was not directly compensated by the Company. Amounts included for Mr. Rawden are amounts due pursuant to the agreement with AP Services, LLC with respect to Mr. Rawden’s services as CFO during 2015, which consist of a monthly fee of $130,000, plus (i) a 2% fee to cover indirect administrative costs and (ii) reimbursement of expenses.

(3)	2015 was the first year that Messrs. Cooper and Hurst were named executive officers. Accordingly, the compensation disclosed in the Summary Compensation Table for them relates only to compensation for 2015.

(4)	Mr. McCray served as Interim President and Chief Executive Officer of the Company from February 11, 2015 through August 12, 2015; however, his employment with the Company continued through August 31, 2015.

(5)	Mr. Steffey served as President and Chief Executive Officer of the Company from April 8, 2013 through February 11, 2015.

(6)	Mr. Simpson served as Senior Vice President and Chief Financial Officer of the Company from May 21, 2014 through March 31, 2015.

(7)	Ms. Clemens and Mr. Friesen ceased being executive officers of the Company on October 16, 2015.

Bonus.    For Mr. Nelson, this column reflects a 2015 sign-on award in connection with the commencement of his employment with the Company on August 12, 2015. See “Compensation Discussion and Analysis—V. 2015 Compensation Decisions—Inducement Compensation for Newly Appointed CEO” for more information about this award.

Stock and Option Awards.    These columns show the grant date fair value of the restricted stock unit, stock option and stock appreciation right awards granted to our named executive officers, excluding the effect of actual or estimated forfeitures. See Note 15 of the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for information regarding the assumptions used in the valuation of equity-based awards.

Amounts for Mr. Friesen include $58,933 (Stock Awards) and $3,243 (Option Awards) which represent the incremental fair value, calculated in accordance with FASB ASC Topic 718, of awards modified in October 2015 to permit vesting of 14,660 restricted stock units and options to purchase 2,221 shares of common stock which were scheduled to vest during the remainder of 2015 in connection with Mr. Friesen’s separation from the Company after eight years of service. Additional information about these modified awards and Mr. Friesen’s separation from the company is set forth below under the heading “Potential Payments upon Termination or Change in Control.”

For the portion of the restricted stock unit awards that are subject to performance conditions, that grant date fair value is based upon the probable outcome of such conditions as determined at the date of grant and for all such awards shown, that grant date value is based upon achieving the target level of performance. Mr. McCray’s 2015 restricted stock unit awards and Mr. Steffey’s 2013 and 2014 restricted stock unit awards are the only awards shown that are subject to performance conditions. For Mr. Steffey, these awards provide only for a single payout amount if the applicable performance conditions are satisfied. The probable outcome of the performance conditions as determined at the date of grant was that the performance measure would be achieved. Because there is no greater payout amount possible, the maximum attainment value is the same as the grant date fair value of these awards at target performance.

The amount in the Stock Awards column for Mr. McCray includes (i) the grant date fair value of his 2015 performance-based restricted stock unit awards based upon the probable outcome of the performance conditions as determined at the date of grant, plus (ii) the $350,174 incremental fair value, calculated in accordance with FASB ASC Topic 718, of these awards as a result of the July 2015 modification to conform the performance conditions to the Company’s Amended and Restated 2015 Annual Incentive Award Program. The probable outcome of the performance condition of the awards at the grant date was that the performance condition would be achieved at the 60% level, which was the target level of performance at the grant date consistent with the Company’s original 2015 Annual Incentive Award Program, and the probable outcome of the performance condition of the modified awards at the modification date was that the performance condition would be achieved at the 100% level, which was the target level of performance at the modification date consistent with the Company’s Amended and Restated 2015 Annual Incentive Award. Because the target level of performance under the modified awards results in full attainment of the awards, the maximum attainment value is the same as the fair value of these awards at the modification date at target performance. See “Compensation Discussion and Analysis—V. 2015 Compensation Decisions—Former Named Executive Officers” for more information about Mr. McCray’s performance-based restricted stock units and the modifications thereto.

Non-Equity Incentive Plan Compensation.    Annual cash incentives earned for any year are generally paid to the named executive officers in the first quarter of the following year. See “Compensation Discussion and Analysis—V. 2015 Compensation Decisions—Annual Incentive Award Program for Key Executives” and “—Annual Incentive Award Program” for more information regarding these amounts.

In 2013, the Company introduced cash-based performance units which used relative TSR over a three-year performance period as a new long-term incentive vehicle under the 2008 Plan. For Messrs. Ayers and Friesen, the 2015 amount reported in this column also includes amounts earned pursuant to the performance units granted in 2013. Because this is the first year that amounts are earned pursuant to this award vehicle, the comparability of amounts reported is impacted.

All Other Compensation.    All Other Compensation for 2015 includes the following components:

Name	Relocation or Living Expenses (a)	Severance Payments (b)	Tax Reimburse- ment (c)	Board of Directors Fees	Other (d)	Total
Todd S. Nelson	$10,558	$—	$—	$—	$24,922	$35,480
David A. Rawden	$—	$—	$—	$—	$—	$—
Jeffrey D. Ayers	$—	$—	$—	$—	$9,500	$9,500
Jeffrey R. Cooper	$—	$—	$—	$—	$5,300	$5,300
Andrew H. Hurst	$—	$—	$—	$—	$4,265	$4,265
Ronald D. McCray	$36,152	$—	$—	$52,474	$7,653	$96,279
Scott W. Steffey	$—	$1,978,646	$—	$—	$237	$1,978,883
Reid E. Simpson	$—	$—	$—	$—	$5,263	$5,263
Lysa A. Clemens	$108,744	$654,800	$7,901	$—	$5,300	$776,745
Jason T. Friesen	$—	$683,817	$—	$—	$4,954	$688,771

(a)	Amounts represent (i) for Mr. Nelson, use of a company paid apartment; (ii) for Mr. McCray, costs associated with temporary living near the Company’s corporate offices in accordance with compensatory arrangements established in connection with his employment as Interim President and Chief Executive Officer, including rent, utilities and maintenance for a furnished apartment, hotel costs prior to commencement of the lease for a furnished apartment, a rental car, health club dues and travel expenses (including one roundtrip coach airfare) to one of his regular residences each month; and (iii) for Ms. Clemens, relocation expenses.

(b)	Represents amounts paid or payable in accordance with the terms of the respective named executive officer’s separation agreement with the Company. Mr. Steffey’s separation agreement provided for a payment of $2.5 million in 2015, which took into account the 2014 annual cash incentive among other items. Although no specific amount was paid to Mr. Steffey pursuant to the Key Executive AIP or AIP for 2014, the 2014 amount provided for Mr. Steffey in the Non-Equity Incentive Plan Compensation column is the amount calculated based on the applicable Company performance measure results under the 2014 AIP and, for the 2014 Individual Goals performance measure, Mr. Steffey’s separation agreement (which provided that the 2014 individual performance metrics were met) rather than a determination by the Committee. The 2015 severance payment amount for Mr. Steffey has been reduced by this previously reported 2014 amount.

(c)	Certain relocation expense payments are taxable to the employee. The Company reimburses the employee an additional amount to compensate for this.

(d)	Includes 401(k) plan contributions, the cost of company-paid physical examinations, as well as (i) for Mr. Nelson, $20,000 for reimbursement of legal fees incurred in connection with the commencement of his employment with the Company, and (ii) for Messrs. Nelson, McCray and Steffey, $1,072, $2,353 and $237, respectively, for term life insurance premiums. Information regarding non-discriminatory group welfare benefit plans is excluded from the Summary Compensation Table as permitted by applicable regulations.

Grants of Plan-Based Awards in 2015

The following table provides information concerning the awards made to our named executive officers during 2015. Information regarding amounts in certain columns follows the table. All awards were made under the 2008 Plan unless otherwise noted.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Todd S. Nelson	08/12/2015	$770,000	$770,000	$1,540,000
	08/12/2015	$500,000	$1,000,000	$2,000,000
	08/12/2015								250,732	$4.15	$602,283
	08/12/2015							59,524			$247,025
	08/12/2015							59,524			$247,025
	08/12/2015							520,834			$2,161,461

David A. Rawden (1)

Jeffrey D. Ayers	01/26/2015	$54,720	$228,000	$570,000
	03/06/2015	$118,750	$237,500	$475,000
	03/06/2015								43,980	$5.90	$147,685
	03/06/2015							8,276			$48,828
	03/06/2015							8,276			$48,828

Jeffrey R. Cooper	01/26/2015	$29,280	$122,000	$305,000
	03/06/2015	$57,188	$114,375	$228,750
	03/06/2015								21,180	$5.90	$71,122
	03/06/2015							3,984			$23,506
	03/06/2015							3,984			$23,506

Andrew H. Hurst	03/02/2015	$34,560	$144,000	$288,000
	03/06/2015	$64,000	$128,000	$256,000
	03/06/2015								23,704	$5.90	$79,816
	03/06/2015							4,460			$26,314
	03/06/2015							4,460			$26,314
	03/06/2015							13,593			$54,508

Ronald D. McCray	03/06/2015				75,000	250,000	250,000				$1,220,000
	03/06/2015				3,397	11,324	11,324				$55,261

Scott W. Steffey	01/26/2015			$2,337,500

Reid E. Simpson	01/26/2015	$71,400	$297,500	$743,750
	03/06/2015	$132,813	$265,625	$531,250
	03/06/2015								49,188	$5.90	$165,173
	03/06/2015								17,697	$5.90	$59,427
	03/06/2015							9,256			$54,610
	03/06/2015							9,256			$54,610
	03/06/2015							23,308			$137,517

Lysa A. Clemens	01/26/2015	$56,232	$234,300	$585,750
	03/06/2015	$122,032	$244,063	$488,126
	03/06/2015								45,196	$5.90	$151,768
	03/06/2015							8,504			$50,174
	03/06/2015							8,504			$50,174

Jason T. Friesen	01/26/2015	$57,600	$240,000	$600,000
	03/06/2015	$125,000	$250,000	$500,000
	03/06/2015								46,296	$5.90	$155,462
	03/06/2015							8,712			$51,401
	03/06/2015							8,712			$51,401

(1)	Mr. Rawden is a Director at AlixPartners, a business advisory firm, and provided services as Interim Chief Financial Officer from April 1, 2015 through March 31, 2016 pursuant to an agreement for the provision of interim management services with AP Services, LLC, an affiliate of AlixPartners; Mr. Rawden was not directly compensated by the Company.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards. AIP General:    The first row of amounts in these columns for each applicable person shows estimated possible future payouts of awards under our 2015 annual cash incentive award program. Amounts provided are calculated on a full year basis using the 2015 annual base salary for each officer, and reflect changes implemented by the Company’s Amended and Restated 2015 Annual Incentive Award Program. The actual payout amount for Mr. Nelson was prorated for his partial year of service to the Company. Messrs. Steffey, Simpson and Friesen and Ms. Clemens did not receive a payout pursuant to our 2015 annual cash incentive program because they were not employed by the Company at December 31, 2015. The performance measures and attainment, as well as the changes implemented by the Company’s Amended and Restated 2015 Annual Incentive Award Program as compared to the original program, are discussed in “Compensation Discussion and Analysis—V. 2014 Compensation Decisions—Annual Incentive Award Program” above. Amounts actually earned by the named executive officers are shown in the 2015 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” AIP Threshold Amounts: For Mr. Nelson, the threshold amount provided is the minimum amount payable to him under the 2015 annual cash incentive award program on a full year basis pursuant to his employment letter agreement entered into in connection with the commencement of his employment with the Company. For the other named executive officers, the threshold amounts provided are the amounts payable for achieving threshold performance levels under the program; however, performance below the threshold performance levels will result in no payout. For purposes of calculating the threshold amount for these the officers other than Mr. Nelson, the individual component of the program has been assumed to be $0 because there is no threshold level of performance specified which will provide a minimum amount payable for the individual component. AIP Target Amounts: The program established payout amounts for achievement of target Company and individual performance. AIP Maximum Amounts: The maximum payouts are established by the 2015 Annual Incentive Award Program for Key Executives for those executive officers named therein; for Messrs. Nelson and Hurst, the maximum amount provided is the 200% maximum amount payable with respect to each component of the program. A maximum amount is provided for Mr. Steffey because he was employed at the time of adoption of the 2015 Annual Incentive Award Program for Key Executives, but no threshold or target amount is provided because he was not employed at the time of adoption of the program which provided for these amounts.

The second row of amounts in these columns for each applicable person shows estimated possible future payouts of awards (when made) under cash-based performance units granted in 2015 which use relative TSR over a three-year period as the performance measure. The performance units provide for a 50% payout if a threshold level of performance is met, a target payout amount and a maximum payout of 200% of target. If the threshold level of performance is not met, there will be no payout under the performance units. See “Compensation Discussion and Analysis—V. 2015 Compensation Decisions—Long-Term Incentive Compensation Awards” for more information regarding the grant of performance units in 2015.

Estimated Future Payouts Under Equity Incentive Plan Awards.    The number of shares in these columns relate to awards of performance-based restricted stock units to Mr. McCray which, as modified on July 14, 2015, provide for 30% vesting if a threshold level of performance is met. The target payout level of the modified awards is also the maximum payout level. If the threshold level of performance is not met, none of these restricted stock units vest. In addition to the performance measure, the number of restricted stock units eligible for vesting is based on the length of Mr. McCray’s tenure as Interim President and Chief Executive Officer. Amounts provided in these columns assume that the service requirements for full vesting are met. The performance targets and vesting provisions for these awards, including the modifications thereto and actual vesting outcome, are discussed above in “Compensation Discussion and Analysis—V. 2015 Compensation Decisions—Former Named Executive Officers.”

All Other Stock Awards.    This column shows the number of time-vesting restricted stock units granted to each of the named executive officers during 2015 under our 2008 Plan, except that Mr. Nelson’s 520,834 cash-settled restricted stock units were granted on August 12, 2015 outside of the 2008 Plan. These awards vest 25% per year over four years, subject to continued employment with the Company (one award settles in stock and the other in cash), except for the last award for Mr. Nelson, which vests 50% per year over two years and settles in cash. In addition, the last award for Mr. Hurst and Mr. Simpson vests over three years and is described in “Compensation Discussion and Analysis—V. 2015 Compensation Decisions—Long-Term Incentive Compensation Awards—June 2015 Retention Award to Andrew Hurst” and “Compensation Discussion and Analysis—V. 2015 Compensation Decisions—Former Named Executive Officers—Additional Awards to, and Departure of, Reid Simpson,” respectively. Messrs. Simpson and Friesen and Ms. Clemens forfeited the unvested restricted stock units from these 2015 restricted stock unit grants in connection with their separation from the Company.

All Other Option Awards.    This column shows the number of stock options granted to each of the named executive officers during 2015 under our 2008 Plan. These options become exercisable 25% per year over four years, subject to continued employment with the Company, except for the second option award listed for Mr. Simpson which vests over three years and is described in “Compensation Discussion and Analysis—V. 2015 Compensation Decisions—Former Named Executive Officers—Additional Awards to, and Departure of, Reid Simpson.” Messrs. Simpson and Friesen and Ms. Clemens forfeited the unexercisable options from these 2015 option grants in connection with their separation from the Company.

Exercise or Base Price of Option Awards.    This column shows the exercise price for the stock options granted, which was the closing price of our common stock as reported on NASDAQ on the grant date.

Grant Date Fair Value of Stock and Option Awards.    This column shows the grant date fair value of the 2015 restricted stock unit and stock option awards granted to our named executive officers, excluding the effect of actual or estimated forfeitures. For the portion of the restricted stock unit awards that are subject to performance conditions, that grant date value is based upon the probable outcome of such conditions. Amounts are calculated in accordance with the provisions of FASB ASC Topic 718—Compensation—Stock Compensation. See Note 15 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for information regarding the assumptions used in the valuation of equity awards.

Amounts for Mr. McCray include (i) the grant date fair value of his 2015 performance-based restricted stock unit awards based upon the probable outcome of the performance conditions as determined at the date of grant which was a target value of 60%, plus (ii) the incremental fair value, calculated in accordance with FASB ASC Topic 718, of these awards as a result of the July 2015 modification to conform the performance conditions to the Company’s Amended and Restated 2015 Annual Incentive Award Program based upon the probable outcome of the performance conditions as determined at the modification date.

The above table does not reflect the incremental fair value relating to awards made prior to 2015 held by Mr. Friesen which were modified in October 2015. However, these amounts are included in the “2015 Summary Compensation Table” above and discussed in the narrative accompanying that table.

Outstanding Equity Awards at Year End 2015

The following table includes information as of December 31, 2015 about all unexercised options to purchase shares of our common stock and unvested restricted stock units held by the named executive officers.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options— Exercisable (1)		Number of Securities Underlying Unexercised Options— Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Todd S. Nelson	08/12/2015	—		250,732	$4.15	08/12/2025	59,524	(6)	$216,072	—		$—
							59,524	(7)	$216,072	—		$—
							520,834	(8)	$1,890,627	—		$—

David A. Rawden (3)	—	—		—	—	—	—		—	—		$—

Jeffrey D. Ayers	03/06/2015	—		43,980	$5.90	03/06/2025	8,276	(9)	$30,042	—		$—
	03/06/2015	—		—	—	—	8,276	(10)	$30,042	—		$—
	03/04/2014	11,885		35,655	$7.33	03/04/2024	13,074	(11)	$47,459	—		$—
	03/04/2013	38,786		38,786	$2.72	03/04/2023	21,332	(12)	$77,435	—		$—
	03/01/2012	15,273		5,091	$8.63	02/28/2022	—		$—	—		$—
	03/14/2011	27,196		—	$21.80	03/13/2021	—		$—	—		$—
	03/03/2010	23,552		—	$29.02	03/02/2020	—		$—	—		$—
	02/25/2009	21,540		—	$26.15	02/24/2019	—		$—	—		$—
	03/13/2008	39,500		—	$13.32	03/12/2018	—		$—	—		$—
	02/25/2008	5,000		—	$15.32	02/24/2018	—		$—	—		$—

Jeffrey R. Cooper	03/06/2015	—		21,180	$5.90	03/06/2025	3,984	(9)	$14,462	—		$—
	03/06/2015	—		—	—	—	3,984	(10)	$14,462	—		$—
	03/04/2014	4,579		13,737	$7.33	03/04/2024	5,037	(11)	$18,284	—		$—

Andrew H. Hurst	06/12/2015	—		—	—	—	13,593	(13)	$49,343	—		$—
	03/06/2015	—		23,704	$5.90	03/06/2025	4,460	(9)	$16,190	—		$—
	03/06/2015	—		—	—	—	4,460	(10)	$16,190	—		$—
	05/12/2014	5,701		17,105	$5.00	05/12/2024	10,977	(13)	$39,847	—		$—
	05/12/2014	—		—	—	—	10,977	(14)	$39,847	—		$—

Ronald D. McCray	03/06/2015	—		—	—	—	—		$—	187,500	(15)	$680,625
	03/06/2015	—		—	—	—	—		$—	8,493	(16)	$30,830
	06/03/2014	—		—	—	—	9,746	(17)	$35,378	—		$—
	05/14/2013	18,000	(18)	6,000	$2.82	05/13/2023	—		$—	—		$—

Scott W. Steffey (4)	—	—		—	—	—	—		$—	—		$—

Reid E. Simpson (5)	—	—		—	—	—	—		$—	—		$—

Lysa A. Clemens (5)	03/04/2014	14,656		—	$7.33	01/15/2016	—		$—	—		$—

Jason T. Friesen (5)	03/04/2014	18,766		—	$7.33	01/15/2016	—		$—	—		$—
	03/01/2012	9,015		—	$8.63	01/15/2016	—		$—	—		$—
	03/14/2011	16,056		—	$21.80	01/15/2016	—		$—	—		$—
	03/03/2010	10,004		—	$29.02	01/15/2016	—		$—	—		$—
	02/25/2009	8,032		—	$26.15	01/15/2016	—		$—	—		$—
	03/13/2008	10,000		—	$13.32	01/15/2016	—		$—	—		$—
	11/08/2007	3,000		—	$33.33	01/15/2016	—		$—	—		$—

(1)	Unless otherwise indicated, stock options become exercisable 25% per year over four years.

(2)	The dollar value of these awards is calculated using the closing market price of $3.63 per share of our common stock on December 31, 2015, as reported on NASDAQ.

(3)	Mr. Rawden is a Director at AlixPartners, a business advisory firm, and provided services as Interim Chief Financial Officer from April 1, 2015 through March 31, 2016 pursuant to an agreement for the provision of interim management services with AP Services, LLC, an affiliate of AlixPartners; Mr. Rawden was not directly compensated by the Company.

(4)	Mr. Steffey left the Company on February 11, 2015. In connection with the termination of his employment, pursuant to a Separation and Release Agreement, all of his outstanding equity awards were forfeited. See “Potential Payments upon Termination or Change of Control” below for further information.

(5)	The employment of Messrs. Simpson and Friesen and Ms. Clemens terminated during 2015. In connection therewith, all of their respective unvested restricted stock units and unexercisable stock options were forfeited, except for certain of Mr. Friesen’s awards which were allowed to vest prior to the end of 2015. See “Potential Payments upon Termination or Change of Control” below for a description of the separation arrangements with each of these officers.

(6)	One-fourth of these restricted stock units vest on each of September 14, 2016, 2017, 2018 and 2019.

(7)	One-fourth of these cash-settled restricted stock units vest on each of September 14, 2016, 2017, 2018 and 2019.

(8)	One-half of these cash-settled restricted stock units vest on each of September 14, 2016 and 2017.

(9)	One-fourth of these restricted stock units vest on each of March 14, 2016, 2017, 2018 and 2019.

(10)	One-fourth of these cash-settled restricted stock units vest on each of March 14, 2016, 2017, 2018 and 2019.

(11)	One-third of these restricted stock units vest on each of March 14, 2016, 2017 and 2018.

(12)	One-half of these cash-settled restricted stock units vest on each of March 14, 2016 and 2017.

(13)	One-third of these restricted stock units vest on each of June 14, 2016, 2017 and 2018.

(14)	One-third of these cash-settled restricted stock units vest on each of June 14, 2016, 2017 and 2018.

(15)	Of the 250,000 restricted stock units granted, 187,500 are eligible to vest on March 14, 2016, subject to the satisfaction of the performance condition.

(16)	Of the 11,324 cash-settled restricted stock units granted, 8,493 are eligible to vest on March 14, 2016, subject to the satisfaction of the performance condition.

(17)	These unvested deferred stock units were granted to Mr. McCray in his capacity as a non-employee director and vest one-half on each of June 14, 2016 and 2017, with each deferred stock unit representing a contingent right to receive one share of common stock upon termination of service to the Company. In addition to the 9,746 unvested deferred stock units included in the table above, Mr. McCray holds 4,873 vested deferred stock units for which shares of common stock will be delivered upon termination of service.

(18)	These options were granted to Mr. McCray in his capacity as a non-employee director and vest one-fourth on each of May 14, 2013, 2014, 2015 and 2016.

Option Exercises and Stock Vested for 2015

The following table includes information regarding option exercises by our named executive officers and vesting of restricted stock and restricted stock units held by them during the year ended December 31, 2015.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Todd S. Nelson	—	—	—	$—
David A. Rawden	—	—	—	$—
Jeffrey D. Ayers	—	—	48,624	$266,864
Jeffrey R. Cooper	—	—	1,679	$9,772
Andrew H. Hurst	—	—	7,318	$29,345
Ronald D. McCray (3)	—	—	—	$—
Scott W. Steffey	—	—	—	$—
Reid E. Simpson	—	—	—	$—
Lysa A. Clemens	14,022	$13,921	16,943	$77,668
Jason T. Friesen	42,897	$57,957	51,341	$261,723

(1)	The aggregate dollar value realized on exercise was calculated by multiplying the number of shares acquired upon vesting by the difference between the market price of the Company’s common stock as reported on NASDAQ at exercise and the exercise price.

(2)	The aggregate dollar value realized on vesting was calculated by multiplying the number of shares and restricted stock units (stock and cash settled) which vested by the closing price of the Company’s common stock as reported on NASDAQ on the vesting date.

(3)	The table above does not include 4,873 deferred stock units granted to Mr. McCray in his capacity as a non-employee director which vested during 2015 because delivery of the underlying shares of common stock will not occur until a termination of service.

Potential Payments upon Termination or Change in Control

None of our current named executive officers has a fixed term employment contract and all are “at will” employees. However, we have entered into certain agreements and maintain certain plans that require us to provide compensation to the named executive officers in the event of certain terminations of their employment or if the Company experiences a change in control. The amount of compensation payable to each named executive officer employed by the Company at December 31, 2015 for such terminations is shown in the tables below under the heading “Potential Payments,” and the amount of compensation paid or payable to each name executive officer who was not employed by the Company at December 31, 2015 is discussed below in this section.

Executive Severance Plan.    The Company’s executive officers are eligible to participate in the Company’s Executive Severance Plan and may be eligible to receive benefits thereunder in the event such an executive officer’s employment is involuntarily terminated. The Employee Benefits Committee, as the plan administrator, or its authorized designee, is responsible for determining whether an eligible executive officer’s employment is terminated involuntarily by the Company and, if so, whether such eligible executive officer will receive benefits under this plan, in accordance with the terms thereof. Involuntary terminations do not include terminations for cause (as defined under this plan); terminations due to agreements between the Company and the employee under which the employee becomes a consultant or independent contractor; terminations due to death, disability, retirement (including voluntary retirement under any special early retirement incentive program) or any form of voluntary termination. Termination for cause means the employee is discharged by us for poor performance, nonperformance or misconduct. Misconduct includes, but is not limited to, insubordination, dishonesty, theft, violation of Company rules and willful destruction of Company property.

To receive the severance benefits, the terminated executive must sign a release of claims against the Company and enter into a non-solicitation, non-competition and confidentiality agreement with the Company to the extent permitted by governing law and allowed under the ethical rules of any applicable professional licensing organizations that will last for one year (such agreement, a “Separation Agreement”). The Executive Severance Plan is intended to provide benefits that are exempt from the requirements of Code Section 409A, but provides that to the extent any benefit payable is determined to be subject to Section 409A, benefits will be paid in accordance with Section 409A.

Severance benefits under this plan include base pay, target cash incentive payments under the Company’s annual incentive program and certain benefits coverage, as follows:

•

A lump sum payment equal to the sum of (1) the terminating executive’s annual salary at the time of termination, plus (2) an amount equal to the terminating executive’s target bonus for the year in which termination occurs.

•

For those executives who participate in our health, dental and vision plans and timely elect to continue that coverage under federal COBRA law, partially subsidized COBRA insurance premiums so that the executive pays the same cost that similarly situated active employees of the Company pay for such coverage for a period of time beginning immediately after the employment termination and lasting for one year.

•	Outplacement assistance from a Company-selected provider that is reimbursed or paid for by the Company.

Severance Arrangements Pursuant to Nelson Letter Agreement.    Pursuant to Mr. Nelson’s employment letter agreement entered into on July 30, 2015 when he joined the Company (the “Nelson Letter Agreement”), Mr. Nelson is entitled to certain enhanced severance benefits. Mr. Nelson is entitled to receive the following payments and benefits if terminated by the Company without cause or if he resigned for good reason (as such terms are defined in the Nelson Letter Agreement, and each a “Qualifying Termination”), subject to his execution and non-revocation of a general release of claims: (i) a lump sum payment equal to two times the sum of his annual base salary and target cash annual incentive, (ii) a pro rata portion of the cash annual incentive for the year in which the termination occurs, based on actual performance, and (iii) partially subsidized COBRA insurance premiums so that Mr. Nelson pays the same cost that similarly situated active employees of the Company pay for such coverage for a period of time beginning immediately after the employment termination and lasting for 18 months.

Incentive Plan Termination of Employment Provisions.    Under our 2008 Plan (except as provided below for Mr. Nelson), outstanding restricted stock, restricted stock unit and performance unit awards immediately vest and become non-forfeitable in case of death or disability, but are forfeited in the event of other forms of employment termination. The amount payable with respect to the outstanding performance units in case of death or disability will be a pro rata amount of the target value based on the length of service during the three-year performance period. For outstanding stock option awards (except as provided below for Mr. Nelson), if the termination is due to:

•

Death or disability, options become fully exercisable and remain exercisable from the date of termination due to death or disability until the first to occur of (a) the expiration date of the option and (b) one year after the date of termination. Any options not exercised within the allowed time period are automatically forfeited.

•

Retirement, options continue to vest for three years (but not longer than the option’s term) and any vested and exercisable options are exercisable from the date of retirement until the first to occur of (x) the expiration date of the option and (y) three years after the retirement date; any options that have not become exercisable are automatically forfeited. Any options not exercised within the allowed time period also are automatically forfeited. Retirement means termination after age 55 with at least five years of service.

•

Involuntary termination for reasons other than cause, options that are exercisable on the date of termination remain exercisable from that termination date until the first to occur of (a) the expiration date of the option and (b) 90 days from the termination date. Any unexercisable options on the date of termination are automatically forfeited and options not exercised within the allowed time period are automatically forfeited.

•

Voluntary termination of employment or service (for reasons other than retirement, death or disability), options that are exercisable on the date of termination remain exercisable from that termination date until the first to occur of (a) the expiration date of the option and (b) 30 days after the termination date. Any unexercisable options on the termination date are automatically forfeited. Any options not exercised within the allowed time period also are automatically forfeited.

•	Termination for cause, the participant immediately and automatically forfeits all options to purchase shares of our stock.

Messrs. Ayers also holds exercisable options under our prior plan, the Career Education Corporation 1998 Employee Incentive Compensation Plan (as amended, the “1998 Plan”). The effect of a termination of employment on these options is consistent with that described above for options under the 2008 Plan that are exercisable on the date of termination except in the event of retirement, in which case the options held under the 1998 Plan will remain exercisable until the first to occur of (a) the expiration date of the option and (b) 90 days from the termination date.

The stock option, stock appreciation right (applicable only to Mr. Steffey), restricted stock unit and performance unit awards made to Mr. Nelson in 2015 and Mr. Steffey in 2013 include vesting provisions that differ from those described above. In the event of a Qualifying Termination: (i) the stock options and stock appreciation rights vest in full on the termination date and remain exercisable for three years after termination; (ii) the restricted stock units vest in full on the termination date, subject to achievement of any applicable performance measure; and (iii) the performance unit award vests pro rata based on time employed and actual performance results with payment at such time as the award would otherwise be payable. In the event of death or disability, the stock options and stock appreciation rights vest in full and remain exercisable for one year, the restricted stock units vest in full and the performance unit award vests and becomes payable at the target level. In the event of retirement, vested stock options and stock appreciation rights remain exercisable for three years following such retirement, but in no event beyond their original term. The special vesting provisions described in this paragraph do not apply to Mr. Nelson’s 520,834 cash-settled restricted stock units granted in 2015 as part of his sign-on award; the vesting provisions of those restricted stock units are as set forth above under the heading “Incentive Plan Termination of Employment Provisions.” Mr. Steffey’s awards were cancelled in connection with his departure from the Company; see discussion below under the heading “Mr. Steffey.”

Equity Plan Change in Control Provisions.    Under the 2008 Plan, a change in control is deemed to have occurred if any of the following events occur:

•

Any corporation, person or other entity (other than us, our majority-owned subsidiary or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by us), including persons or entities acting as a group, becomes the beneficial owner of stock representing more than 35% of our common stock.

•

Our stockholders approve our merger or consolidation with or into another corporation other than a majority-owned subsidiary, or an agreement to sell or otherwise dispose of all or substantially all of our assets, and the members of the Board of Directors prior to that approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or the parent of that entity.

•	Our stockholders approve a plan of liquidation.

•

Within any period of 24 consecutive months, the members of the Board of Directors immediately prior to the 24-month period, together with any persons first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid a contest) during the 24-month period by or on the recommendation of the Board immediately prior to that 24-month period and who constituted a majority of the Board at the time of election, cease to constitute a majority of the Board.

The 2008 Plan is a “double-trigger” plan that provides that upon both (1) a change in control and (2) an involuntary termination of the award holder’s employment or service by us or our successor other than for cause (as defined in the 2008 Plan) during the two-year period following the change in control, that award holder’s stock options shall become exercisable and shares of restricted stock, restricted stock units and performance units shall become vested. All performance goals will be deemed to have been met.

Notwithstanding the foregoing, if a Qualifying Termination occurs within 18 months after a change in control, then the performance unit award granted to Mr. Nelson in 2015 will vest and be paid to Mr. Nelson based on the greater of target performance or actual performance as of the date of the change in control.

The only awards outstanding under the 1998 Plan are currently exercisable stock options.

Mr. McCray.    Ronald McCray served as Interim President and Chief Executive Officer of the Company from February 11, 2015 through August 12, 2015, and his employment with the Company continued through August 31, 2015. In connection with the termination of his employment, Mr. McCray did not receive any severance or other payments or benefits, and he continued to serve as a director. The equity awards granted to Mr. McCray in his capacity as Interim President and Chief Executive Officer vested in part in accordance with their terms. See “Compensation Discussion and Analysis—V. 2015 Compensation Decisions—Former Named Executive Officers” for information about Mr. McCray’s compensation as Interim President and Chief Executive Officer, including the vesting of the related equity awards.

Mr. Steffey.    Pursuant to Scott Steffey’s employment letter agreement entered into on April 1, 2013 when he joined the Company (the “Steffey Employment Letter”), Mr. Steffey was entitled to certain enhanced severance benefits. Mr. Steffey was entitled to receive the following payments and benefits if terminated by the Company without cause or if he resigned for good reason (as such terms are defined in the Steffey Employment Letter, and each a “Qualifying Termination”), subject to his execution and non-revocation of a general release of claims: (i) a lump sum payment equal to two times the sum of his annual base salary and target cash annual incentive, (ii) a pro rata portion of the cash annual incentive for the year in which the termination occurs, based on actual performance, and (iii) a lump sum amount equal to 18 months of the employer-portion of insurance premiums under the Consolidated Omnibus Budget and Reconciliation Act of 1985, as amended (i.e., COBRA).

On February 11, 2015, Mr. Steffey resigned from his position as President and Chief Executive Officer and as a member of the Board and all other positions held at the Company and its affiliates. In connection with the termination of his employment, Mr. Steffey and the Company entered into a Separation and Release Agreement (the “Steffey Separation Agreement”) effective as of February 12, 2015. Under the terms of the Steffey Separation Agreement, the Company paid Mr. Steffey $2.5 million in consideration for the cancellation of Mr. Steffey’s outstanding or promised equity and incentive awards, vested and unvested, including but not limited to, stock options, cash-settled stock appreciation rights, cash-settled restricted stock units, restricted stock units and performance units. The $2.5 million payment takes into account Mr. Steffey’s vested equity grants, equity grants due to vest on March 14, 2015 and the 2014 AIP, offset by Mr. Steffey’s repayment of the portion of the sign-on award provided under the terms of the Steffey Employment Letter and Mr. Steffey’s repayment of certain travel and other expenses due the Company.

The Steffey Separation Agreement also provides for the continued effectiveness of certain provisions of the Steffey Employment Letter, including Mr. Steffey’s agreement (a) not to compete with the Company for a period of two years, (b) not to solicit the Company’s employees, students and certain other persons for a period of two years, and (c) not to disclose confidential information relating to the Company. The Steffey Separation Agreement also provides for non-disparagement, continued assistance and cooperation between the parties, a general release of claims between the parties, subject to certain exclusions, as well as other customary provisions.

Mr. Simpson. Reid Simpson ceased serving as Senior Vice President and Chief Financial Officer effective as of the close of business on March 31, 2015. Pursuant to the terms of our 2008 Plan and the awards granted to Mr. Simpson thereunder, all unvested restricted stock units and unexercisable stock options were forfeited upon his resignation. No other amounts are payable to Mr. Simpson in connection with his resignation from the Company. Pursuant to the terms of his May 2014 offer of employment, Mr. Simpson was required to repay his sign-on bonus and relocation expenses for which the Company reimbursed him.

Ms. Clemens. On October 16, 2015, Lysa Clemens, Senior Vice President, Transitional Operations, left the Company as part of several leadership changes implemented in connection with the Company’s transformation strategy. Ms. Clemens participated in the Company’s Executive Severance Plan, which provided her a lump sum payment of $390,500, representing one year of base salary; a lump sum payment of $234,300 representing the target annual cash incentive payment for 2015 (target of 60% of base salary); and eligibility for subsidized COBRA insurance premiums for a 12-month period (so that Ms. Clemens pays the same cost that a similarly situated active employee of the Company pays for such coverage), which she did not utilize. Also, as a participant in the Executive Severance Plan, Ms. Clemens became eligible for outplacement assistance in an amount up to $30,000. The Company agreed to waive the requirement for a covenant not to compete as a condition to receiving benefits under the Executive Severance Plan. All unvested incentive compensation awards held by Ms. Clemens forfeited upon her departure.

Mr. Friesen. On October 16, 2015, Jason Friesen, Senior Vice President and Chief University Officer, left the Company as part of several leadership changes implemented in connection with the Company’s transformation strategy. Mr. Friesen participated in the Company’s Executive Severance Plan, which provided him a lump sum payment of $400,000, representing one year of base salary; a lump sum payment of $240,000, representing the target annual cash incentive payment for 2015 (60% of base salary); and subsidized COBRA insurance premiums of approximately $13,817 in the aggregate for a 12-month period (so that Mr. Friesen pays the same cost that a similarly situated active employee of the Company pays for such coverage). Also, as a participant in the Executive Severance Plan, Mr. Friesen became eligible for outplacement assistance in an amount up to $30,000. The Company agreed to waive the requirement for a covenant not to compete as a condition to receiving benefits under the Executive Severance Plan. In addition, the Compensation Committee waived the forfeiture of Mr. Friesen’s previously granted incentive compensation awards which were scheduled to vest during the remainder of 2015, subject to Mr. Friesen’s execution and non-revocation of a separation agreement and release as required under the Company’s Executive Severance Plan. See the table below for detail about these awards and the impact of the Committee’s action. All other unvested incentive compensation awards held by Mr. Friesen forfeited upon his departure.

Friesen Awards Scheduled to Vest by Year End 2015	Original Grant Date	Scheduled Vesting Date	Separation Agreement Impact
Option to purchase 2,221 common shares at an exercise price of $2.62 per share	November 13, 2012	November 13, 2015	No forfeiture occurred upon termination of employment and option became exercisable upon expiration of the revocation period applicable to the separation agreement and release (October 24, 2015) and remained exercisable until the date that was 90 days after the termination of employment

14,660 restricted stock units	November 13, 2012	November 13, 2015	No forfeiture occurred upon termination of employment and restricted stock units vested upon expiration of the revocation period applicable to the separation agreement and release (October 24, 2015)

2013 performance unit award with a target value of $177,500	March 4, 2013	December 31, 2015	No forfeiture occurred upon termination of employment and payment was made in accordance with the terms of the performance unit award in early 2016 based on the relative TSR performance of the Company over the three year performance period ending December 31, 2015 as described above in “Compensation Discussion and Analysis—V. 2015 Compensation Decisions—Outstanding Performance-Based Awards”

Potential Payments.    The following tables describe the benefits to which the named executive officers who were employed by the Company at December 31, 2015 would have been entitled under the arrangements described above (1) if the named executive officer had terminated employment pursuant to (a) a voluntary termination, (b) retirement, (c) an involuntary termination other than for cause, (d) the named executive officer’s death or disability, or (e) a termination for cause (as defined in the 2008 Plan or any applicable employment letter agreement), in any such case on December 31, 2015, or (2) upon a change in control of the Company and a concurrent involuntary termination of the named executive officer’s employment on December 31, 2015. For Mr. Nelson, the involuntary termination other than for cause scenario also includes a resignation by Mr. Nelson for good reason (as defined in the Nelson Letter Agreement). Information regarding the calculation of certain amounts is provided below the tables. Information regarding non-discriminatory group welfare benefit plans is excluded from the tables below as permitted by applicable regulations.

The separation arrangements for each of the named executive officers who were not employed by the Company at December 31, 2015 are discussed above.

Todd S. Nelson

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control
Compensation:
Lump Sum	$—	$—	$3,080,000	$—	$—	$3,080,000
Accrued & Pro Rata Annual Incentive	$306,991	$306,991	$306,991	$306,991	$—	$306,991
Restricted Shares or Units	$—	$—	$432,144	$2,322,772	$—	$2,322,772
Stock Options	$—	$—	$—	$—	$—	$—
Performance Units	$—	$—	$162,658	$1,000,000	$—	$1,000,000

Benefits and Perquisites:
Life Insurance Proceeds	$—	$—	$—	$770,000	$—	$—
COBRA Benefits	$—	$—	$20,618	$—	$—	$20,618
Outplacement	$—	$—	$30,000	$—	$—	$30,000

Total:	$306,991	$306,991	$4,032,411	$4,399,763	$—	$6,760,381

David A. Rawden
Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control
Compensation:
Lump Sum	$—	$—	$—	$—	$—	$—
Accrued Annual Incentive	$—	$—	$—	$—	$—	$—
Restricted Shares or Units	$—	$—	$—	$—	$—	$—
Stock Options	$—	$—	$—	$—	$—	$—
Performance Units	$—	$—	$—	$—	$—	$—

Benefits and Perquisites:
COBRA Benefits	$—	$—	$—	$—	$—	$—
Outplacement	$—	$—	$—	$—	$—	$—

Total:	$—	$—	$—	$—	$—	$—

Jeffrey D. Ayers

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control
Compensation:
Lump Sum	$—	$—	$608,000	$—	$—	$608,000
Accrued Annual Incentive	$252,347	$252,347	$—	$252,347	$—	$—
Restricted Shares or Units	$—	$—	$—	$184,978	$—	$184,978
Stock Options	$—	$35,295	$—	$35,295	$—	$35,295
Performance Units	$380,000	$380,000	$380,000	$617,500	$—	$855,000

Benefits and Perquisites:
COBRA Benefits	$—	$—	$13,753	$—	$—	$13,753
Outplacement	$—	$—	$30,000	$—	$—	$30,000

Total:	$632,347	$667,642	$1,031,753	$1,090,120	$—	$1,727,026

Jeffrey R. Cooper

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control
Compensation:
Lump Sum	$—	$—	$427,000	$—	$—	$427,000
Accrued Annual Incentive	$125,026	$125,026	$—	$125,026	$—	$—
Restricted Shares or Units	$—	$—	$—	$47,208	$—	$47,208
Stock Options	$—	$—	$—	$—	$—	$—
Performance Units	$—	$—	$—	$99,125	$—	$205,875

Benefits and Perquisites:
COBRA Benefits	$—	$—	$10,040	$—	$—	$10,040
Outplacement	$—	$—	$30,000	$—	$—	$30,000

Total:	$125,026	$125,026	$467,040	$271,359	$—	$720,123

Andrew H. Hurst

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control
Compensation:
Lump Sum	$—	$—	$464,000	$—	$—	$464,000
Accrued Annual Incentive	$156,425	$156,425	$—	$156,425	$—	$—
Restricted Shares or Units	$—	$—	$49,343	$161,415	$—	$161,415
Stock Options	$—	$—	$—	$—	$—	$—
Performance Units	$—	$—	$—	$42,667	$—	$128,000
Cash Retention Award	$—	$—	$56,000	$—	$—	$56,000

Benefits and Perquisites:
COBRA Benefits	$—	$—	$7,638	$—	$—	$7,638
Outplacement	$—	$—	$30,000	$—	$—	$30,000

Total:	$156,425	$156,425	$606,981	$360,507	$—	$847,053

Lump Sum.    Except for certain enhanced benefits for Mr. Nelson pursuant to the Nelson Letter Agreement, severance arrangements for the named executive officers are governed by the Company’s current Executive Severance Plan, which is described above in this “Potential Payments upon Termination or Change in Control” section.

Accrued Annual Incentive.    The Company’s cash annual incentive program is a calendar year program. Assuming a December 31, 2015 termination date, the named executive officers would receive the cash incentive accrued and payable for calendar year 2015 (other than a for cause termination). Amounts payable pursuant to the annual incentive program are not duplicative of amounts payable pursuant to the Executive Severance Plan, and therefore the tables above include annual incentive amounts as part of the “Lump Sum” amount payable pursuant to the Executive Severance Plan in the event of an involuntary termination other than for cause (except for Mr. Nelson whose employment letter agreement provides for enhanced severance benefits).

Restricted Shares or Units.    For purposes of the tables above, compensation for the vesting of time-based and performance-based restricted stock or units equals the $3.63 closing price per share of our common stock as reported on NASDAQ on December 31, 2015, multiplied by the number of vesting shares or units. All outstanding performance conditions are assumed to have been met.

Performance Units.    Compensation with respect to the performance units granted in 2013 was earned on December 31, 2015, and therefore the applicable named executive officers would receive payment thereunder assuming a termination date of December 31, 2015 (other than a for cause termination). Compensation with respect to the performance units granted in 2014 and 2015 for the events in the tables above reflect the outcomes provided for pursuant to the terms of the performance units. Mr. Nelson’s 2015 performance unit has vesting provisions which differ from those granted to other participants. If Mr. Nelson’s termination is an involuntary not for cause termination (or a resignation by him for good reason), his 2015 performance unit vests pro rata and becomes payable based on time employed and the actual performance result over the three-year performance period. If Mr. Nelson’s termination is an involuntary not for cause termination (or a resignation by him for good reason) within 18 months after a change in control, his 2015 performance unit vests at the greater of target performance or actual performance measured as of the date of the change in control. As these amounts are indeterminable at this time, the table above assumes payment based on target performance in these two scenarios for Mr. Nelson.

Stock Options.    Stock option compensation for the events in the tables above equals the difference between the exercise price and the $3.63 closing price of our common stock as reported on NASDAQ on December 31, 2015, multiplied by the number of options or rights becoming exercisable in connection with the termination event.

Life Insurance Proceeds.    The amount included for Mr. Nelson relates to a Company-paid group life insurance plan which provides for a higher maximum payout for the chief executive officer than for other participants.

COBRA Benefits.    The Executive Severance Plan provides that the Company will pay a portion of medical, dental and vision premiums for terminated executives for the period of time after termination that is equal to the number of weeks of pay for which the executive is eligible (or the COBRA period, if shorter), if an eligible executive is a participant in the Company’s medical, dental or vision insurance plans at the time of termination and after termination timely elects to continue such insurance coverage under federal COBRA law. The executive pays a premium amount that a similarly situated active employee of the Company pays for such coverage. Amounts in the table above calculated pursuant to the current Executive Severance Plan assume one year of partially subsidized COBRA premiums, except for Mr. Nelson whose employment letter agreement provides for 18 months of COBRA benefits.

Outplacement.    The Executive Severance Plan provides that the Company will provide outplacement assistance from a provider selected by the Company and upon the terms and conditions as shall be communicated to the executive at the time of his or her employment termination or as soon as possible thereafter. Therefore, amounts in the table above are estimates only.

Normal Retirement.    For purposes of the tables above, the named executive officers are assumed to be retirement eligible under the 2008 Plan.

Change in Control.    The Company’s Executive Severance Plan governs the severance arrangements applicable to the named executive officers in the tables above (except that Mr. Nelson has certain enhanced severance benefits). The Company’s Executive Severance Plan does not contain provisions addressing change in control. For purposes of determining amounts payable to the named executive officers assuming a concurrent change in control and termination of employment effective December 31, 2015, the termination is deemed to be involuntary not for cause termination.

AUDIT-RELATED MATTERS

Report of the Audit Committee of the Board of Directors

We assist the Board in fulfilling its responsibility for overseeing the quality of CEC’s accounting, auditing and reporting practices. Management is responsible for the reporting processes, for preparing and presenting financial statements and implementing and maintaining internal controls. CEC’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of CEC’s audited financial statements to generally accepted accounting principles in the United States.

In discharging our oversight responsibilities regarding the audit process, we have:

(1)	Reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 with management.

(2)	Discussed with Grant Thornton LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees.

(3)	Received the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with us concerning independence, and have discussed with Grant Thornton LLP its independence.

Based upon the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

AUDIT COMMITTEE

Dennis H. Chookaszian (Chairperson)

Leslie T. Thornton

Richard D. Wang

Change in Independent Registered Public Accounting Firm

The Audit Committee completed a competitive selection process for an audit firm to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015. As a result of this process, on September 4, 2015, the Audit Committee approved the dismissal of Ernst & Young LLP from that role, effective immediately. The reports of Ernst & Young LLP on the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through September 4, 2015, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such years. Also during this time, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

On September 4, 2015, the Audit Committee approved the engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015, effective immediately. During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through September 4, 2015, neither the Company nor anyone on its behalf consulted with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Principal Accounting Fees and Services

Pre-Approval Policy

The Audit Committee pre-approves all services provided by Grant Thornton LLP to the Company. In some cases, this pre-approval is accomplished through policies and procedures adopted by the Audit Committee that provide a detailed description of the services that may be performed, as well as limits on the fees for the services. In pre-approving services, the Audit Committee considers whether these services are consistent with the SEC’s rules on auditor independence.

Fees Paid to Independent Public Accounting Firms

The following is a summary of the approximate fees billed to us by Grant Thornton LLP for professional services provided for fiscal year ended December 31, 2015 and by Ernst & Young LLP for professional services provided for fiscal year ended December 31, 2014.

Fee Category	2015	2014
Audit Fees (1)	$1,483,810	$2,139,686
Audit-Related Fees	$—	$—
Tax Fees (2)	$—	$26,921
All Other Fees	$—	$—

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, quarterly financial statement reviews, regulatory audits, and consultation regarding financial accounting or reporting standards as well as any related expenses reimbursable by the Company incurred during the audit. These fees included audit services related to Section 404 of the Sarbanes-Oxley Act.

(2)	Tax fees consisted of all services performed by the independent registered public accounting firm’s tax personnel, except those related to the audit of financial statements, and include tax compliance, tax consulting, tax planning and non-recurring projects.

ITEMS TO BE VOTED ON

PROPOSAL 1: Election of Directors

The Board of Directors has nominated the seven director candidates named below. Each of the nominees is currently serving as a director of Career Education Corporation and is running for re-election. If elected, the nominees for election as directors will each serve for a one-year term expiring at the Company’s 2017 Annual Meeting of Stockholders. The Board of Directors recommends that stockholders vote in favor of the election of all of the nominees named in this Proxy Statement below to serve as directors of CEC.

The Board of Directors has affirmatively determined that each of the director nominees, except for Mr. Nelson who serves as President and Chief Executive Officer, is an “independent director” under the NASDAQ listing standards and is independent under NASDAQ’s listing standards applicable to his or her Board Committee memberships. The Board used Rule 5605(a)(2) of NASDAQ’s corporate governance listing requirements applicable to its listed companies and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”), as a guide in its independence determination.

If any of the Board of Director’s nominees is unable or declines to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee or nominees recommended by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve as a director if elected.

The Board of Directors recommends that stockholders vote FOR all of the Board of Directors’ nominees for election as directors.

Dennis H. Chookaszian	Director since October 2002

Mr. Chookaszian, age 72, served as Chairman of the Financial Accounting Standards Advisory Council, which advises the Financial Accounting Standards Board (“FASB”), from January 1, 2007 to December 31, 2011. Mr. Chookaszian was formerly the Chairman and Chief Executive Officer of CNA Financial Corporation. During his 27-year career with CNA, Mr. Chookaszian held several management positions at CNA’s business unit and corporate levels. In 1992, he was named Chairman and Chief Executive Officer of CNA Insurance Companies, and in 1999 he became Chairman of CNA’s executive committee. Mr. Chookaszian retired from CNA in 2001. Mr. Chookaszian is currently a director of publicly-held Allscripts Healthcare Solutions, Inc., a provider of clinical, financial, connectivity and information solutions and related professional services for hospitals, physicians and post-acute organizations; CME Group Inc. (formerly known as Chicago Mercantile Exchange Holdings Inc.), a U.S. financial exchange; and Internet Patents Corporation, an on-line insurance provider; as well as MacDonald Dettwiler, a global communications and information company listed on the Toronto Stock Exchange. He also served as a director of LoopNet, Inc., an information services provider to the commercial real estate industry, from July 2006 to April 2012; and Sapient Corporation, a public global services firm providing digital marketing and business and information technology services, from January 2003 to August 2007. Mr. Chookaszian has a Bachelor of Science in chemical engineering from Northwestern University, a Master of Business Administration in finance from the University of Chicago and a Master’s degree in economics from the London School of Economics. He received certification as a public accountant in 1971 and also is a Chartered Property Casualty Underwriter.

Expertise	Attributes and Skills
Strategic Planning and Growth Initiatives	Mr. Chookaszian assists the Board and Company in assessing its growth strategies by providing transaction structuring alternatives, negotiating strategies and assessments of strategic value regarding potential Company acquisitions and dispositions. These skills were developed during his tenure at CNA, through his service on the

Expertise	Attributes and Skills
advisory boards of a number of private equity firms, and through his involvement in the purchase or sale of more than 100 companies throughout his career.
Investment Management and Other Financial Expertise	Mr. Chookaszian provides in-depth financial expertise to the Audit Committee of the Board that is augmented by his knowledge of trends in financial reporting, financial regulation standard-setting and related global regulations. A national leader in the financial regulatory area, he served as the Chairman of FASAC (Financial Accounting Standards Advisory Council) from January 1, 2007 to December 31, 2011. FASAC advises on issues related to projects on the FASB agenda. He is also a member of the Financial Crisis Advisory Group (“FCAG”), which advises the FASB and the International Accounting Standards Board about standard-setting implications of the recent global financial crisis and potential changes to the global regulatory environment. FCAG members are drawn from senior leaders throughout the world with broad experience in international financial markets and an interest in the transparency of financial reporting information. He has also served on many other accounting bodies, including the AICPA Group of 100, the FAS 95 Task Force, the FASB Financial Instruments Task Force, and the AICPA Insurance Industry Committee. Mr. Chookaszian also served as CFO of CNA Financial for 15 years.
Marketing	Mr. Chookaszian has an in-depth background in Internet marketing and has served on the board of directors of a number of firms involved in marketing to consumers and businesses. He has also been involved with a number of firms that provide consulting services to assist with Internet marketing.
Governance	Mr. Chookaszian brings to the Board in-depth knowledge and trend information regarding corporate governance, gained both from his experience on boards of very large and smaller public companies and his academic interest in corporate governance. He teaches corporate governance at the University of Chicago Booth School of Business, at Cheung Kong University in Beijing, China, and at IIPM University in India, and also teaches director education courses at Northwestern University’s Kellogg Graduate School of Management.
Digital Business and Information Technology	Mr. Chookaszian brings a wealth of information technology business experience to the Board which he gained throughout his career from his experience as a management consultant for eight years with Deloitte working on the design and development of major computer systems with a heavy emphasis on system controls and integration with enterprise financial systems, his role as chief information officer at CNA where he was directly involved in the selection of database technology and computer control infrastructure and his service on the board of directors of a number of firms involved in information technology services, as well as additional positions. This experience provides additional insight regarding the strengths and potential risks related to the Company’s online programs and technology infrastructure.

Expertise	Attributes and Skills
Cyber Security	Mr. Chookaszian’s experience as chief information officer and CEO of CNA and as CEO of an internet based financial advice provider where he was deeply involved in the design and development on the internet infrastructure and security systems of the application, coupled with additional insight gained from service on the board of directors of a number of information technology services companies, provides the Board with assistance in recognizing and developing strategies and processes to protect against security threats relating to the Company’s technology infrastructure and the personally identifiable information maintained in the Company’s systems.

Patrick W. Gross	Director since December 2005

Mr. Gross, age 71, has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm, since 2002. Mr. Gross also was a founder and principal executive officer of American Management Systems, Inc., a computer applications software and systems integration firm, from 1970 to 2002. He became Chairman of its executive committee in 1982. He has served as chairman of the board of several companies owned by private equity firms. In addition, he served as Vice Chairman of Youth for Understanding International Exchange. Mr. Gross is currently a director of publicly-held Capital One Financial Corporation, a diversified financial services holding company; Liquidity Services, Inc., an operator of several leading online auction marketplaces for surplus and salvage assets; Rosetta Stone, a leading provider of technology-based language learning solutions of which he is chairman of the board; and Waste Management, Inc., a leading provider of comprehensive waste management services. He has also served on the board of directors of Mobius Management System, Inc. from 2002 to 2007, Computer Network Technology Corporation from 1997 to 2005 and Taleo Corporation from 2006 to 2012. He attended Cornell University and received a Bachelor of Engineering Science degree from Rensselaer Polytechnic Institute. Mr. Gross also earned a Master of Science in engineering from the University of Michigan and a Master of Business Administration from the Stanford Graduate School of Business.

Expertise	Attributes and Skills
Strategic Planning and Growth Initiatives	Mr. Gross has strong strategic planning expertise from his experience in founding and building numerous companies. He has particular expertise in leveraging information technology and advanced data analytics.
Investment Management and Other Financial Expertise	Mr. Gross’ background in financial reporting and financing of companies, both smaller NASDAQ companies and large multi-billion NYSE companies, provides him with extensive experience in planning and implementing financial management and other ERP systems.
Marketing	Mr. Gross brings to the Company extensive experience in direct marketing to consumers utilizing advanced data analytics.
Governance	Mr. Gross has a keen understanding of corporate governance initiatives and trends, practical methods of implementing corporate governance processes and best practices, and a focus on fiduciary responsibilities of directors and management, arising from his service as board chairman/lead director/presiding director of NYSE, NASDAQ and private companies and as chairman of audit, compensation and governance and nominating committees for a wide range of companies.

Expertise	Attributes and Skills
Digital Business and Information Technology	Mr. Gross has been involved with the information technology business for more than four decades. He has been involved with applying evolving digital models and advanced analytics during this period. For more than 30 years, he led the application of advanced IT and analytics for major corporations and government agencies for the firm he co-founded. In addition, for the past 15 years Mr. Gross has advised and served on the boards of a number of information technology and data analytics firms providing, among others, internet commerce applications, software as a service, security software, advanced test-and-learn analytics and propriety marketing data and analytics.
Cyber Security	Based on the foundation of his experience in information technology and his service on the boards of an information access security company and an email security firm, Mr. Gross has gained insight into the board oversight of cyber security from his service on the boards and risk committees of a major financial institution, a large national logistics and distribution firm and others. With this background, he provides the Board with insight and assistance in recognizing and developing strategies and processes to protect against security threats relating to the Company’s technology infrastructure and the personally identifiable information maintained with the Company’s databases.

Gregory L. Jackson	Director since November 2008

Mr. Jackson, age 49, is currently a managing partner with Jackson Park Capital, LLC and co-manager of Oakseed Opportunity Fund (an SEC registered Equity Mutual Fund). From January 2011 to April 2012, he was a senior portfolio manager with Ensign Peak Advisors. Prior to that time, Mr. Jackson was an investment partner of Blum Capital Partners, L.P., which he joined in 2003, and where he had served as Co-Head of its Investment Committee, a member of its affiliate, Blum Strategic GP, L.L.C., and managing member of each of the following affiliates: Blum Strategic GP II, L.L.C., Blum Strategic GP III, L.L.C., and Blum Strategic GP IV, L.L.C. His responsibilities at Blum Capital Partners included sourcing new investment opportunities, managing Blum Capital’s investment portfolios, and overseeing the investment research process. Prior to joining Blum Capital, Mr. Jackson spent six years at Harris Associates LP where he was the co-portfolio manager of the Oakmark Global Fund (which received a Morningstar 5-star rating during his tenure) from its inception in August 1999 through October 2003. He also was a partner at Harris Associates LP and an investment analyst of domestic equities. Prior to joining Harris Associates LP, he was a partner, portfolio manager and investment analyst with Yacktman Asset Management. Mr. Jackson received a Bachelor of Science degree from the University of Utah and his Master of Business Administration from the University of Chicago.

Expertise	Attributes and Skills
Educational Services and Related Legal and Regulatory Expertise	Mr. Jackson has an extensive background in analyzing and investing in the for-profit education industry, having worked closely with the managements and boards of directors of Blum’s portfolio companies to increase stockholder value by partnering with these companies to implement various financial, operational and governance initiatives. This experience enables him to bring to the Board deep knowledge of the industry and insights into linkages between various aspects of the Company’s business and stockholder value creation.

Expertise	Attributes and Skills
Strategic Planning and Growth Initiatives	Mr. Jackson’s role as a director at portfolio companies has focused on strategic growth and planning for public companies, which experience Mr. Jackson uses to assist the Board in its strategic planning activities. Mr. Jackson also has an extensive background in analyzing and investing in the for-profit education industry and provides the Board with investors’ views on education industry fundamentals and increasing stockholder value.
Investment Management and Other Financial Expertise	Mr. Jackson, as a career investment manager, brings the perspective of investors and his experience in analyzing businesses and developing investment strategy to the Company.

Thomas B. Lally	Director since January 1998

Mr. Lally, age 72, has served as Chairman of the Board since October 26, 2015, and served as Lead Director of the Board from February 2015 until his appointment as Chairman. Mr. Lally served as the President of Heller Equity Capital Corporation from August 1995 until his retirement in October 2001. He also was an Executive Vice President of Heller Financial, Inc. and Chairman of its Executive Credit Committee since April 1995, with direct responsibility for the asset quality oversight of its portfolio of loan and equity investments. Mr. Lally joined Heller Financial, Inc. in 1974. Mr. Lally also served on the board of trustees of Briarcliffe College, one of the Company’s institutions, from January 2011 until October 2015. Mr. Lally received a Bachelor of Business Administration degree from Pace University.

Expertise	Attributes and Skills
Strategic Planning and Growth Initiatives	Mr. Lally provides the Board with strategic insights into planning and implementing growth and value creation for stockholders.
Investment Management and Other Financial Expertise	Mr. Lally’s extensive experience at Heller equipped him with the financial skills necessary to evaluate investments in other companies or in various aspects of the Company’s business. He provides the Board with a broad overview of many business ventures with differing business models and growth strategies that informs the Board’s analyses about the Company’s options.
Governance	Mr. Lally’s interest and focus on corporate governance matters facilitates the Board’s development and review of corporate governance initiatives and the fulfillment of its corporate governance responsibilities.

Todd S. Nelson	Director since August 2015

Mr. Nelson, age 57, has served as President and Chief Executive Officer of the Company since August 2015. Prior to joining the Company, Mr. Nelson served as a director of Education Management Corporation from February 2007 through November 2013, including serving as Chairman of the Board of Directors from August 2012 until November 2013. He was also Education Management Corporation’s Chief Executive Officer from February 2007 to August 2012, and its President from February 2007 to December 2008. Mr. Nelson worked as an independent consultant after departing Education Management Corporation and from January 2006 through January 2007. Mr. Nelson worked for Apollo Group, Inc. (now known as Apollo Education Group, Inc.) from 1987 through January 2006. Mr. Nelson served in various roles with Apollo Group, Inc., including serving as President from February 1998 until January 2006, Chief Executive Officer from August 2001 until January 2006, and Chairman of the Board from June 2004 until January 2006. Mr. Nelson was a member of the faculty at the

University of Nevada at Las Vegas from 1983 to 1984. Mr. Nelson received a Bachelor of Science degree in marketing from Brigham Young University and his Master of Business Administration from the University of Nevada.

Expertise	Attributes and Skills
Educational Services and Related Legal and Regulatory Expertise	Mr. Nelson’s career has focused on the for-profit education industry for nearly 30 years, which brings the Board his valuable and comprehensive understanding of the Company and the industry in which it operates.
Strategic Planning and Growth Initiatives	Mr. Nelson has experienced and led strategic growth initiatives during his prior industry positions, which provides insight and perspective as the Company implements its transformation strategy and seeks a return to sustainable growth.

Leslie T. Thornton	Director since December 2005

Ms. Thornton, age 57, served as Lead Independent Director of the Board from October 2011 through May 2013. Ms. Thornton has been Vice President and General Counsel of WGL Holdings, Inc. (“WGL”) and Washington Gas Light Company, a wholly-owned subsidiary of WGL, since January 2012, having joined WGL as Counsel to the Chairman in November 2011. WGL, a public retail gas and electric marketing firm and a design-build energy company, operates a regulated natural gas utility serving more than one million customers throughout metropolitan Washington, D.C., Virginia, Maryland and Pennsylvania. Prior to joining the Company, Ms. Thornton served as a partner with the law firm of Dickstein Shapiro LLP in Washington D.C. from 2004 until 2011 and as a partner with the law firm of Patton Boggs, LLP from 2000 to 2004. Beginning with the Presidential Transition of 1992 and until 2000, Ms. Thornton worked with U.S. Secretary of Education Richard W. Riley, first as Deputy Chief of Staff and Counselor, and then as Chief of Staff at the U.S. Department of Education. Ms. Thornton was also in charge of Continuity of Operations of Government for the Department of Education. Ms. Thornton holds a Bachelor of Arts degree from the University of Pennsylvania and a law degree from Georgetown University Law Center.

Expertise	Attributes and Skills
Educational Services and Related Legal and Regulatory Experience	Ms. Thornton is knowledgeable in the legislative and regulatory aspects of postsecondary education from the policy and legal perspectives. She provides insight and strategic advice regarding trends and issues involved in the federal oversight of both public and private postsecondary educational institutions and providers.
Governance	Ms. Thornton provides the Board with expertise in governance from the standpoint of corporate legal compliance and corporate process controls to assist in assuring such compliance. She developed that expertise in her legal practice, which focused on counseling large corporations in complex internal corporate investigations, federal agency and congressional investigations, regulatory matters before federal government agencies, state attorneys’ general investigations and high-level executive branch policy and political work. She continues to develop such expertise in her capacity as Vice President and General Counsel of WGL. In addition, Ms. Thornton is a National Association of Corporate Directors (NACD) Board Leadership Fellow. She has demonstrated her commitment to boardroom excellence by completing NACD’s comprehensive program of study for corporate directors.

Expertise	Attributes and Skills
Cyber Security	In her position at WGL, Ms. Thornton has gained experience regarding cyber threats and other cyber security matters, including data breaches, which provides the Board with a valuable resource on these topics. Ms. Thornton co-authored a treatise chapter on privacy and security in the 2013 Thomson Reuters/WestLaw series entitled Successful Partnering Between Inside and Outside Counsel, is a requested speaker on these issues and has been quoted in news outlets on the topic. She is also seeking an LLM degree in National Security Law with a cyber security focus from Georgetown Law School.

Richard D. Wang	Director since March 2015

Mr. Wang, age 41, has served as co-founder and managing member at Tenzing Global Investors LLC, an equity investment firm, since its formation in 2011. From 2009 until 2010, he served as a Portfolio Manager at Green Arrow Capital, an affiliate of institutional alternative asset manager Millennium Management. From 2004 until 2009, he served as an Analyst, Managing Director and Head of Consumer and Retail Sectors at Och-Ziff Capital Management, an institutional alternative asset manager. From 2000 to 2002, Mr. Wang was an Associate at The Pritzker Organization, the merchant banking arm for the Pritzker family of Chicago. From 1997 to 2000, he was an Associate Consultant at L.E.K. Consulting, the strategic consulting and mergers and acquisitions advisory firm. Mr. Wang received a Bachelor of Arts degree in Economics from The University of Chicago in 1997 and a Master of Business Administration from Stanford Graduate School of Business in 2004.

On March 10, 2015, the Company entered into an agreement (the “Tenzing Agreement”) with Tenzing Global Management LLC (“Tenzing Global Management”), Tenzing Global Investors LLC, Tenzing Global Investors Fund I LP and Richard D. Wang (collectively, “Tenzing Global”). Tenzing Global beneficially owns, in the aggregate, 2,050,000 shares of the Company’s common stock (or approximately 3% of the outstanding common stock). Pursuant to the Tenzing Agreement, on March 10, 2015, the Company (i) appointed Mr. Wang to the Board, with a term expiring at the 2015 Annual Meeting of Stockholders, and (ii) nominated Mr. Wang to stand for election as a director at the 2015 Annual Meeting. In connection with its entering into the Tenzing Agreement, Tenzing Global agreed to, among other things, certain standstill and voting provisions, including an agreement to vote all of the shares of common stock beneficially owned by Tenzing Global for the election of each of the Company’s director nominees. These standstill and voting provisions will expire on the day after the 2016 Annual Meeting.

Expertise	Attributes and Skills
Strategic Planning and Growth Initiatives	Mr. Wang’s varied experience focusing on companies at Tenzing Global complements and enhances the Board’s discussions around ways to continue moving Career Education along a path toward sustained financial strength and excellent outcomes for students.
Investment Management and Other Financial Expertise	Mr. Wang’s investment management expertise gained at Tenzing Global and Och-Ziff Capital brings new and fresh perspectives from the investment community to our Board.

PROPOSAL 2: Advisory Vote to Approve Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the Company’s stockholders are entitled to vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K under the Exchange Act. The Dodd-Frank Act provides that this vote is advisory only and it is not binding on the Company or the Board of Directors. This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to our named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers. Because your vote is advisory, it will not be binding upon the Board of Directors. The Board of Directors and Compensation Committee will, however, take into account the outcome of the Say-on-Pay vote when considering future compensation arrangements. The Company is providing this vote as required pursuant to Section 14A of the Exchange Act. The Board of Directors determined that the Company will hold a nonbinding stockholder advisory vote to approve executive compensation on an annual basis until the next required vote on the frequency of such nonbinding stockholder advisory vote or until the Board of Directors otherwise determines that a different frequency for such vote is in the best interests of the Company’s stockholders.

Accordingly, stockholders are being asked to vote at the Annual Meeting to approve our executive compensation policies and procedures for the named executive officers, as described in the Compensation Discussion and Analysis as included in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our 2015 executive compensation programs and policies for the named executive officers through the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Company’s compensation philosophy is designed to link each named executive officer’s compensation with the Company’s short-term and long-term performance and to align the interests of executives and stockholders. The Compensation Committee designs the Company’s short and long-term incentive programs so that upside and downside compensation potential exists based on the Company’s performance against pre-defined objectives. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to the Company’s financial performance and to other performance factors that measure our progress against the goals of our strategic and operating plans.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the executive compensation paid by the Company to its named executive officers.

PROPOSAL 3: Approval of the Career Education Corporation 2016 Incentive Compensation Plan

We are asking our stockholders to approve the Career Education Corporation 2016 Incentive Compensation Plan (the “2016 Plan”), which was established effective March 24, 2016, subject to approval by our stockholders at the 2016 Annual Meeting. The 2016 Plan is being submitted for stockholder approval in order to approve the pool of shares of our common stock (“Shares” or “Common Stock”) that will be available for awards thereunder. If this proposal is approved, 4.2 million Shares will be authorized for issuance under the 2016 Plan, and no future awards would be granted under the Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”). In addition, approval of this proposal is intended to constitute approval of the material terms of the performance goals under the 2016 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Key Terms

We are requesting that stockholders approve the 2016 Plan, including the following aspects thereof:

•	Term of the 2016 Plan. The 2016 Plan would expire on May 24, 2026.

•

Authorized Share Pool and Fungible Share Ratio. The 2016 Plan sets forth a maximum number of Shares authorized for issuance of 4.2 million (plus any Shares that become available under the 2008 Plan, the Career Education Corporation 1998 Employee Incentive Compensation Plan and the Career Education Corporation 1998 Non-Employee Directors’ Stock Option Plan (as amended, the “Prior Plans”)), as well as limits on the number of Shares that may be issued pursuant to different types of awards. Each Share delivered under a full-value award (i.e., awards other than options, stock appreciation rights (“SARs”), or substitute awards) will count as 1.35 Shares against the aggregate pool of Shares available under the 2016 Plan.

•

Approval of the 2016 Plan for Purposes of Section 162(m) of the Code. The 2016 Plan has been structured in such a manner that certain executive compensation in excess of $1 million paid to our principal executive officer and each of our other three most highly compensated executive officers (other than our principal executive officer and our principal financial officer) (the “Covered Executives”) may be deducted, provided that it satisfies the “performance-based compensation” exception of Section 162(m) of the Code. One of the requirements of performance-based compensation for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by stockholders. The material terms of the performance goals used to determine compensation payable under the 2016 Plan include (i) the classes of individuals eligible to receive awards thereunder; (ii) the types of business criteria on which the payments of such awards are based; and (iii) the maximum amount of awards that can be paid during a specified period to any participant under the 2016 Plan. With respect to awards under the 2016 Plan, each of these issues is discussed below, and stockholder approval of the 2016 Plan will also constitute approval of the material terms of the performance goals thereunder. However, nothing in this proposal precludes CEC or the Compensation Committee, which administers the 2016 Plan, from granting awards that do not qualify for tax deductibility under Section 162(m), nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.

A summary of the material features of the 2016 Plan follows. This summary, however, does not purport to be a complete description of all of the provisions of the 2016 Plan and is qualified in its entirety by the copy of the 2016 Plan attached hereto as Appendix A.

Shares Available Under 2016 Plan and Outstanding Plans

The following table shows Shares subject to outstanding awards and available Shares under our Prior Plans and the 2016 Plan, if approved:

Date	Shares Subject to Outstanding Option Awards		Shares Subject to Outstanding Stock-Settled Full Value Awards (Including RSUs and DSUs)		Shares Remaining Available for Future Awards
December 31, 2015	2,657,723	(1)	848,513	(2)	5,147,314
March 28, 2016 (3)	3,217,075	(4)	2,042,571	(2)	2,066,212	(5)
May 24, 2016, assuming approval of the 2016 Plan by stockholders	3,217,075	(4)	2,042,571		4,200,000	(6)

(1)	Includes outstanding options to purchase 2,657,723 Shares at a weighted average exercise price of $14.27 per Share and a weighted average remaining term of 4.94 years.

(2)	Each Share delivered under a full-value award (i.e., awards other than options, SARs or substitute awards) counts as 1.67 Shares against the aggregate pool of Shares available under the 2008 Plan.

(3)	Reflects grants made in 2016 under the 2008 Plan, as well as the vesting, exercise and forfeiture of outstanding awards since December 31, 2015. No further grants are planned under the 2008 Plan prior to the 2016 Annual Meeting.

(4)	Includes outstanding options to purchase 3,217,075 Shares at a weighted average exercise price of $12.10 per Share and a weighted average remaining term of 5.94 years.

(5)	These are the Shares available under the 2008 Plan. If the 2016 Plan is approved, any Shares remaining available for future issuance under the 2008 Plan will NOT be carried forward into the 2016 Plan.

(6)	This represents the available pool under the 2016 Plan. If the 2016 Plan is approved, the Shares remaining available under the 2008 Plan will not be carried forward to the 2016 Plan. Each Share subject to a full-value award (i.e., awards other than options, SARs and substitute awards) granted under the 2016 Plan will count as 1.35 Shares against the available pool under the 2016 Plan. If all available Shares under the 2016 Plan were used for full-value awards, this would result in the actual issuance of 3,111,111 Shares after applying the 1.35/1 ratio.

Share Usage and Burn Rate

Management considered various factors when developing the 2016 Plan approved by our Board of Directors, including the following:

•

Historical Amounts of Equity Awards. Under the Prior Plans, we granted awards representing approximately 2,066,444 million Shares in 2015, 1,400,156 million Shares in 2014 and 1,804,347 million Shares in 2013, calculated based on our understanding of the methodology utilized by the Proxy Advisory Services division of Institutional Shareholder Services, Inc. (“ISS”). However, these amounts are not necessarily indicative of the Shares that may be granted over at least the next three years under the 2016 Plan.

•

Historical Equity Award Burn Rate. Our average annual equity grant rate, or “burn rate,” under the Prior Plans over the three-year period ending December 31, 2015, calculated based on our understanding of the methodology used by ISS, was 2.61%, which was lower than ISS’ maximum burn rate guidance of 4.21% for 2015 (3.85% for 2016) for our industry classification. The three-year average burn rate is determined as (i) options granted, plus (ii) the adjusted amount of stock-settled restricted stock units and deferred stock units granted (using a 1.5 multiplier for each of these full value awards based on our stock price volatility), divided by (iii) weighted average (basic) Shares outstanding of the applicable fiscal year. Our calculation of the burn rate under the Prior Plans for the past three years is set forth in the following table:

Time Period	Shares Subject to Options		Shares Subject to Awards Other than Options	Total Shares Granted	Total Adjusted Shares Granted	Weighted Average Number of Shares Outstanding	Burn Rate (%)
2015	848,705		811,826	1,660,531	2,066,444	67,860,257	3.05
2014	746,318		435,892	1,182,210	1,400,156	67,173,315	2.08
2013	1,739,377	*	43,313	1,782,690	1,804,347	66,737,635	2.70
						3-Year Average:	2.61

*	Excludes 194,628 cash-settled SARs.

•

Current and Projected Overhang Percentage. As of December 31, 2015, we had 68,098,654 total Shares outstanding and 8,653,550 Shares subject to outstanding equity awards or available for future equity awards under the Prior Plans (no Shares available for future equity awards are to be carried forward into the 2016 Plan), representing 11.3% of the fully diluted Common Stock outstanding, calculated based on our understanding of the methodology used by ISS. As of March 28, 2016, we had 68,314,040 total Shares outstanding and 5,259,646 Shares subject to outstanding equity awards, representing an overhang percentage of approximately 6.8%. The 4.2 million total Shares proposed under the 2016 Plan Share reserve represent an overhang percentage of approximately 5.4%, for a total overhang of approximately 12.2%.

•

Anticipated Duration. Based on our historic usage of Shares, we expect that the Share pool under the 2016 Plan will allow us to make awards to participants for the next 2.4 years. However, there can be no certainty as to the future use of Shares under the 2016 Plan, as CEC’s stock price may affect the rate at which Shares are utilized under the 2016 Plan. The closing price per Share was $4.44 on March 24, 2016.

Key Corporate Governance Aspects of 2016 Plan

Practices	Description
Plan Term	May 24, 2016 to May 24, 2026
Individual Annual Limits	No more than (a) 1,000,000 Shares subject to options and SARs, and (b) to the extent such awards are intended to qualify for the performance-based compensation exception of Section 162(m) of the Code: (i) 1,000,000 Shares subject to all other Share-based awards, (ii) $5,000,000 with respect to cash-based awards having a performance period of one year, and (iii) $7,000,000 with respect to cash-based awards having a performance period of greater than one year.
Director Limits	The number of Shares granted to any non-employee director in a calendar year may not exceed $500,000 in total value, when taken together with any cash fees received by such director in such year with respect to his or her service as a non-employee director.

Practices	Description
Minimum Vesting	Except with respect to a maximum of 5% of the aggregate number of Shares initially reserved for issuance under the 2016 Plan, no award that is payable in Shares (other than substitute awards and awards a non-employee director elects to receive at fair market value in lieu of all or a portion of such non-employee director’s cash compensation) may provide for vesting sooner than 12 months from the grant date or may be subject to a performance period that is less than 12 months in duration, other than in connection with a change in control or in connection with the death, disability, retirement or other termination of service of an individual participant.
Clawback Policy	All awards under the 2016 Plan will be subject to CEC’s incentive compensation recoupment policy, as maintained and amended from time to time.
No Repricing Without Stockholder Approval	Other than in connection with a change in CEC’s capitalization, at any time when the purchase price of a stock option or SAR is above the market value of a Share, CEC will not, without stockholder approval, reduce the purchase price of such stock option or SAR and will not exchange such stock option or SAR for a new award with a lower (or no) purchase price or for cash.
No Evergreen Features	The 2016 Plan does not contain an “evergreen” provision pursuant to which the Shares authorized for issuance can be automatically replenished.
No Liberal Share Recycling	Shares delivered or withheld in connection with the exercise of an award or the payment of taxes will count against the share pool and will not again be available for awards under the 2016 Plan.
No Tax Gross-Ups	The 2016 Plan does not provide for any tax gross-ups.

Summary Description of the 2016 Plan

Purposes and Eligibility

The purposes of the 2016 Plan are to (i) optimize the profitability and growth of CEC through long-term incentives that are consistent with CEC’s objectives and that link the interests of participants to those of CEC’s stockholders; (ii) provide participants with an incentive for excellence in individual performance; (iii) to promote teamwork among participants; and (iv) to give CEC a significant advantage in attracting and retaining officers, key employees and non-employee directors. Our executive officers, employees, consultants and non-employee directors are eligible to be granted awards under the 2016 Plan. As of March 24, 2016, we had approximately 5,800 executive officers, employees (excluding student workers) and consultants, as well as seven non-employee directors, who would be eligible to participate in the 2016 Plan. However, based on our recent practices with respect to annual long-term incentive awards and non-employee director compensation, our current expectation is that approximately 50 executive officers, employees and non-employee directors will receive grants of equity awards under the 2016 Plan, although changes to our practices may occur in the future.

Shares Authorized for Issuance; Award Limitations

The 2016 Plan provides for awards during the term thereof with respect to a maximum of (i) 4,200,000 Shares, plus (ii) any Shares subject to awards under the Prior Plans that are forfeited, terminated, lapsed or satisfied in cash or property other than Shares. The number of Shares available under the 2016 Plan will be reduced by (a) one Share for each Share delivered as the result of the exercise of a stock option, (b) a number of Shares equal to the greater of the number of Shares delivered upon the exercise of a SAR and the number of Shares underlying such SAR (other than a SAR that, by its terms, is payable only in cash), and (c) 1.35 Shares for each Share delivered pursuant to an award other than a stock option, SAR or substitute award. The number of Shares available under and/or subject to outstanding awards under the 2016 Plan may be subject to equitable adjustment in the event of various changes in the capitalization of CEC to preserve the benefits or potential benefits of the awards.

The aggregate awards granted to any one participant in any calendar year may not exceed (I) 1,000,000 Shares subject to stock options or SARs; and (II) to the extent such awards are intended to satisfy the qualified performance-based compensation exception under Section 162(m) of the Code: (A) 1,000,000 Shares subject to restricted stock, deferred stock, RSUs, performance shares or performance units; (B) $5,000,000 with respect to any cash-based awards with a performance period of one year; and (C) $7,000,000 with respect to any cash-based awards with a performance period greater than one year. The number of Shares granted to any non-employee director in a calendar year may not exceed $500,000 in total value, when taken together with any cash fees received by such director in such year with respect to his or her service as a non-employee director.

Any Shares subject to awards under the 2016 Plan that are forfeited, cancelled, settled or otherwise terminated without a distribution of Shares will be deemed available thereafter for awards, and any such Shares (including any Shares forfeited under the Prior Plans) will be added back as one Share (if they were subject to stock options or SARs) or as 1.35 Shares (if they were subject to any other awards).

Administration and Types of Awards

The 2016 Plan is administered by the Compensation Committee of the Board of Directors, which interprets the 2016 Plan. The Compensation Committee has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size, terms and conditions of each award, including the exercise price of stock options, the number of Shares subject to awards and the expiration date of, and vesting schedule or other restrictions applicable to, awards.

The following types of awards may be granted under the 2008 Plan:

•	stock options (non-qualified and incentive stock options);

•	SARs;

•	restricted stock;

•	RSUs;

•	deferred stock;

•	performance units;

•	performance shares;

•	substitute awards;

•	dividend equivalents;

•	annual incentive awards; and

•	other awards.

Except with respect to a maximum of 5% of the aggregate number of Shares initially reserved for issuance under the 2016 Plan, no award that is payable in Shares (other than substitute awards and awards a non-employee director elects to receive at fair market value in lieu of all or a portion of such non-employee director’s cash compensation) may provide for vesting sooner than 12 months from the grant date or may be subject to a performance period that is less than 12 months in duration, other than in connection with a change in control or in connection with the death, disability, retirement or other termination of service of an individual participant.

Stock Options. Non-qualified stock options and incentive stock options may be granted by the Compensation Committee. Options are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee (incentive stock options are subject to further statutory restrictions, as set forth in the 2016 Plan). Each option gives the holder the right to receive a number of Shares upon exercise of the option and payment of the exercise price. The exercise price may be paid in cash (including cash obtained through a broker selling the Shares acquired on exercise), personal check, wire transfer or, subject to the approval of the Compensation Committee, by a “net exercise” arrangement (whereby the number of Shares issuable upon exercise of the option will be reduced by the number of Shares with an aggregate fair market value equal to the exercise price of the option, plus any tax withholdings).

The exercise price for all stock options granted under the 2016 Plan will be determined by the Compensation Committee, except that no stock options can be granted with an exercise price that is less than 100% of the fair market value of the Shares on the grant date. Further, stockholders who own greater than 10% of our voting stock will not be granted incentive stock options that have an exercise price less than 110% of the fair market value of the Shares on the grant date.

The term of each stock option granted under the 2016 Plan will be determined by the Compensation Committee, but will not exceed 10 years from the grant date (five years from the grant date for incentive stock options granted to stockholders who own more than 10% of our voting stock). The Compensation Committee will not award an incentive stock option if it would cause the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year to exceed $100,000. In the event that the $100,000 limit is exceeded, any incentive stock options in excess of the limit will be treated as non-qualified stock options.

The 2016 Plan prohibits the repricing of stock options without stockholder approval. For this purpose, “repricing” means (1) lowering of the exercise price of a stock option after it is granted and (2) cancelling a stock option at a time when the exercise price exceeds the fair market value of the underlying Shares in exchange for another award (except in the case of certain adjustments permitted by the 2016 Plan and described in the “Adjustments” section below). The 2016 Plan provides that dividend equivalents will not be payable with respect to stock options.

Stock Appreciation Rights or SARs. All SARs must be granted on a stand-alone basis (i.e., not in conjunction with stock options granted under the 2016 Plan). SARs are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee. A SAR granted under the 2016 Plan entitles its holder to receive, at the time of exercise, an amount per SAR equal to the excess of the fair market value (at the date of exercise) of a Share over a specified price, known as the grant price, fixed by the Compensation Committee, which grant price will be equal to 100% of the fair market value of a Share on the grant date of the SAR. Payment may be made in cash, Shares, or in any combination as determined by the Compensation Committee. The 2016 Plan prohibits the repricing of SARs (as described in the “Stock Options” section above). The 2016 Plan provides that dividend equivalents will not be payable with respect to SARs.

Restricted Stock and RSUs. Restricted stock is Common Stock that is forfeitable until the restrictions lapse. RSUs are awards granted as notional accounts that are credited with amounts equal to Shares or an alternative measurement, conditioned upon the satisfaction of restrictions imposed by the Compensation Committee and payable in cash or Shares, as provided in the applicable award agreement. The Compensation Committee will determine the restrictions and other provisions applicable to each restricted stock and RSU award.

Restrictions on restricted stock and RSUs may include time-based restrictions, the achievement of specific performance goals or, in the case of RSUs, the occurrence of a specific event. Restrictions may lapse all at once or in installments, as specified by the Compensation Committee. Participants have voting rights in restricted stock during the applicable restriction period. If the performance goals are not achieved or the restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted stock and/or RSUs. The Compensation Committee may, in its sole discretion, credit participants with cash dividends or dividend equivalents during the restriction period.

Deferred Stock. Deferred stock is the right to receive Shares at the end of a specified deferral period. The Compensation Committee will determine the number of Shares and terms and conditions for each deferred stock award, and whether such deferred stock will be acquired upon the lapse of restrictions on restricted stock or RSUs. Participants do not have voting rights in deferred stock, but deferred stock may be credited with dividend equivalents to the extent dividends are paid or distributions made during the deferral period.

Performance Units and Performance Shares. A performance unit is any grant of (1) a bonus consisting of cash or other property, the amount or value of which, and/or the entitlement to which, is conditioned upon the achievement of certain performance goals specified by the Compensation Committee, or (2) a unit valued by reference to a designated amount of property. A performance share is an award with an initial value equal to the fair market value of a Share on the grant date, which is conditioned upon the achievement of certain performance goals specified by the Compensation Committee. Performance units and performance shares may be paid in cash, Shares or a combination of cash and Shares, as specified in the applicable award agreement. The Compensation Committee will determine the number and terms of all performance units and performance shares, including the performance objectives that will determine the number or value (or both) of performance units or performance shares that will ultimately be paid out to a participant. If the minimum performance objectives are not attained during the performance period specified in the applicable award agreement, the participant will forfeit all of his or her performance units or performance shares.

Annual Incentive Awards. The 2016 Plan provides for grants of annual incentive awards. The Compensation Committee will determine the amounts and terms of all annual incentive awards, which may be weighted for different factors and measures. In the case of annual incentive awards intended to satisfy the qualified performance-based compensation exception of Section 162(m) of the Code, the Compensation Committee will designate the individuals eligible for such awards and will designate the performance goals and threshold, target and maximum award opportunities within the first 90 days of the year with respect to which the award applies. The Compensation Committee will certify the attainment of the relevant performance goals within 75 days following the end of each year. Annual incentive awards may be paid in cash, Shares, restricted stock, options or any other form of award available under the 2016 Plan.

Dividend Equivalents. The Compensation Committee may grant dividend equivalents under the 2016 Plan as standalone awards or in conjunction with other awards (other than stock options or SARs), on such terms as the Compensation Committee determines in accordance with Section 409A of the Code. Any dividend equivalents credited to a participant with respect to any unvested portion of an award whose vesting is subject to the achievement of performance goals or other performance-based criteria will be subject to the same vesting or forfeiture restrictions as the Shares or units underlying the award to which the dividend equivalents relate.

Substitute Awards. Substitute awards are awards that may be granted in replacement of stock or stock-based awards from another business held by current and former employees or non-employee directors of, or consultants to, such business that is, or whose stock is, acquired by CEC, in order to preserve the economic value of all or a portion of a substituted award on such terms and conditions (including price) as the Compensation Committee determines.

Performance-Based Compensation

The performance criteria for awards (other than stock options and SARs) granted under the 2016 plan that are designed to be qualified performance-based compensation for purposes of the tax deductibility limitations of

Section 162(m) of the Code will be chosen from among the following performance measures, which may be applied on a pre- or post-tax basis:

•	earnings before any or all of interest, tax, depreciation or amortization (actual or adjusted and either in the aggregate or on a per-Share basis);

•	earnings (either in the aggregate or on a per-Share basis);

•	net income or loss (either in the aggregate or on a per-Share basis);

•	operating profit;

•	cash flow (either in the aggregate or on a per-Share basis);

•	free cash flow (either in the aggregate on a per-Share basis);

•	costs;

•	gross revenues;

•	reduction in expense levels;

•	operating and maintenance cost management and employee productivity;

•

Share price or total stockholder return (including growth measures and total stockholder return, relative stockholder return or attainment by the Shares of a specified value for a specified period of time);

•	net economic value;

•	economic value added;

•	aggregate product unit and pricing targets;

•

strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

•	achievement of educational, accreditation, compliance or culture (Institutional Self Assessments) goals;

•	achievement of objectives relating to diversity, employee satisfaction or turnover, student retention rates, student graduation rates and/or student placement rates;

•	results of customer satisfaction surveys; and/or

•	debt ratings, debt leverage and debt service.

The Compensation Committee determines whether to measure performance under these criteria in absolute or relative terms and whether to base the required levels of performance on a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. In specifying the performance goal definitions for a particular period, the Compensation Committee may, in its discretion, provide for equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting CEC or the financial statements of CEC, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to acquisitions or divestitures, foreign exchange impacts, or a change in accounting principles (in each case, to the extent not inconsistent with Section 162(m) of the Code, if applicable). The Compensation Committee has the discretion to adjust targets for pre-established performance goals, but awards designed to satisfy the qualified performance-based compensation exception under Section 162(m) of the Code may not be adjusted in a manner that would increase payment under such awards (except to the extent permitted by Section 162(m) of the Code or to reflect accounting changes or other events).

Change in Control

The 2016 Plan provides for accelerated vesting or payout of awards immediately upon a Change in Control (as defined below) only if the successor company does not agree to assume or replace such existing awards with an equivalent award upon the Change in Control. Otherwise, awards will only receive accelerated vesting if a Change in Control occurs and the participant’s employment is terminated by CEC without Cause (as defined below) within 24 months following such Change in Control.

For purposes of the 2016 Plan, a “Change in Control” occurs when (1) any corporation, person or other entity, including a group, becomes the beneficial owner of more than 35% of our then-outstanding Common Stock, (2) the consummation of a merger or consolidation of CEC with or into another corporation, other than a majority-owned subsidiary of CEC, or the sale or disposal of all or substantially all of CEC’s assets, after which the members of CEC’s Board of Directors prior to such transaction no longer constitute a majority of the board of directors of the company surviving after such transaction, (3) there is a consummation of a plan of liquidation of CEC, or (4) within any 24-month period, a majority of our Board of Director positions are no longer held by (a) individuals who were members of the Board of Directors at the beginning of such 24-month period (the “Initial Board Members”) and (b) those individuals who were first elected as directors upon the recommendation of the Initial Board Members (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest). With respect to any award which would be considered deferred compensation subject to Section 409A of the Code, a similar, but Section 409A-compliant, definition of “change in control” applies.

For purposes of the 2016 Plan, “Cause” means (1) any act of dishonesty, willful misconduct, gross negligence, intentional or conscious abandonment or neglect of duty, (2) violation of our code of conduct or code of ethics, (3) commission of a criminal activity, fraud or embezzlement, (4) failure to reasonably cooperate in any investigation or proceeding concerning us, (5) any unauthorized disclosure or use of confidential information or trade secrets, or (6) any violation of any restrictive covenant (such as a non-compete, non-solicit or non-disclosure agreement), in each case as determined by the Compensation Committee. However, if a participant is subject to an employment agreement with us that contains a different definition of “Cause” applicable to an award under the 2016 Plan, the definition in the employment agreement will control to the extent provided therein.

Termination of Service

Each individual award agreement under the 2016 Plan will set forth the treatment of an award in the event that the participant’s service is terminated. Such terms will be as determined by the Compensation Committee in its sole discretion.

Amendment, Modification and Termination

The Compensation Committee or the Board of Directors may amend, modify or terminate the 2016 Plan. However, the Compensation Committee or the Board of Directors may not increase the number of Shares that may be issued under the 2016 Plan (subject to adjustment as described in the 2016 Plan). No termination, amendment, or modification of the 2016 Plan may adversely impact in any material way any award already granted under the 2016 Plan without the written consent of the participant who holds the award. Except for certain capitalization adjustments or adjustments upon events described in the 2016 Plan, the Compensation Committee will not modify any outstanding stock option or SAR so as to specify a lower exercise price or grant price (and will not cancel a stock option or SAR and substitute for it a stock option or SAR with a lower exercise price or grant price) without the approval of CEC’s stockholders. In addition, except for certain capitalization adjustments or adjustments upon certain events described in the 2016 Plan, the Compensation Committee may not cancel an outstanding stock option or SAR whose exercise price or grant price is equal to or greater than the current fair market value of a Share and substitute for it another award or cash payment without the prior approval of CEC’s stockholders.

Adjustments

In the event that a stock dividend, stock split, reverse stock split, spin-off, reorganization, recapitalization, or other similar event affects the Common Stock such that the Compensation Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2016 Plan, the Compensation Committee will (among other actions and subject to certain exceptions) adjust the number and type of Shares available under the 2016 Plan, the number and type of Shares subject to outstanding awards and the exercise price of outstanding stock options and other awards.

Effective Date and Term

Following its approval by stockholders, the 2016 Plan will remain in effect, subject to the Compensation Committee’s ability to amend or modify the 2016 Plan at any time, until the earliest of (1) the date as of which all Shares subject to the 2016 Plan have been issued or transferred, (2) the date on which the 2016 Plan is terminated by the Compensation Committee or (3) the tenth anniversary of the 2016 Plan’s effective date, and will continue in effect thereafter with respect to any awards outstanding as of the time of termination. In no event may awards be granted under the 2016 Plan on or after the tenth anniversary of the effective date.

Transferability

Unless otherwise determined by the Compensation Committee, awards granted under the 2016 Plan are not transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order. The Compensation Committee will have the sole discretion to permit the transfer of an award to certain family members, as specified in the 2016 Plan.

Non-U.S. Participants

The Compensation Committee may make adjustments or modifications to awards, authorize appropriate procedures and sub-plans, and grant awards or substitutes for awards to permit eligible individuals who are employed outside of the United States to participate in the 2016 Plan or to otherwise conform to the laws or practices of non-U.S. jurisdictions.

Certain U.S. Federal Income Tax Consequences

The following summary is based on U.S. federal income tax laws in effect as of January 1, 2016. Such laws and regulations are subject to change. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding non-qualified deferred compensation. If an award fails to comply with Section 409A of the Code, the award may be subject to immediate taxation, interest and tax penalties in the year the award vests or is granted. This summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Options. The grant of stock options under the 2016 Plan will not result in taxable income to the recipient of the option or an income tax deduction for CEC. However, the transfer of Shares to an option holder upon exercise of his or her options may or may not give rise to taxable income to the option holder and tax deductions for CEC, depending upon whether the options are “incentive stock options” or non-qualified options.

The exercise of a non-qualified option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for CEC in the amount by which the fair market value of the Shares purchased on the date of such exercise exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those Shares after the date of such exercise will generally result in a capital gain or loss to the holder at the time he or she disposes of those Shares.

In general, the exercise of an incentive stock option is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for CEC if the holder has been an employee of ours at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the holder has not been so employed during that time, the holder will be taxed as described above for nonqualified stock options. If the option holder disposes of the Shares purchased more than two years after the incentive stock option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those Shares as capital gain or loss. However, if the option holder disposes of the Shares prior to satisfying these holding periods (known as “disqualifying dispositions”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the Shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those Shares. CEC would be entitled to a tax deduction equal to the amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition of the Shares would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the option holder.

Stock Appreciation Rights. The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for CEC. Upon exercise of a SAR, the amount of any cash the participant receives and the fair market value as of the exercise date of any Shares received are taxable to the participant as ordinary income and such amount will be deductible by CEC.

Restricted Stock. Unless an election is made by the recipient under Section 83(b) of the Code, a participant will not recognize any taxable income upon the award of shares of restricted stock that are not transferable and that are subject to a substantial risk of forfeiture. Unless paid in the form of additional restricted stock (which would be subject to the same restrictions and tax treatment as the restricted stock to which they relate), dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally, the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse, less any amount paid with respect to the award of restricted stock. The recipient’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The recipient’s holding period will commence on the date on which the restrictions lapse.

As indicated above, a participant may elect under Section 83(b) of the Code to recognize taxable ordinary income upon the award date of restricted stock (rather than being taxed as described above) based on the fair market value of the Shares subject to the award on the date of grant. If a participant makes that election, any dividends paid with respect to that restricted stock (unless paid in the form of additional restricted stock, which would either require a separate election under Section 83(b) of the Code or would be subject to the treatment described in the paragraph above) will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse.

Assuming compliance with the applicable tax withholding and reporting requirements, CEC will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the taxable year in which that participant recognizes that ordinary income.

Deferred Stock. The granting of deferred stock generally should not result in taxable ordinary income to the recipient of deferred stock, or a tax deduction for CEC. The payment or settlement of deferred stock should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the Shares received, and a corresponding tax deduction by CEC. Rules relating to the timing of payment of deferred compensation under Section 409A of the Code are applicable to deferred stock, and any violation of Section 409A of the Code may result in potential acceleration of income taxation, as well as interest and tax penalties to the participant.

Other Awards. The granting of RSUs, performance units, performance shares or annual incentive awards generally should not result in the recognition of taxable income by the recipient or a tax deduction by CEC. The payment or settlement of these awards should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the Shares received, and a corresponding tax deduction by CEC. If the award consists of Shares that are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and CEC will be similar to the tax consequences of restricted stock awards described above, assuming that such award is payable upon the lapse of the restrictions. If the award consists of unrestricted Shares, the recipient of those Shares will immediately recognize as taxable ordinary income the fair market value of those Shares on the date of grant, and CEC will be entitled to a corresponding tax deduction.

Section 162(m) of the Code. Under Section 162(m) of the Code, we may be limited as to Federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our Covered Executives who are employed by CEC on the last day of our taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our stockholders, is not subject to this deduction limitation.

Section 280G of the Code. Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2016 Plan in connection with a “change in control” of CEC might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and CEC would be denied a tax deduction for the amount of the excess parachute payment. However, the 2016 Plan provides for an automatic reduction of a participant’s awards under the 2016 Plan to the extent that an award would result in any excess parachute payment that would trigger such an excise tax.

Section 409A of the Code. Section 409A of the Code applies to amounts that are considered “non-qualified deferred compensation.” If a deferred compensation arrangement, including certain awards that may be issued under the 2016 Plan, does not meet the requirements of Section 409A of the Code, the timing of taxation for these amounts could be accelerated (meaning these amounts could become immediately taxable). Also, an additional 20% income tax, as well as penalties and interest, could be imposed upon the applicable participants in the 2016 Plan.

The Compensation Committee may, consistent with the requirements of Section 409A of the Code, permit a participant to defer receipt of cash or Shares that would otherwise be due to him or her by virtue of a stock option or SAR exercise, the lapse or waiver of restrictions on restricted stock or RSUs, or the satisfaction of any requirements or objectives with respect to performance units, performance shares or other awards. If any such deferral election is permitted, the Compensation Committee will, in its sole discretion, establish rules and procedures for such deferrals consistent with the requirements of Section 409A of the Code.

Vote Required

Stockholder approval of the 2016 Plan and the material terms of the performance goals thereunder requires the favorable vote of a majority of the Shares present (in person or by proxy) and entitled to vote at the 2016 Annual Meeting. If our stockholders do not approve the 2016 Plan (and the material terms of the performance goals thereunder), the 2016 Plan will have no effect. In such case, the 2008 Plan will remain in effect, the maximum number of Shares available for issuance thereunder will remain unchanged, and the termination date of the 2008 Plan will remain May 13, 2018.

New Plan Benefits

Future awards under the 2016 Plan will be made at the discretion of the Compensation Committee; therefore, it is not currently possible to quantify the benefits or amounts that may be received by the named executive officers or groups noted in the table below pursuant to the 2016 Plan in the future. However, we have estimated awards in 2016 to our non-employee directors based on the current non-employee director compensation program as shown in the table below. Grants under the 2008 Plan in 2015 to named executive officers are shown in the Grants of Plan-Based Awards in 2015 table above.

Name and Position	Number of Shares
Todd S. Nelson, President and Chief Executive Officer	N/A
David A. Rawden, Interim Chief Financial Officer	N/A
Jeffrey D. Ayers, Senior Vice President, General Counsel and Corporate Secretary	N/A
Jeffrey R. Cooper, Senior Vice President and Chief Compliance Officer	N/A
Andrew H. Hurst, Senior Vice President, Colorado Technical University	N/A
Executive Officers as a Group	N/A
Non-Executive Directors as a Group	316,896	(1)
Non-Executive Officer Employees as a Group	N/A

(1)	The amount disclosed is an estimate for all stock option grants to be issued to our six non-employee directors after the 2016 Annual Meeting based on the 2015-2016 non-employee director compensation program, using the $75,000 target grant date value for option awards under that program and a grant date of March 7, 2016 to determine the estimated number of Shares.

The Board of Directors recommends a vote FOR the approval of the Career Education Corporation 2016 Incentive Compensation Plan.

Equity Compensation Plan Information Table

The following table provides information as of December 31, 2015, with respect to shares of our common stock that may be issued under our existing equity compensation plans. The table set forth above under the heading “Shares Available Under 2016 Plan and Outstanding Plans” contains additional information about shares outstanding and remaining available under the 2008 Plan.

Equity Compensation Plan Information

	(a)		(b)	(c)
Plan Category	Number of shares to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	2,657,723	(1)	$14.27	6,564,331	(2)

Total	2,657,723		$14.27	6,564,331

(1)	Includes outstanding options to purchase shares of our common stock under the Career Education Corporation 1998 Employee Incentive Compensation Plan, 1998 Non-Employee Directors’ Stock Option Plan and 2008 Incentive Compensation Plan (the “2008 Plan”).

(2)	Includes shares available for future issuance under the 2008 Plan in addition to the number of shares issuable upon exercise of outstanding options set forth in column (a). In addition to stock options, the 2008 Plan provides for the issuance of stock appreciation rights, restricted stock and units, deferred stock, dividend equivalents, other stock-based awards, performance awards and units, or cash incentive awards. The amount in column (c) does not reflect 848,513 shares underlying restricted stock units and deferred stock units outstanding as of December 31, 2015, which upon vesting will be settled in shares of our common stock and thus reduce the common stock available for future share-based awards under the 2008 Plan by the amount vested, multiplied by the applicable factor under the plan (1.67), which equals 1,417,017 shares to be deducted from the available share pool. Cash-settled awards are not included in, and do not affect, shares remaining available for future issuances under the 2008 Plan.

We also entered into individual compensation arrangements in 2015 with Ronald McCray, our former President and Chief Executive Officer, and Todd Nelson, our current President and Chief Executive Officer, which included the issuance of cash-settled restricted stock units that were not issued under the 2008 Plan. These awards are not included in the table above.

See Note 15 “Share-Based Compensation” to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for more information regarding the Company’s share-based compensation.

PROPOSAL 4: Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Grant Thornton LLP as the Company’s independent registered public accounting firm to audit our financial statements for 2016. The Company is asking you to ratify that appointment. The Audit Committee, as required by law, is directly responsible to appoint the Company’s independent registered public accounting firm. Its appointment of Grant Thornton LLP will not be affected by the outcome of the vote. However, the Audit Committee will consider the voting results when selecting the Company’s independent registered public accounting firm for 2017. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

Proxies will be voted for the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2016 unless the proxy indicates a contrary choice. Any proxy indicating a contrary choice will be voted as directed. Grant Thornton LLP representatives will be present at the Annual Meeting and may make a statement if Grant Thornton LLP would like to do so. They will also be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratifying the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2016.

OTHER INFORMATION

Security Ownership of Directors and Executive Officers

The following table sets forth certain information about the beneficial ownership of our common stock by each of our directors and named executive officers, as well as all of our directors and executive officers as of March 28, 2016 as a group.

	Common Stock Beneficially Owned as of March 28, 2016
Name	Shares of Common Stock Owned		Subject to RSUs Vesting Within 60 Days(1)	Subject to Stock Options Exercisable Within 60 Days	Total Number of Shares Beneficially Owned(2)	Percent of Shares Beneficially Owned
Directors (3)
Dennis H. Chookaszian	7,000	(5)	4,873	168,000	179,873	*
Patrick W. Gross	3,400		4,873	168,000	176,273	*
Gregory L. Jackson	13,672		4,873	120,000	138,545	*
Thomas B. Lally	20,000	(6)	4,873	168,000	192,873	*
Leslie T. Thornton	5,000		4,873	168,000	177,873	*
Richard D. Wang	2,050,000	(7)	976	—	2,050,976	3.00%

Named Executive Officers
Todd S. Nelson	—		—	—	—	*
David A. Rawden	—		—	—	—	*
Jeffrey D. Ayers	35,216		—	230,096	265,312	*
Jeffrey R. Cooper	2,933		—	14,453	17,386	*
Andrew H. Hurst	11,089		—	11,627	22,716	*
Ronald D. McCray	134,980		4,873	24,000	163,853	*
Scott W. Steffey	41,000	(8)	—	—	41,000	*
Reid E. Simpson	10,000	(8)	—	—	10,000	*
Lysa A. Clemens	6,427	(8)	—	—	6,427	*
Jason T. Friesen	51,138	(8)	—	—	51,138	*
All directors and executive officers as a group (14 persons (4))	2,288,012		30,214	1,072,176	3,390,402	4.88%

*	Denotes beneficial ownership of less than one percent.

(1)	Amounts in this column for directors, including Mr. McCray, are vested deferred stock units, with each vested deferred stock unit representing the right to receive one share of common stock upon termination of service to the Company.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC. Under these rules, the number of shares beneficially owned by a person and the percentage ownership of that person includes shares of common stock that the person can vote or transfer, as well as shares that person has the right to acquire within 60 days of March 23, 2015, such as through the exercise of options or upon the vesting of restricted stock units.

(3)	Except for Messrs. McCray and Nelson, whose beneficial ownership is provided under “Named Executive Officers” in the table above.

(4)	Excludes Messrs. Steffey, Simpson and Friesen and Ms. Clemens as none of these individuals served as an executive officer or director of the Company on March 28, 2016.

(5)	Indirect by spouse.

(6)	Joint with spouse.

(7)	Includes 1,470,804 shares of common stock held by Tenzing Global Investors Fund I LP (“Fund I”), and 579,196 shares of common stock held by accounts managed by Tenzing Global Management LLC on a discretionary basis (the “Parallel Account”). Tenzing Global Management LLC is the investment advisor of Fund I. Mr. Wang is the Managing Member of Tenzing Global Management LLC, and may be deemed to share voting and investment power over the shares held of record by each of Fund I and the Parallel Account. Mr. Wang disclaims beneficial ownership of all shares held by Fund I and the Parallel Account except to the extent of his pecuniary interest therein. The shares held by Fund I and the Parallel Account are held in prime brokerage margin accounts.

(8)	Based on the most recent information reported to the Company.

Security Ownership of Principal Stockholders

The following table shows the amount of our common stock owned by holders known to us to beneficially own more than 5% of our outstanding common stock at March 28, 2016. For this table, beneficial ownership means the right to direct the voting or sale of shares, even if those rights are shared with others. Beneficial ownership was determined as of March 28, 2016

Name and Address	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Frontier Capital Management Co., LLC (1)	6,723,187	9.84%
99 Summer Street, Boston, MA 02110
BlackRock, Inc. (2)	6,470,916	9.47%
55 East 52nd Street, New York, NY 10055
T. Rowe Price Associates, Inc. (3)	6,306,630	9.23%
100 E. Pratt Street, Baltimore, Maryland 21202
Steven D. Lebowitz. (4)	3,625,066	5.31%
439 N. Bedford Drive, Beverly Hills, CA 90210
Mangrove Partners Master Fund, Ltd. (5)	3,490,311	5.11%
645 Madison Avenue, 14th Floor, New York, NY 10022

(1)	As reported on a Schedule 13G filed with the SEC on February 12, 2016 by Frontier Capital Management Co., LLC, which reported sole voting power with respect to 3,033,532 shares and sole dispositive power over 6,723,187 shares.

(2)	As reported on a Schedule 13G/A filed with the SEC on January 26, 2016 by BlackRock, Inc. on behalf of itself and certain of its subsidiaries. BlackRock, Inc. reported sole voting power with respect to 6,296,282 of these shares and sole dispositive power with respect to all of these shares.

(3)	As reported on a Schedule 13G filed with the SEC on February 11, 2016 by T. Rowe Price Associates, Inc., which reported sole voting power with respect to 545,830 shares and sole dispositive power with respect to 6,306,630 shares, and T. Rowe Price Small-Cap Value Fund, Inc., which reported sole voting power with respect to 5,760,800 shares.

(4)	As reported on a Schedule 13G filed with the SEC on February 16, 2016 by Steven D. Lebowitz, Deborah P. Lebowitz, The Steven & Deborah Lebowitz Foundation and The Lebowitz Family, LLC. Mr. Lebowitz reported sole voting and sole dispositive power with respect to 2,606,184, and shared voting and shared investment power with Ms. Lebowitz with respect to 1,018,882 shares. Of the 1,018,882 shares, shared voting and dispositive power was also reported by The Steven & Deborah Lebowitz Foundation with respect to 75,000 shares and by The Lebowitz Family, LLC with respect to 241,784 shares.

(5)	As reported on a Schedule 13G filed with the SEC on January 8, 2016 by The Mangrove Partners Master Fund, Ltd. (the “Master Fund”), The Mangrove Partners Fund, L.P. (the “US Feeder”), The Mangrove Partners Fund (Cayman), Ltd. (the “Cayman Feeder”), Mangrove Partners, Mangrove Capital and Nathaniel August (collectively, the “Reporting Persons”). The Reporting Persons reported shared voting and shared dispositive power as to these shares and that these shares are held by the Master Fund with beneficial ownership also claimed by (i) the US Feeder and the Cayman Feeder, which are the two controlling shareholders of the Master Fund, (ii) Mangrove Partners which serves as the investment manager of each of the Master Fund, the US Feeder and the Cayman Feeder, (iii) Mangrove Capital which serves as the general partner of the US Feeder, and (iv) Nathaniel August who is the principal of Mangrove Partners and Mangrove Capital.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity to file reports of equity ownership and changes in that ownership with the SEC. Based solely on a review of the forms we have received and on written representations from certain reporting persons that no additional forms were required for them, we believe that in 2015 our executive officers, directors and greater-than-10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that one Form 4 for each of Ronald McCray, Jeffrey Cooper and Lysa Clemens reporting annual long-term incentive awards under the 2008 Plan was filed one day late due to processing delays by an external vendor, which the Company has ceased using the services of for Section 16 reporting. In addition, reporting of a June 2014 off-cycle vesting of cash-settled restricted stock units for Ms. Clemens was delayed until a subsequent vesting in 2015.

Discretionary Proxy Voting Authority/Untimely Stockholder Proposals

Rule 14a-4(c) promulgated under the Exchange Act governs the Company’s use of its discretionary proxy voting authority regarding a stockholder proposal that the stockholder has not sought to include in the Company’s proxy statement. Under the rule, if a stockholder fails to notify the Company of its proposal before the date established by the Notice Provision, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting. In addition, if the Company receives timely notice of a stockholder proposal in connection with an annual meeting of stockholders that does not include all of the information required by Rule 14a-4(c) promulgated under the Exchange Act, the proposal will be considered timely but deficient, and the Company’s proxy statement may confer discretionary authority for the proposal if the Company includes in its proxy statement advice on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.

Proposals of Stockholders

In accordance with Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended to be considered for inclusion in the Company’s proxy statement and proxy for the 2017 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company not less than 120 days prior to April 8, 2017. In addition, Article II, Section 2.5 of the Company’s By-Laws (the “Notice Provision”) provides that for business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to, or mail the notice so that it is received by, the Corporate Secretary of the Company at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of the previous year’s annual meeting of stockholders. Proposals of stockholders intended to be considered at the Company’s 2017 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to May 24, 2017.

In addition to other requirements included in the Company’s By-Laws, nominations of a person for election to the Board by stockholders must specify the name of the nominee and other information of such nominee that is required to be disclosed in solicitations of proxies for election of directors, or otherwise, along with the written consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected. In connection with any stockholder nomination, as set forth in the Company’s By-Laws, the nominating stockholder must also provide additional information as to the stockholder giving notice, and, if applicable, each nominee proposed by the stockholder, including any material interest of such person in such nomination, information regarding beneficial ownership of securities of the Company, a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting of stockholders to nominate the person(s) named in the notice, and whether the stockholder intends to deliver a proxy statement and form of proxy in connection with such nomination to holders of the Company’s voting securities reasonably believed by such stockholder to be sufficient to elect such nominee(s).

Additional Information

We will furnish a copy of the Company’s Annual Report on Form 10-K for its year ended December 31, 2015, as filed with the SEC, including the financial statements and notes thereto included therein, without charge upon the written request of any person who is a stockholder as of the Record Date. We will provide free copies of the exhibits to the Form 10-K. Direct your requests for these materials to Career

Education Corporation, 231 North Martingale Road, Schaumburg, Illinois 60173, Attention: Investor Relations Department. You can also obtain this information in electronic form free of charge by accessing the Company’s website at www.careered.com under the caption “Investor Relations.”

Cost of Solicitation

CEC will pay the cost of this proxy solicitation. We have retained Georgeson Inc., a professional proxy solicitation firm, at an estimated cost of $16,500 plus reimbursement of expenses to assist in soliciting proxies from brokers, nominees, institutions and individuals. Georgeson Inc. may solicit votes personally or by telephone, mail, or other electronic means. We may also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse nominees and record holders for the reasonable out-of-pocket expenses of solicitation. In addition to solicitation of proxies by mail, our directors, officers or other employees may solicit proxies through personal conversations, or by telephone, facsimile or electronic means, but will not receive any compensation for these services.

Appendix A

CAREER EDUCATION CORPORATION

2016 INCENTIVE COMPENSATION PLAN

(Effective as of May 24, 2016)

CAREER EDUCATION CORPORATION

2016 INCENTIVE COMPENSATION PLAN

A-i

A-ii

A-iii

A-iv

A-v

CAREER EDUCATION CORPORATION

2016 INCENTIVE COMPENSATION PLAN

ARTICLE I ESTABLISHMENT, OBJECTIVES AND DURATION

1.1 Establishment of the Plan.    Career Education Corporation, a Delaware corporation (the “Company”), hereby establishes the Career Education Corporation 2016 Incentive Compensation Plan (the “Plan”), as set forth in this document. Capitalized terms used but not otherwise defined herein will have the meanings given to them in ARTICLE II. The Plan was approved by the Board on March 24, 2016, subject to approval by the Company’s stockholders. The Plan became effective on May 24, 2016 (the “Effective Date”), which was the date approval by the Company’s stockholders was obtained. The Plan permits the grant of Options, including Non-Qualified Stock Options and Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock, Performance Units, Performance Shares, Substitute Awards, Dividend Equivalents, Annual Incentive Awards and other Awards. Following the Effective Date, no new awards will be granted under any Prior Plan.

1.2 Objectives of the Plan.    The objectives are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s objectives and that link the interests of Participants to those of the Company’s stockholders; to provide Participants with an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining officers, key Employees and Directors. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success, and to allow Participants to share in the success of the Company.

1.3 Duration of the Plan.    The Plan will commence on the Effective Date and will remain in effect, subject to the Committee’s ability to amend or modify the Plan at any time under ARTICLE XVII, until the earliest of (a) the date as of which all Shares subject to it pursuant to ARTICLE IV have been issued or transferred according to the Plan’s provisions, (b) the date on which the Plan is terminated by the Committee pursuant to ARTICLE XVII, or (c) the tenth (10th) anniversary of the Effective Date, and will continue in effect thereafter with respect to any Awards outstanding at the time of such termination. In no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

ARTICLE II DEFINITIONS

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

2.1 “10% Owner” has the meaning given to such term in Section 6.11(b) of the Plan.

2.2 “Affiliate” means any corporation (or partnership, limited liability company, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power). Notwithstanding the foregoing, for purposes of determining whether an employee has terminated employment with the Company and all Affiliates, “Affiliates” means any corporation (or partnership, limited liability company, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least ten percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power). The minimum percentage of ownership or control in the previous sentence shall be raised from ten percent (10%) to twenty percent (20%) for purposes of determining timing of payment of an Award, or amount payable with respect to an Award, that is a Deferred Compensation Award, if payment of such Award or amount would be accelerated or otherwise triggered by a Termination of Service.

2.3 “Annual Incentive Award” means a performance bonus determined under ARTICLE XII.

2.4 “Acquired Entity” has the meaning given to such term in Section 5.4(a) of the Plan.

2.5 “Acquired Entity Awards” has the meaning given to such term in Section 5.4(a) of the Plan.

2.6 “Acquisition Date” has the meaning given to such term in Section 5.4(a) of the Plan.

2.7 “Available Shares” has the meaning given to such term in Section 4.1(a) of the Plan.

2.8 “Award” means, individually or collectively, a grant under this Plan to a Participant of an Option (including a Non-Qualified Stock Option and an Incentive Stock Option), Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock, Performance Unit, Performance Share, Substitute Award, Dividend Equivalent, Annual Incentive Award or any other incentive payable in cash or Shares under the Plan.

2.9 “Award Agreement” means any agreement, contract, or other instrument or document evidencing any Award granted hereunder between the Company and the Participant. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.

2.10 “Beneficial Owner” or “Beneficial Ownership” has the meaning given to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.11 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.12 “Bonus Opportunity” means a Participant’s threshold, target and maximum bonus opportunity for a calendar year, provided that such Bonus Opportunity shall be either (a) to the extent that the Participant has entered into an employment agreement with the Company, the threshold, target and maximum bonus levels, if any, specified in the employment agreement for such calendar year, or (b) if there is no employment agreement in effect between the Company and the Participant for such calendar year or if the employment agreement does not specify such bonus levels, the bonus opportunity as determined by the Committee in its sole discretion within the first ninety (90) days of such calendar year (or such later date as such person is designated as a Participant).

2.13 “Cause” means, as determined by the Committee, the occurrence of any one of the following: (a) any act of dishonesty, willful misconduct, gross negligence, intentional or conscious abandonment or neglect of duty; (b) a violation of the Company’s Code of Conduct or Code of Ethics, as applicable; (c) commission of a criminal activity, fraud or embezzlement; (d) a failure to reasonably cooperate in any investigation or proceeding concerning the Company; (e) any unauthorized disclosure or use of confidential information or trade secrets; or (f) any violation of any restrictive covenant, such as a non-compete, non-solicit or non-disclosure agreement, between an Eligible Employee and the Company or an Affiliate; provided, however, that in the event a Participant is party to an employment agreement with the Company or an Affiliate that contains a different definition of “Cause” applicable to any Award, the definition of Cause contained in such employment agreement shall control to the extent provided therein.

2.14 “Change in Control” means:

(a) With respect to Awards other than Deferred Compensation Awards, the occurrence of any one or more of the following:

(i) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities;

(ii) the consummation of a merger or consolidation of the Company with or into another corporation other than a majority-owned subsidiary of the Company, or the sale or other disposal of all or substantially all of the Company’s assets, after which the persons who were the members of the Board prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or parent thereof;

(iii) the consummation of a plan of liquidation; or

(iv) within any period of twenty-four (24) consecutive months, persons who were members of the Board immediately prior to such twenty-four (24) month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such twenty-four (24) month period by or upon the recommendation of persons who were members of the Board immediately prior to such twenty-four (24) month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.

(b) With respect to Deferred Compensation Awards, the occurrence of one or more of any of the following:

(i) Change in the Ownership of the Company.    A change in ownership of the Company shall occur on the date that any one Person, or more than one Person acting as a “Group” (as defined below), acquires ownership of stock of the Company that, together with stock held by such Person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one Person, or more than one Person acting as a Group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company.

(ii) Change in the Effective Control of the Company.    A change in the effective control of the Company occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; provided, however, that, if any one Person, or more than one Person acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person or Persons is not considered a change in the effective control of the Company.

(iii) Change in the Ownership of a Substantial Portion of the Company’s Assets.    A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to all or substantially all of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its Common Stock;

(2) an entity, 50% or more of the total fair market value or voting power of which is owned, directly or indirectly, by the Company;

(3) a Person, or more than one Person acting as a Group, that owns, directly or indirectly, 50% or more of the total Fair Market Value or voting power of all the outstanding Common Stock of the Company; or

(4) an entity, at least 50% of the total fair market value or voting power of which is owned, directly or indirectly, by a Person described in clause (3) of this Section 2.14(b)(iii).

For purposes of this definition, “Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, “Group” shall have the meaning given to such term in Treas. Reg. Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C), as applicable.

For purposes of the definition of “Change in Control” in Section 2.14(b), Common Stock ownership is determined under Code Section 409A. This definition of Change in Control is intended to comply with Code Section 409A for purposes of payment of any Deferred Compensation Awards. Accordingly, any interpretation or determination of the Committee regarding the payment of such Deferred Compensation Awards in connection with a Change in Control shall take into account any applicable guidance and regulations under Code Section 409A.

2.15 “Change in Control Price” has the meaning given to such term in Section 16.5(c) of the Plan.

2.16 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.17 “Committee” means, as specified in ARTICLE III, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

2.18 “Common Stock” means the common stock, par value $.01 per share, of the Company.

2.19 “Company” has the meaning given to such term in Section 1.1 of the Plan.

2.20 “Current Grant” has the meaning given to such term in Section 6.11(d) of the Plan.

2.21 “Deferral Account” has the meaning given to such term in Section 9.6(a) of the Plan.

2.22 “Deferral Election” has the meaning given to such term in Section 9.3 of the Plan.

2.23 “Deferred Compensation Award” means an Award that could be subject to liability under Code Section 409A and does not qualify for an exemption from Code Section 409A coverage.

2.24 “Deferred Stock” means a right, granted as an Award under ARTICLE IX, to receive payment in the form of Shares (or measured by the value of Shares) at the end of a specified deferral period.

2.25 “Director” means any individual who is a member of the Board of Directors.

2.26 “Dividend Equivalent” means any right, as provided in an Award Agreement, to receive payments (whether in cash, additional Shares or Restricted Stock Units or other property), equal to dividends or property, if and when paid or distributed, on Shares.

2.27 “Disability” means, as determined by the Committee, a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company or such Affiliate. Notwithstanding the foregoing, (a) a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness, or (ii) an injury or disease contracted, suffered, or incurred while participating in a felony criminal offense; and (b) with respect to any Deferred Compensation Award, “Disability” shall mean a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as determined by the Committee.

2.28 “Effective Date” has the meaning given to such term in Section 1.1 of the Plan.

2.29 “Eligible Employee” or “Employee” means any employee or consultant of the Company or any of its Affiliates. Directors who are not employed by the Company or its Affiliates will also be considered Eligible Employees and Employees for purposes of the Plan.

2.30 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.31 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.32 “Fair Market Value” means:

(a) the closing trading price of the Shares on the NASDAQ Stock Market or, if the Shares are not traded on the NASDAQ Stock Market, on the New York Stock Exchange or any other national securities exchange on which they are traded;

(b) if the Shares are not traded on any national securities exchange, the mean between the closing bid and asked prices of the Shares in the over-the-counter market; or

(c) if those bid and asked prices are not available, then the fair market value as reported by any nationally recognized quotation service selected by the Committee or as determined in good faith by the Committee.

Notwithstanding the foregoing, for purposes of Awards intended to be exempt from Code Section 409A, the Fair Market Value shall be no less than the “fair market value” as such term is defined for purposes of Code Section 409A.

2.33 “Grant Date” means the date on which an Award is granted, which date may be specified in advance by the Committee.

2.34 “Incentive Stock Option” or “ISO” means an Option granted under ARTICLE VI that is intended to meet the requirements of Code Section 422.

2.35 “Non-Qualified Stock Option” or “NQSO” means an Option granted under ARTICLE VI that is not intended to meet the requirements of Code Section 422.

2.36 “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

2.37 “Other Plans” has the meaning given to such term in Section 6.11(d) of the Plan.

2.38 “Participant” means an Eligible Employee who has been selected by the Committee to participate in the Plan pursuant to Section 5.2 and who has an outstanding Award under the Plan. The term “Participant” shall also include Directors who are not employees of the Company or an Affiliate for purposes of Awards under the Plan.

2.39 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

2.40 “Performance Goal” has the meaning given to such term in Section 11.1 of the Plan.

2.41 “Performance Period” means the time period during which performance objectives must be met in order for a Participant to earn Performance Units or Performance Shares granted under ARTICLE X.

2.42 “Performance Share” means an Award with an initial value equal to the Fair Market Value on the Grant Date thereof, which is based on the attainment of any performance goal(s) specified by the Committee, as described in ARTICLE X.

2.43 “Performance Unit” means any grant pursuant to ARTICLE X of (a) a bonus consisting of cash or other property the amount or value of which, and/or the entitlement to which, is conditioned upon the attainment of any performance goal(s) specified by the Committee, or (b) a unit valued by reference to a designated amount of property other than Shares.

2.44 “Person” has the meaning given to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.45 “Plan” has the meaning given to such term in Section 1.1 of the Plan.

2.46 “Prior Plans” means the Career Education Corporation 2008 Incentive Compensation Plan, as amended, the Career Education Corporation 1998 Employee Incentive Compensation Plan and the Career Education Corporation 1998 Non-Employee Directors’ Stock Option Plan.

2.47 “Replacement Award” means an Award resulting from the exchange or substitution specified in ARTICLE XVI upon a Change in Control and meeting the applicable conditions specified in ARTICLE XVI, provided that such Award is issued by a company (foreign or domestic) the majority of the equity of which is listed under and in compliance with the domestic company listing rules of the NASDAQ Stock Market or with a similarly liquid exchange which has comparable standards to the domestic listing standards of the NASDAQ Stock Market.

2.48 “Restricted Stock” means a contingent grant of Shares awarded to an Eligible Employee pursuant to ARTICLE VIII.

2.49 “Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Participant, as described in ARTICLE VIII, that is (a) credited with amounts equal to Shares or some other unit of measurement specified in the Award Agreement, (b) subject to restrictions and (c) payable in cash or Shares, as specified in the applicable Award Agreement.

2.50 “Restriction Period” means the period during which the transfer of Restricted Stock or Restricted Stock Units is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, at its discretion) or such Award is not vested.

2.51 “Retirement” means a Termination of Service, other than for Cause, death or Disability, on or after reaching age 55 with five (5) years of service with the Company or an Affiliate, as determined by the Committee.

2.52 “Settlement Date” means the payment date for Deferred Stock, as set forth in Section 9.6(c).

2.53 “Share” means a share of Common Stock.

2.54 “Stock Appreciation Right” or “SAR” means an Award designated as a SAR pursuant to the terms of ARTICLE VII.

2.55 “Subsidiary Corporation” has the meaning given to such term in Section 6.11 of the Plan.

2.56 “Substitute Award” has the meaning given to such term in Section 5.4(a) of the Plan.

2.57 “Termination of Service” occurs (a) when an individual is for any reason no longer providing services to the Company or an Affiliate in the capacity of an Employee, Director or consultant or (b) with respect to an individual who is an Employee or consultant to an Affiliate, when such entity ceases to be an Affiliate of the

Company and such individual is no longer providing services to the Company or another Affiliate. Notwithstanding the foregoing, in the case of a Deferred Compensation Award, “Termination of Service” shall mean a “separation from service” within the meaning of Code Section 409A or as otherwise set forth in an Award Agreement or deferral election form pursuant to the Plan. The effective date of a Termination of Service shall be the last day on which an individual is providing services to the Company or an Affiliate thereof; provided, however, that the Committee shall have the discretion to determine when a Participant, who terminates services as an Employee, but continues to provide services in the capacity of a consultant immediately following such termination, has incurred a Termination of Service.

2.58 “Total Payments” has the meaning given to such term in Section 21.4 of the Plan.

2.59 “Vested Options and SARs” has the meaning given to such term in Section 16.2(a) of the Plan.

ARTICLE III ADMINISTRATION

3.1 The Committee.    The Plan will be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board, which Committee (unless otherwise determined by the Board) will satisfy the “non-employee director” requirements of Rule 16b-3 under the Exchange Act and the “outside director” provisions of Code Section 162(m), or any successor regulations or provisions, so long as the Company is subject to the registration requirements of the Exchange Act. The members of the Committee will be appointed from time to time by, and serve at the discretion of, the Board of Directors. The Committee will act by a majority of its members at the time in office and eligible to vote on any particular matter, and Committee action may be taken either by a vote at a meeting or in writing without a meeting.

3.2 Authority of the Committee.    Except as limited by law and subject to the provisions of the Plan, the Committee will have full power to: select Eligible Employees to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of ARTICLE XVII) amend the terms and conditions of any outstanding Award. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan. Notwithstanding the foregoing, Awards made to non-employee Directors shall be determined by the Board or its delegatee, consistent with the Company’s practices for non-employee Director compensation.

3.3 Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all Persons, including, without limitation, the Company, its Board of Directors, its stockholders, all Affiliates, Employees, Participants and their estates and beneficiaries.

ARTICLE IV SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1 Number of Shares Available for Grants.

(a) Subject to adjustment as provided in Sections 4.2 and 4.3, the aggregate maximum number of Shares that may be issued or transferred to Participants under the Plan shall not exceed the sum of (i) 4,200,000 Shares, plus (ii) any Shares under the Prior Plans which are subject to awards that, after the Effective Date, are forfeited, terminated, lapsed or satisfied thereunder in cash or property other than Shares (the combined total of (i) and (ii) being referred to as the “Available Shares”). For purposes of this Section 4.1, (x) each Share delivered pursuant to the exercise of an Option shall reduce the Available Shares by one (1) Share; (y) a number equal to the greater of each Share delivered upon exercise of a SAR and the number of Shares underlying such SAR shall reduce the Available Shares by one (1) Share, other than a SAR that, by its terms, from and after the Grant Date thereof is payable only in cash, in which case the Available Shares shall not be reduced; and (z) each Share delivered pursuant to an Award, other than an Option, SAR or Substitute Award, shall reduce the Available Shares by 1.35 Shares. For the avoidance of doubt, the issuance of Shares under Substitute Awards and Shares issuable under any acquired company plans pursuant to Section 5.4 of the Plan shall not reduce the Available Shares.

(b) Subject to adjustment as provided in Section 4.3, the aggregate Awards granted during any calendar year to any one Participant shall not exceed: (i) 1,000,000 Shares subject to Options or SARs; (ii) 1,000,000 Shares subject to Restricted Stock, Deferred Stock, Restricted Stock Units, Performance Shares or Performance Units (or any other Award, other than an Option or a SAR, which is determined by reference to the value of Shares or appreciation in the value of Shares), to the extent that such Awards are intended to satisfy the Performance-Based Exception; (iii) $5,000,000 with respect to any cash-based Award (such as an Annual Incentive Award) with a Performance Period of one (1) year, to the extent that such Award is intended to satisfy the Performance-Based Exception; and (iv) $7,000,000 with respect to any cash-based Award with a Performance Period greater than one (1) year, to the extent that such Award is intended to satisfy the Performance-Based Exception. Notwithstanding the foregoing, the maximum number of Shares subject to Awards granted during any calendar year to any non-employee Director (including any such non-employee Director serving as Chair of the Board), taken together with any cash fees paid to such non-employee Director for services as a director during the calendar year, shall not exceed $500,000 in total value (calculating the value of any such Awards based on the Grant Date fair value of such Awards for financial reporting purposes).

(c) The Shares with respect to which Awards may be made will include authorized but unissued Shares, and Shares that are currently held or subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions.

4.2 Lapsed Awards.    Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, cancelled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards; provided that any Shares that again become available for Awards under this Section 4.2 or from Prior Plans under Section 4.1(a) shall be added back as one (1) Share if such Shares were subject to Options or SARs and as 1.35 Shares if such Shares were subject to any Award other than an Option or SAR. In applying the immediately preceding sentence, if Shares otherwise issuable or issued in respect of or as part of any Award are withheld to cover taxes or the Exercise Price (including pursuant to a “net exercise”), such Shares shall be treated as having been issued under the Plan and shall not be available for future issuance under the Plan. In addition, Shares tendered to exercise outstanding Options or other Awards or to cover applicable taxes on Awards shall not be available for future issuance under the Plan.

4.3 Adjustments to Reflect Capital Changes.

(a) In the event of any equity restructuring that causes the per Share value of Shares to change, such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, recapitalization through an extraordinary cash dividend or any similar event, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to outstanding Awards and the terms of such Awards, (iii) the Exercise Price of outstanding Options and Stock Appreciation Rights and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of the rights of Participants. No adjustment shall be made pursuant to this Section 4.3(a) in connection with the conversion of any convertible securities of the Company. The Committee shall determine the amount of the adjustment to be made in each case under this Section 4.3(a); provided, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to fail to continue to qualify under Code Section 424(a).

(b) Notwithstanding Section 4.3(a), any adjustments made pursuant to Section 4.3(a) shall be made in such a manner as to ensure that after such adjustment, the Awards continue not to be deferred compensation subject to Code Section 409A (or if such Awards are already subject to Code Section 409A, so as not to give rise to liability under Code Section 409A).

(c) Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

ARTICLE V ELIGIBILITY, PARTICIPATION AND GENERAL AWARD CONDITIONS

5.1 Eligibility.    All Eligible Employees, including Eligible Employees who are Directors, are eligible to participate in this Plan.

5.2 Actual Participation.    Subject to the provisions of the Plan, the Committee will, from time to time, select those Eligible Employees to whom Awards will be granted, and will determine the nature and amount of each Award.

5.3 Minimum Vesting.    Notwithstanding any provision of the Plan to the contrary, except with respect to a maximum of five percent (5%) of the aggregate number of Available Shares initially reserved for issuance under the Plan, subject to adjustment as provided in Section 4.3, no Award payable in Shares (other than a Substitute Award and Awards a non-employee director elects to receive at Fair Market Value in lieu of all or a portion of such non-employee director’s cash compensation) may provide for vesting sooner than twelve (12) months from the Grant Date thereof or may be subject to a Performance Period that is less than twelve (12) months, as applicable, other than in connection with a Change in Control or, with respect to any Participant, in connection with the death, Disability, Retirement or other Termination of Service (as specified by the Committee in its sole discretion) of such Participant.

5.4 Substitute Awards and Shares Issuable Under Acquired Company Plans.

(a) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Substitute Awards under the Plan. Substitute Awards shall not be counted against or otherwise reduce the number of Available Shares under the Plan. For purposes of this Section 5.4, “Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Employees or whose awards are assumed or substituted as the result of a merger, consolidation or combination of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation, acquisition or combination (“Acquisition Date”) in order to preserve for the Participant the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value.

(b) If a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards and shall not reduce the Available Shares under the Plan. Awards using such available shares under acquired plans shall not be made after the date awards could have been made under the terms of the acquired plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible to participate in the Plan prior to such acquisition or combination.

ARTICLE VI STOCK OPTIONS

6.1 Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Eligible Employees in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.

6.2 Award Agreement.    Each Option grant will be evidenced by an Award Agreement that specifies the Grant Date, the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.

6.3 Exercise Price.    The Exercise Price for each share subject to an Option will be at least one-hundred percent (100%) of the Fair Market Value on the Grant Date.

6.4 Duration of Options.    Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth (10th) anniversary of the Grant Date.

6.5 No Dividend Equivalents.    Subject to Section 4.3, the Committee may not grant Dividend Equivalents in connection with any Option.

6.6 Exercise of Options.    Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant. Notwithstanding any contrary provision of this ARTICLE VI, if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.

6.7 Payment.    The holder of an Option may exercise the Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment of the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.

The Exercise Price and any related withholding taxes will be payable to the Company in full either: (a) in cash, or its equivalent, in United States dollars; (b) by tendering Shares owned by the Participant and duly endorsed for transfer to the Company or any combination of cash, certified or cashier’s check and Shares described in this clause (b); (c) subject to the approval of the Committee, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the number of Shares having an aggregate Fair Market Value equal to the aggregate Exercise Price (plus tax withholdings, if applicable); or (d) by any other means the Committee determines to be consistent with the Plan’s purposes and applicable law, including by a “cashless” exercise. Cashless exercise must meet the requirements of the Federal Reserve Board’s Regulation T and any applicable securities law or insider trading policy restrictions. For this purpose, “cashless” exercise will mean that the Participant notifies the Company it will exercise, and the Company is instructed to deliver the Shares issuable on exercise to a broker, who sells the Shares and holds back the exercise price (and, often, the federal and state withholdings).

6.8 Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.

6.9 Termination of Service.    Each Award Agreement with respect to an Option will set forth the extent to which the Participant has the right to exercise the Option after his or her Termination of Service with the Company and all Affiliates. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for the Termination of Service.

6.10 Nontransferability of Options.    Except as otherwise provided in a Participant’s Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, all Options will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

6.11 Grant of ISOs.    At the time of grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an ISO. The following special provisions will apply to any Option designated as an ISO:

(a) An ISO shall be granted only to an Employee of the Company (who is not a non-employee Director) or a Subsidiary Corporation (as defined below).

(b) An ISO shall have an Exercise Price of not less than one-hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a Person who owns capital stock (including stock treated as owned under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), shall have an Exercise Price not less than one-hundred ten percent (110%) of the Fair Market Value of a Share on its Grant Date.

(c) An ISO shall have a term of not more than ten (10) years (five (5) years if the Participant is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement.

(d) The Committee will not award an ISO under the Plan if it would cause the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to which ISOs are exercisable by a Participant for the first time during any calendar year (the “Current Grant”) under the Plan and any other incentive plan of the Company or any parent or Subsidiary Corporation (the “Other Plans”) to exceed $100,000. If the Fair Market Value of the underlying Shares (determined on the Grant Date) would exceed $100,000 in the aggregate with respect to the Current Grant and all other ISOs previously granted to a Participant under the Plan and any Other Plans, which in each case are exercisable for the first time in the same calendar year, then, as to the portion in excess of the $100,000 limit, such Option shall be exercisable as a separate Option that is not an ISO at such date or dates as are provided in the Current Grant.

(e) An ISO shall require the Participant to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to holding periods and certain disqualifying dispositions), within ten (10) days of such a disqualifying disposition.

(f) An ISO shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Participant’s lifetime, only by the Participant; provided, however, that the Participant may, to the extent provided in the Plan or in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her ISO after the Participant’s death.

(g) An Option designated as an ISO shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Code Section 422 for an ISO, be treated for all purposes of this Plan, except as otherwise provided in subsection (d) above, as an NQSO.

For purposes of this Section 6.11, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Sections 3.2 or 17.3, the Committee may, without the consent of the Participant, at any time before the exercise of an Option (whether or not an ISO), take any action necessary to prevent such Option from being treated as an ISO.

ARTICLE VII STOCK APPRECIATION RIGHTS

7.1 Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Eligible Employees at any time and from time to time, as determined by the Committee, on a standalone basis only (i.e., not in tandem with an Option). Within the limits of ARTICLE IV, the Committee will have sole discretion to determine the number of SARs granted to an Eligible Employee and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to a SAR. The grant price of a SAR will equal the Fair Market Value on the Grant Date thereof.

7.2 Award Agreement.    Each grant of SARs will be evidenced by an Award Agreement that specifies the Grant Date, the number of SARs to which the Award pertains and such other provisions as the Committee determines.

7.3 Exercise of SARs.    SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.4 Term of SARs.    The term of a SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.

7.5 Payment of SAR Amount.    Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a) the excess (or some portion of the excess as determined at the time of the grant by the Committee), if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

(b) the number of Shares as to which the SAR is exercised.

The payment upon SAR exercise may be made in cash, in Shares of equivalent Fair Market Value as of the date of exercise or in some combination of the two, as specified in the Award Agreement.

7.6 Termination of Service.    Each Award Agreement with respect to a SAR will set forth the extent to which the Participant has the right to exercise the SAR after his or her Termination of Service with the Company and all Affiliates. These terms will be determined by the Committee in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for the Termination of Service.

7.7 Nontransferability of SARs.    Except as otherwise provided in a Participant’s Award Agreement, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, all SARs will be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

7.8 No Dividend Equivalents. Subject to Section 4.3, the Committee may not grant Dividend Equivalents in connection with SARs.

ARTICLE VIII RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock or Restricted Stock Units to Eligible Employees in such amounts as it determines.

8.2 Award Agreement.    Each grant of Restricted Stock or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Period, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.

8.3 Nontransferability.    Restricted Stock and Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)), until the end of the applicable Restriction Period as specified in the Award Agreement, or upon earlier satisfaction of any other conditions specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock and Restricted Stock Units will be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

8.4 Other Restrictions.    Subject to ARTICLE XI, the Committee may impose such other conditions or restrictions on any Restricted Stock or Restricted Stock Units as it deems advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting following the attainment of the performance objectives, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.

The Company will retain the certificates and/or electronic book-entry notations representing Shares of Restricted Stock until all conditions and restrictions applicable to the Shares have been satisfied.

8.5 Voting Rights.    During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

8.6 Dividends and Other Distributions.    During the Restriction Period, Participants awarded Shares of Restricted Stock or Restricted Stock Units hereunder may, in the Committee’s sole discretion and as set forth in the applicable Award Agreement, be credited with regular cash dividends or Dividend Equivalents paid on those Shares or with respect to those Share equivalent units. Dividends or Dividend Equivalents may be paid currently, accrued as contingent cash obligations, or converted into additional Shares of Restricted Stock or Restricted Stock Units, upon such terms as the Committee establishes.

The Committee may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock or Restricted Stock Units is designed to qualify for the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared or Dividend Equivalents with respect to the Restricted Stock or Restricted Stock Units, so that the dividends or Dividend Equivalents and the Restricted Stock or Restricted Stock Units continue to be eligible for the Performance-Based Exception.

8.7 Termination of Service.    Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock or Restricted Stock Units after his or her Termination of Service with the Company or an Affiliate. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock or Restricted Stock Units, and may reflect, among other things, distinctions based on the reasons for the Termination of Service.

ARTICLE IX DEFERRED STOCK

9.1 Grant of Deferred Stock.    Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Deferred Stock to Eligible Employees in such amounts as it determines (including, to the extent allowed by the Committee, grants at the election of a Participant to convert Shares to be acquired upon the lapse of restrictions on Restricted Stock or Restricted Stock Units into such Deferred Stock). A Participant shall have no voting rights in Deferred Stock.

9.2 Award Agreement.    Each grant of Deferred Stock will be evidenced by an Award Agreement that specifies the number of Shares to which the Deferred Stock pertains and such other provisions as the Committee determines.

9.3 Deferred Stock Elections.    If and to the extent permitted by the Committee, a Participant may elect (a “Deferral Election”) at such times and in accordance with rules and procedures adopted by the Committee (which shall comport with Code Section 409A), to receive all or any portion of his or her salary and/or bonus (including any cash or Share-based Award, other than Options or SARs) either in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary and/or bonus or other permissible Award to be paid in the form of Deferred Stock, divided by the Fair Market Value of a Share on the date such salary, bonus or other such Award would otherwise be paid in cash or distributed in Shares, or pursuant to such other terms and conditions as the Committee may determine. The Grant Date for an Award of Deferred Stock made pursuant to a Deferral Election shall be the date the deferrable amount subject to a Deferral Election would otherwise have been paid to the Participant in cash or Shares.

9.4 Timing of Deferral Elections.    An initial Deferral Election must be filed with the Secretary of the Company no later than December 31 of the year preceding the calendar year in which the amounts subject to the Deferral Election would otherwise be earned, subject to such restrictions and advance filing requirements as the Company may impose. A Deferral Election shall be irrevocable as of the filing deadline, unless the Company has specified an earlier time at which it will be irrevocable. Each Deferral Election shall remain in effect with respect to subsequently earned amounts unless the Eligible Person revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only and must be made at a time at which the Deferral Election is permitted.

9.5 Subsequent Deferral Elections.    A Deferral Election (other than an initial Deferral Election) made with respect to a Deferred Compensation Award must meet the timing requirements for a subsequent deferral election as specified in Treas. Reg. Section 1.409A-2(b).

9.6 Deferral Account.

(a) Establishment of Deferral Accounts. The Company shall establish an account (“Deferral Account”) on its books for each Participant who receives a grant of Deferred Stock or makes a Deferral Election. Deferred

Stock shall be credited to the Participant’s Deferral Account as of the Grant Date of such Deferred Stock. Deferral Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded, unsecured obligation of the Company.

(b) Crediting of Dividend Equivalents. Whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents may, in the Committee’s sole discretion and as set forth in the applicable Award Agreement, be credited to Deferral Accounts on all Deferred Stock credited thereto as of the record date for such dividend or distribution.

(c) Settlement of Deferral Accounts. The Company shall settle a Deferral Account by delivering to the holder thereof (which may be the Participant or his or her beneficiary or estate, as applicable): (i) a number of Shares equal to the whole number of Shares of Deferred Stock then credited to the Participant’s Deferral Account (or a specified portion in the event of any partial settlement), or (ii) a cash payment equal to the aggregate Fair Market Value, as of the Settlement Date, of the Shares of Deferred Stock then credited to the Participant’s Deferral Account (or of a specified portion of the Shares of Deferred Stock in the event of any partial settlement); provided, that any fractional Shares of Deferred Stock remaining in the Deferral Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date, multiplied by the remaining fractional Share. The Settlement Date for all Deferred Stock credited in a Participant’s Deferral Account shall be determined in accordance with Code Section 409A and shall be specified in the applicable Award Agreement or Deferral Election. The Settlement Date for Deferred Stock, as may be permitted by the Committee in its discretion and as specified in the Award Agreement or Deferral Election, is limited to one or more of the following events: (A) a specified date (as contemplated by applicable guidance under Code Section 409A), (B) a Change in Control (within the meaning of Section 2.14(b)), (C) the Participant’s “separation from service” as provided in Code Section 409A(2)(A)(i), (D) the Participant’s death, (E) the Participant’s Disability or (F) an “unforeseeable emergency” of the Participant as provided in Code Section 409A(2)(A)(vi).

ARTICLE X PERFORMANCE UNITS, PERFORMANCE SHARES AND OTHER AWARDS

10.1 Grant of Performance Units or Performance Shares.    Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to Eligible Employees in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

10.2 Value of Performance Units and Performance Shares.    Each Performance Unit will have a target or initial value established by the Committee as of the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value on the Grant Date. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Units or Performance Shares that will be paid out to the Participant. For purposes of this ARTICLE X, the Performance Period will be set by the Committee in its discretion.

10.3 Earning of Performance Units and Performance Shares.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout with respect to the number and/or value of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

10.4 Award Agreement.    Each grant of Performance Units or Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Units or Performance Shares), and such other provisions as the Committee determines.

10.5 Form and Timing of Payment of Performance Units and Performance Shares.    Except as provided in ARTICLE IX, payment of earned Performance Units and Performance Shares will be made as soon as practicable after the close of the applicable Performance Period, but in no event later than two and one-half (2 1/2) months after the calendar year in which the Performance Period ends, in a manner determined by the Committee in its sole discretion. The Committee will pay earned Performance Units and Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.

10.6 Crediting of Dividend Equivalents.    Whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents may, in the Committee’s sole discretion and as set forth in the applicable Award Agreement, be credited on Performance Units and Performance Shares thereto as of the record date for such dividend or distribution.

10.7 Termination of Service.    Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Performance Units or Performance Shares after his or her Termination of Service with the Company or an Affiliate. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Performance Units or Performance Shares, and may reflect, among other things, distinctions based on the reasons for the Termination of Service.

10.8 Nontransferability.    Except as otherwise provided in a Participant’s Award Agreement, Performance Units and Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan will be exercisable during the Participant’s lifetime only by the Participant or Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

10.9 Other Awards.    In addition to the Awards described in the foregoing sections of the Plan, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

ARTICLE XI PERFORMANCE GOALS

11.1 Performance Goals.    Unless and until the Committee proposes and the Company’s stockholders approve a change in the general performance measures set forth in this Section 11.1 (the “Performance Goals”), the Performance Goal(s) to be used for purposes of Awards designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives, which must be objective and which may be applied on a pre- or post-tax basis:

(a) earnings before any or all of interest, tax, depreciation or amortization (actual or adjusted and either in the aggregate or on a per-Share basis);

(b) earnings (either in the aggregate or on a per-Share basis);

(c) net income or loss (either in the aggregate or on a per-Share basis);

(d) operating profit;

(e) cash flow (either in the aggregate or on a per-Share basis);

(f) free cash flow (either in the aggregate on a per-Share basis);

(g) costs;

(h) gross revenues;

(i) reduction in expense levels;

(j) operating and maintenance cost management and employee productivity;

(k) Share price or total stockholder return (including growth measures and total stockholder return, relative stockholder return or attainment by the Shares of a specified value for a specified period of time);

(l) net economic value;

(m) economic value added;

(n) aggregate product unit and pricing targets;

(o) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(p) achievement of educational, accreditation, compliance or culture (Institutional Self Assessments) goals;

(q) achievement of objectives relating to diversity, employee satisfaction or turnover, student retention rates, student graduation rates and/or student placement rates;

(r) results of customer satisfaction surveys; and/or

(s) debt ratings, debt leverage and debt service.

For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Goals, in accordance with Code Section 162(m), by the earlier of (i) ninety (90) days after the beginning of the Performance Period or (ii) before twenty-five percent (25%) of the Performance Period has passed. The levels of performance required with respect to Performance Goals may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Goals may differ for Awards to different Participants. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Goals may apply to the Participant, a department, unit, division or function within the Company or any one or more Affiliates, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

11.2 Performance Goal Definitions.    The Committee may specify any reasonable definitions of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to acquisitions or divestitures, foreign exchange impacts, or a change in accounting principles (in each case, to the extent not inconsistent with Code Section 162(m), if applicable).

11.3 Adjustments.    The Committee will have the discretion to adjust targets set for pre-established Performance Goals; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted in a manner that would increase payment under such Awards, except to the extent permitted under Code

Section 162(m), to reflect accounting changes or other events. If Code Section 162(m) or other applicable tax or securities laws change to allow the Committee discretion to change the types of Performance Goals without obtaining stockholder approval, the Committee will have sole discretion to make such changes without obtaining stockholder approval. In addition, if the Committee determines it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.

ARTICLE XII ANNUAL INCENTIVE AWARDS

12.1 Grants of Annual Incentive Awards.    Subject to and consistent with the provisions of the Plan, Annual Incentive Awards may be granted to any Eligible Employee in accordance with the provisions of this ARTICLE XII. The Committee shall designate the Eligible Employees who will be granted an Annual Incentive Award for a calendar year. In the case of an Annual Incentive Award intended to qualify for the Performance-Based Exception, such designation shall occur within the first ninety (90) days of such year (or within the first ninety (90) days after an individual becomes an Eligible Employee). The Committee may designate an Eligible Employee as eligible for a full calendar year or for a period of less than a full calendar year. The opportunity to be granted an Annual Incentive Award shall be evidenced by an Award Agreement or in such form as the Committee may approve, which shall specify the Eligible Employee’s Bonus Opportunity, the relevant performance goals, and such other terms not inconsistent with the Plan as the Committee shall determine.

12.2 Determination of Amount of Annual Incentive Awards.

(a) Aggregate Maximum. The Committee may establish guidelines as to the maximum amount of Annual Incentive Awards payable for any calendar year to all Participants in the aggregate.

(b) Establishment of Performance Goals and Bonus Opportunities. The Committee shall establish the performance goals for a calendar year (which may be the same or different for some or all Eligible Employees) and shall establish the threshold, target and maximum Bonus Opportunity for each Participant for the attainment of specified threshold, target and maximum performance outcomes. In the case of an Annual Incentive Award intended to qualify for the Performance-Based Exception, such designation shall occur within the first ninety (90) days of the applicable calendar year (or within the first ninety (90) days after an individual becomes an Eligible Employee). Performance goals and Bonus Opportunities may be weighted for different factors and measures as the Committee shall determine.

(c) Committee Certification and Determination of Amount of Annual Incentive Award. The Committee shall determine and certify in writing the degree of attainment of performance goals as soon as administratively practicable after the end of each calendar year, but not later than seventy-five (75) days after the end of such calendar year. The Committee shall determine a Participant’s maximum Annual Incentive Award based on the level of attainment of the performance goals (as certified by the Committee) and the Participant’s Bonus Opportunity. The Committee reserves the discretion to reduce (but not below zero) the amount of a Participant’s Annual Incentive Award below the maximum Annual Incentive Award or, solely with respect to Awards not intended to qualify for the Performance-Based Exception, to adjust the amount of a Participant’s Annual Incentive Award upwards. The determination of the Committee to reduce (or not pay) a Participant’s Annual Incentive Award for a calendar year shall not affect the maximum Annual Incentive Award payable to any other Participant. No Annual Incentive Award intended to qualify for the Performance-Based Exception shall be payable to a Participant unless at least the threshold Performance Goal is attained.

(d) Termination of Service. If a Participant experiences a Termination of Service during a calendar year, the Committee may, in its absolute discretion and under such rules as the Committee may from time to time prescribe, authorize the payment of an Annual Incentive Award with respect to such calendar year to such Participant in accordance with the foregoing provisions of this Section 12.2, and in the absence of such determination by the Committee, the Participant shall receive no Annual Incentive Award for such calendar year. Notwithstanding the foregoing, no such payment under this Section 12.2(d) shall be authorized with respect to an Annual Incentive Award intended to qualify for the Performance-Based Exception unless the applicable Performance Goal is attained.

12.3 Time of Payment of Annual Incentive Awards.    Annual Incentive Awards shall be paid as soon as administratively practicable after the Committee determines the amount of the Award payable under ARTICLE XII, but not later than two and one-half (2 1/2) months after the end of the applicable calendar year.

12.4 Form of Payment of Annual Incentive Awards.    A Participant’s Annual Incentive Award for a calendar year shall be paid in cash, Shares, Restricted Stock, Options or any other form of an Award or any combination thereof as provided in the Award Agreement or in such form as the Committee may approve.

ARTICLE XIII DIVIDEND EQUIVALENTS

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards (other than Options and SARs), on such terms and conditions as the Committee shall determine in accordance with Code Section 409A. Unless otherwise provided in the Award Agreement or in ARTICLE VIII and ARTICLE IX, Dividend Equivalents shall be paid immediately when accrued and, in no event, later than March 15 of the calendar year following the calendar year in which such Dividend Equivalents accrue. Unless otherwise provided in the Award Agreement or in ARTICLE VIII and ARTICLE IX, if the Participant incurs a Termination of Service prior to the date such Dividend Equivalents accrue, the Participant’s right to such Dividend Equivalents shall be immediately forfeited. Notwithstanding any provision of the Plan to the contrary, Dividend Equivalents credited to a Participant with respect to any unvested portion of an Award whose vesting is subject to the achievement of specified Performance Goals or other performance-based criteria shall be subject to the same vesting or forfeiture restrictions as the Shares or units underlying the Award to which such Dividend Equivalents relate. Any Dividend Equivalents will be maintained as an account only on the books and records of the Company, and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

ARTICLE XIV BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime. If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate or other entity described in the Participant’s Award Agreement.

ARTICLE XV RIGHTS OF EMPLOYEES

15.1 Employment.    Nothing in the Plan will interfere with or limit in any way the right of the Company or any affiliate of the Company (as defined in federal securities laws) to terminate any Participant’s employment or service at any time, or confer upon any Participant any right to continue in the employ or service of the Company or any Affiliate.

15.2 Participation.    No Eligible Employee will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

ARTICLE XVI CHANGE IN CONTROL

16.1 Change in Control.    Upon the occurrence of a Change in Control, the provisions of this ARTICLE XVI shall apply to Awards, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award and unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges.

16.2 Options and SARs.

(a) Any outstanding Options and SARs, unless assumed by the successor Company or exchanged by the Company for a Replacement Award, will become immediately exercisable (and will deemed to be exercisable immediately prior to the Change in Control), and will remain exercisable throughout the remainder of their term (the “Vested Options and SARs”); provided, however, that, with respect to Vested Options and SARs that are not exercised upon the Change in Control, such Vested Options and SARs will be subject to the provisions of Section 16.5 below, as applicable.

(b) Any Option or SAR may be exchanged by the Company upon the Change in Control for a Replacement Award that satisfies the conditions of this Section 16.2(b). The Replacement Award shall have equivalent value and vest and become exercisable in accordance with the vesting schedule and term for exercisability, in each case that applied to the corresponding Option or SAR for which it is being exchanged; provided, however, that if within the twenty-four (24) months immediately following such Change in Control, the Participant experiences a Termination of Service by the Company without Cause (as defined in the Participant’s employment agreement for Participants who are party to an employment agreement with the Company), such Award, to the extent then outstanding, shall become fully vested and exercisable upon such Termination of Service.

16.3 Restricted Stock and Restricted Stock Units.

(a) Any Restriction Periods or other restrictions imposed on Restricted Stock and Restricted Stock Units that are not assumed by the successor Company or exchanged by the Company for a Replacement Award will lapse upon a Change in Control, except that the degree of vesting associated with those Awards that is conditioned on the achievement of performance conditions will be determined as set forth in Section 16.4(a).

(b) Any Restricted Stock or Restricted Stock Unit may be exchanged by the Company upon the Change in Control for a Replacement Award that satisfies the conditions of this Section 16.3(b). The Replacement Award shall have equivalent value to the Award for which it is being exchanged and shall vest in accordance with the vesting schedule that applied to the corresponding Award for which it is being exchanged; provided, however, that if within the twenty-four (24) months immediately following such Change in Control, the Participant experiences a Termination of Service by the Company without Cause (as defined in the Participant’s employment agreement for Participants who are party to an employment agreement with the Company), such Award, to the extent then outstanding, shall become free of all contingencies, restrictions and limitations and become vested and transferable (or paid) upon such Termination of Service.

16.4 Performance Units and Performance Shares.

(a) Except as otherwise provided in the Award Agreement, the vesting of all Performance Units and Performance Shares that are not assumed by the successor Company or exchanged by the Company for a Replacement Award will be accelerated as of the effective date of the Change in Control, and Participants will be paid, within thirty (30) days after the effective date of the Change in Control, an amount in cash based on an assumed achievement of all relevant performance objectives at target levels.

(b) Any Performance Share or Performance Unit may be exchanged by the Company upon a Change in Control for a Replacement Award that satisfies the conditions of this Section 16.4(b). The Replacement Award shall not be subject to any performance condition referred to in ARTICLE XI above or otherwise, but instead shall be subject solely to the restrictions, if any, of the Award for which it is being exchanged that are based on the passage of time through the expiration date of the performance period utilized in the Award for which it is being exchanged. The number or value of such Replacement Award shall be determined based on the assumed achievement of all of the relevant performance objectives of the Award for which it is being exchanged at their target levels. Notwithstanding the foregoing in this Section 16.4(b), if within the twenty-four (24) months immediately following such Change in Control, the Participant experiences a Termination of Service by the

Company without Cause (as defined in the Participant’s employment agreement for Participants who are party to an employment agreement with the Company), such Replacement Award, to the extent then outstanding, shall become free of all contingencies, restrictions and limitations and become vested and transferable (or paid) upon such Termination of Service.

16.5 Change in Control Agreement.

(a) If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for settlement of the Vested Options and SARs for the Change in Control Price (less, to the extent applicable, the per share Exercise Price or grant price), or, if the per share Exercise Price or grant price equals or exceeds the Change in Control Price, such Vested Options and SARs shall terminate and be cancelled.

(b) To the extent that Restricted Stock and Restricted Stock Units settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction.

(c) For purposes of this Section 16.5(c), “Change in Control Price” shall mean the Fair Market Value of a Share upon a Change in Control. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Committee.

16.6 Termination, Amendment and Modifications of Change in Control Provisions.    Notwithstanding any other provision of this Plan or any provision in an Award Agreement, this ARTICLE XVI may not be terminated, amended or modified on or after the effective date of a Change in Control in a way that would adversely affect any Award in any material way theretofore granted to a Participant, unless the Participant gives his or her prior written consent to the termination, amendment or modification.

ARTICLE XVII AMENDMENT, MODIFICATION AND TERMINATION

17.1 Amendment, Modification and Termination.    Subject to Section 16.6, the Committee or Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. The Committee or Board will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in Section 4.1(a) (and subject to adjustment as provided in Sections 4.2 and 4.3).

Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Except as provided in Sections 4.3 and 17.2, the Committee will not, however, modify any outstanding Option or SAR so as to specify a lower Exercise Price or grant price (and will not cancel an Option or SAR and substitute for it an Option or SAR with a lower Exercise Price or grant price), without the approval of the Company’s stockholders. In addition, except as provided in Sections 4.3 and 17.2, the Committee may not cancel an outstanding Option or SAR whose Exercise Price or grant price is equal to or greater than the current Fair Market Value of a Share and substitute for it another Award or cash payment without the prior approval of the Company’s stockholders. Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan. In addition, the Committee shall not have the authority to take any action with respect to an Award to the extent that such action would cause an Award that is not intended to be deferred compensation subject to Code Section 409A to be subject thereto (or if such Award is already subject to Code Section 409A, so as not to give rise to liability under Code Section 409A).

17.2 Adjustment of Awards.    The Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan (a) in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, (b) in recognition of changes in applicable laws, regulations, or accounting principles, or (c) whenever the Committee determines that such adjustments are necessary, equitable and/or appropriate. In the case of an Award designed to qualify for the Performance-Based Exception, the Committee will take care not to make an adjustment that would disqualify the Award.

17.3 Awards Previously Granted.    No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.

17.4 Compliance with Code Section 162(m) and Code Section 409A.    Awards that are intended to comply with the Performance-Based Exception will comply with the requirements of Code Section 162(m), unless the Committee determines that such compliance is not desired with respect to an Award available for grant under the Plan. In addition, if changes are made to Code Section 162(m) to permit greater flexibility as to any Award available under the Plan, the Committee may, subject to this ARTICLE XVII, make any adjustments it deems appropriate. The Plan and Awards, and all amounts payable with respect to Awards, are intended to comply with, or be exempt from, Code Section 409A and the interpretative guidance thereunder and shall be construed, interpreted and administered accordingly. If an unintentional operational failure occurs with respect to Code Section 409A, any affected Participant or beneficiary shall fully cooperate with the Company to correct the failure to the extent possible in accordance with any correction procedure established by the U.S. Department of the Treasury. If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her Termination of Service, no amount that is subject to Code Section 409A and that becomes payable by reason of such Termination of Service shall be paid to the Participant before the earlier of (i) the expiration of the six (6) month period measured from the date of the Participant’s Termination of Service, and (ii) the date of the Participant’s death. A Termination of Service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination,” “termination of employment,” “Termination of Service” or like terms shall mean a “separation from service.” A separation from service shall be deemed to occur if it is anticipated that the level of services the Participant will perform after a certain date (whether as an Employee or as an independent contractor) will permanently decrease to no more than twenty percent (20%) of the average level of services provided by the Participant in the immediately preceding thirty-six (36) months.

ARTICLE XVIII WITHHOLDING

18.1 Taxes.    Subject to compliance with all applicable legal requirements, the Company shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or Shares issuable under such Participant’s Award, and the Company may defer payment or issuance of the cash or Shares upon exercise or settlement of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Company and, in the Company’s sole discretion, such withholding obligation shall be satisfied by (a) having the Company withhold from such Award that number of Shares whose aggregate Fair Market Value on the date such Shares are withheld satisfies the amount of withholding taxes due, provided that the number of such Shares may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences, (b) direct payment (including by payroll deduction) by the Participant to the Company in cash of the amount of any taxes required to be withheld with respect to such Award, or (c) a combination of (a) and (b).

18.2 Notification under Code Section 83(b).    If a Participant, in connection with the exercise of any Option, or the grant of Restricted Stock, makes the election permitted under Code Section 83(b) to include in such Participant’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such

Participant shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Participant from making the election described above.

ARTICLE XIX INDEMNIFICATION

Each Person who is or has been a member of the Committee or the Board will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

ARTICLE XX SUCCESSORS

All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation or otherwise.

ARTICLE XXI GENERAL PROVISIONS

21.1 Number.    Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

21.2 Severability.    If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

21.3 Requirements of Law.    The granting of Awards and the issuance of Shares or cash payouts under the Plan will be subject to all applicable laws, rules and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

21.4 Possible Reduction of Amounts due to Excise Tax.    If any payment or right accruing to a Participant under this Plan (without the application of this Section 21.4), either alone or together with other payments or rights accruing to the Participant from the Company (“Total Payments”), would constitute a “parachute payment” (as defined in Code Section 280G and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Code Section 4999 or being disallowed as a deduction under Code Section 280G. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 21.4 shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Code Section 4999 and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction only for Federal income taxes.

21.5 Securities Law Compliance.    As to any individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

21.6 Awards to Foreign Nationals and Employees Outside the United States.    To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (a) establish a sub-plan hereunder and/or rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (b) grant Awards to such Participants in accordance with those rules.

21.7 Unfunded Status of the Plan.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

21.8 Governing Law.    To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

21.9 Employment Agreement Supersedes Award Agreement.    In the event a Participant is a party to an employment agreement with the Company or an Affiliate that provides for vesting or extended exercisability of equity compensation with respect to any Awards on terms more favorable to the Participant than the Participant’s Award Agreement or the Plan, the employment agreement shall be controlling with respect to such Awards; provided that (a) if the Participant is a Person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company, any terms in the employment agreement requiring Compensation Committee of the Board, Board or stockholder approval in order for an exemption from Section 16(b) of the Exchange Act to be available shall have been approved by the Compensation Committee of the Board, the Board or the stockholders, as applicable, and (b) the employment agreement shall not be controlling to the extent the Participant and the Company agree it shall not be controlling, and (c) an employment agreement or modification to an employment agreement shall be deemed to modify the terms of any pre-existing Award only if the terms of the employment agreement expressly so provide.

21.10 Plan Document Controls.    The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

ARTICLE XXII INCENTIVE COMPENSATION RECOUPMENT POLICY

Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, the Plan and all Awards issued thereunder shall be subject to any compensation recovery and/or recoupment policy adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
CAREER EDUCATION CORPORATION
ATTN: GAIL RAGO 231 N MARTINGALE ROAD SCHAUMBURG, IL 60173	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees		For	Against	Abstain

1A	Dennis H. Chookaszian		☐	☐	☐			For	Against	Abstain
1B	Patrick W. Gross		☐	☐	☐	3.	Approval of the Career Education Corporation 2016 Incentive Compensation Plan.	☐	☐	☐

1C	Gregory L. Jackson		☐	☐	☐	4.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐
1D	Thomas B. Lally		☐	☐	☐

1E	Todd S. Nelson		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

1F	Leslie T. Thornton		☐	☐	☐

1G	Richard D. Wang		☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.			For	Against	Abstain

2.	Advisory Vote to Approve Executive Compensation Paid by the Company to its Named Executive Officers.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

CAREER EDUCATION CORPORATION
Annual Meeting of Stockholders
May 24, 2016 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jeffrey D. Ayers and Gail B. Rago and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof and in such proxyholder’s or proxyholders’ judgment upon any other matters that may properly come before the Annual Meeting, all the Common Stock of Career Education Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders thereof to be held on May 24, 2016 or at any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held on May 24, 2016, beginning at 9:00 a.m., Central Daylight Saving Time, at the campus support center at Career Education Corporation, 231 North Martingale Road, Schaumburg, Illinois 60173. To obtain directions to attend the 2016 Annual Meeting and vote in person, you may call our Investor Relations support team at Alpha IR Group at (312) 445-2870. The undersigned hereby revokes ALL previous proxies given to vote at the 2016 Annual Meeting or at any adjournment or postponement thereof. Unless otherwise marked, this proxy will be voted FOR the election of the nominees named in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. In addition, this proxy confers discretionary authority to the persons named as proxies herein to vote, in their sole discretion, on any other matters that may properly come before the Annual Meeting to the extent permitted by Rule 14a - 4(c) of the Securities Exchange Act of 1934, as amended. Proposals 1, 2, 3 and 4 are being proposed by Career Education Corporation.

Continued and to be signed on reverse side